           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2000
                                                      REGISTRATION NO. 333-38686

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                  CWABS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

                     DELAWARE                                           95-4596514
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                   ORGANIZATION)

                               4500 PARK GRANADA
                          CALABASAS, CALIFORNIA 91302
                                 (818) 225-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------
                             SANDOR E. SAMUELS, ESQ.
                          COUNTRYWIDE HOME LOANS, INC.
                               4500 PARK GRANADA
                          CALABASAS, CALIFORNIA 91302
                                 (818) 225-3505
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              -------------------
                                 WITH A COPY TO:
                              EDWARD J. FINE, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of the registration statement, as determined by market conditions.
                              -------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
    If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                                    PROPOSED
                                                                PROPOSED            MAXIMUM
                                                   AMOUNT       MAXIMUM            AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF                  TO BE        OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED           REGISTERED(1)    PER UNIT(2)         PRICE(2)         FEE(3)
--------------------------------------------------------------------------------------------------------------
Asset-Backed Securities(3)...................  $9,408,180,373        100%        $9,408,180,373   $2,506,677.75
=============================================================================================================

(1) This Registration Statement relates to the offering from time to time of $9,408,180,373 aggregate principal amount of Asset-Backed Securities and to any resales of them in market making transactions by Countrywide Securities Corporation, an affiliate of the Registrant, to the extent required.
(2) Estimated for the purpose of calculating the registration fee.
(3) $1,408,180,373 in securities are being carried forward and $394,677.75 of the filing fee is associated with the securities being carried forward and was previously paid with the Registrant's registration statement
    No. 333-84365. The remaining $2,112,000 was previously paid in connection with the filing of this registration statement on June 6, 2000.
                              -------------------
    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to Registration Statement No. 333-84365 as previously filed by the Registrant. That Registration Statement was declared effective on August 12, 1999.
                              -------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [             ], 200[ ])

                              $[                ]
                                 (APPROXIMATE)

                 COUNTRYWIDE HOME EQUITY LOAN TRUST 200[ ]-[  ]
                                     ISSUER

    REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 200[ ]-[  ]
                            CLASS [  ] CERTIFICATES

                                  CWABS, INC.
                                   DEPOSITOR

                     [LOGO OF COUNTRYWIDE HOME LOANS, INC.]

                          SPONSOR AND MASTER SERVICER

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-12 IN
  THIS PROSPECTUS
  SUPPLEMENT AND
  ON PAGE 4 IN THE
  PROSPECTUS.
  The certificates represent
  obligations of the trust
  only and do not represent an
  interest in or obligation of
  CWABS, Inc., [Countrywide
  Home Loans, Inc.] or any of
  their affiliates.
  This prospectus supplement
  may be used to offer
  and sell the
  certificates only
  if accompanied by
  the prospectus.

                      THE CERTIFICATES

                          The Class [  ] certificates have an original principal
                      balance of $[            ] subject to a permitted variance
                      of plus or minus [10]%.

                                                                   PER $1,000 OF
                                                                   CERTIFICATES            TOTAL
                                                                   ------------            -----
                                  Price to Public..............  $[            ]     $[             ]
                                  Underwriting Discount........  $[            ]     $[             ]
                                  Proceeds, before expenses, to
                                    the Depositor..............  $[            ]     $[             ]

                      THE TRUST FUND
                          The trust fund will own a pool consisting of [two]
                      loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund will also initially include funds from the sale of the certificates in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [ ] Certificates will represent an interest in loan group [ ] only.

                      THE POLICY
                          [Certificate Insurer] will issue an irrevocable and
                      unconditional certificate guaranty insurance policy which will guarantee certain payments to certificateholders.

                           [CERTIFICATE INSURER LOGO]

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    [Underwriter] will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be
issued in book-entry form on or about [            ], 200[ ] and will be offered
in the United States and Europe.

                                 [UNDERWRITER]

[            ], 200[ ]

                               TABLE OF CONTENTS


     PROSPECTUS SUPPLEMENT
                                 PAGE
                                 -----
Summary........................    S-3
Risk Factors...................   S-12
The Master Servicer............   S-20
The Home Equity Loan Program...   S-20
Description of the Mortgage
  Loans........................   S-23
Maturity and Prepayment
  Considerations...............   S-33
Pool Factor and Trading
  Information..................   S-35
Description of the
  Certificates.................   S-35
Description of the Purchase
  Agreement....................   S-60
Use of Proceeds................   S-61
Material Federal Income Tax
  Consequences.................   S-61
State Taxes....................   S-64
ERISA Considerations...........   S-65
Legal Investment
  Considerations...............   S-66
Underwriting...................   S-67
Legal Matters..................   S-67
Experts........................   S-67
Ratings........................   S-67
Index of Defined Terms.........   S-69
Annex I........................  A-I-1
          PROSPECTUS
                                 PAGE
                                 -----
Important Notice About
  Information in This
  Prospectus and Each
  Accompanying Prospectus
  Supplement...................      3
Risk Factors...................      4
The Trust Fund.................     17
Use of Proceeds................     24
The Depositor..................     25
Loan Program...................     25
Description of the
  Securities...................     29
Credit Enhancement.............     46
Yield and Prepayment
  Considerations...............     53
The Agreements.................     55
Certain Legal Aspects of the
  Loans........................     72
Material Federal Income Tax
  Consequences.................     90
State Tax Considerations.......    116
ERISA Considerations...........    116
Legal Investment...............    122
Method of Distribution.........    123
Legal Matters..................    124
Financial Information..........    124
Rating.........................    124
Index to Defined Terms.........    126

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

TRUST FUND

Countrywide Home Equity Loan Trust 200[ ]-[ ]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the certificates will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

[We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The ownership interest of each loan
group will be allocated between the Class [    ] Certificates and the
Class [    ] Certificates, as applicable, and a single transferor interest. The
Class [    ] Certificates will initially represent approximately a 100% interest
in loan group [ ] and the Class [    ] Certificates will initially represent
approximately a 100% interest in loan group [ ].] The percentage interests in each loan group represented by the certificates will vary over time. The percentage interests in the trust fund not represented by the certificates will be represented by the transferor interest, which will also vary over time.

THE OFFERED CERTIFICATES

Countrywide Home Equity Loan Trust 200[ ]-[ ] will issue [   ] classes of
Revolving Home Equity Loan Asset Backed Certificates and a Transferor's
Interest. Only the Class [    ] Certificates are offered by this prospectus
supplement.

OTHER CERTIFICATES

Countrywide Home Equity Loan Trust 200[ ]-[ ] is also issuing the Class [    ]
Certificates and the Transferor's Interest. As described in this prospectus
supplement, except for limited cross-collateralization, the Class [    ]
Certificates are not supported by the mortgage loans in loan group [ ], the group that supports the offered certificates. As described in this prospectus supplement, a portion of the Transferor's Interest is subordinated in right of
payment to the Class [    ] and Class [    ]

Certificates. Information regarding the Class [    ] Certificates and the
Transferor's Interest is included in this prospectus supplement chiefly to
provide you with a better understanding of the Class [    ] Certificates.

DEPOSITOR

CWABS, Inc., a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3300.

See 'The Depositor' in the prospectus.

SPONSOR AND MASTER SERVICER

[Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Credit Industries, Inc.]

See 'The Master Servicer' in this prospectus supplement.

TRUSTEE

[Name of Trustee].

CERTIFICATE INSURER

[Certificate Insurer], will insure the Class [    ] Certificates as described in
this prospectus supplement.

See 'Description of the Certificates -- The Certificate Insurer' in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The certificates will be issued pursuant to the pooling and servicing agreement among the sponsor and master servicer, the depositor, Fannie Mae and the trustee under which the trust fund will be formed.

CUT-OFF DATE

[             ], 200[ ].

CLOSING DATE

On or about [             ], 200[ ].

DISTRIBUTION DATES

The trustee will make distributions on the [  ]th day of each calendar month
beginning in [     ] 200[ ]. If the [  ]th day of a month is not a business day, then distributions will be made on the next business day after the [ ]th day of the month.

RECORD DATE

The [last] day preceding a distribution date or, if the certificates are no longer book-entry certificates, the last day of the month preceding a distribution date.

DENOMINATIONS

The Class [    ] Certificates will be issued in minimum denominations of
$[25,000] and multiples of $[1,000] in excess thereof.

REGISTRATION OF CERTIFICATES

The Class [    ] Certificates will initially be issued in book-entry form.
Persons acquiring beneficial ownership interests in the Class [    ]
Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See 'Description of Certificates -- Book-Entry Certificates' in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance,

plus

  any additional balances in respect of that mortgage loan,

minus

  all collections credited against the principal balance of that mortgage loan prior to that day.

Once a mortgage loan is finally liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month

and

  a margin.

The loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. As to each mortgage loan, the due date is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn upon, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year
repayment periods. These [   ]-year draw periods are generally extendible for an
additional [ ] years with the approval of the master servicer.

Statistics

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans which will be included in the pool on the closing date. Instead, such statistical information relates to statistical calculation loan groups which include the number and principal balances of only mortgage loans originated by the sponsor through the statistic calculation date and included in the applicable loan group. The aggregate principal balance of each statistic calculation loan group as of the statistic calculation date is the statistic calculation loan group balance. The
statistic calculation date is [           ], 200[ ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistic calculation loan group on the statistic calculation date.

See 'Description of the Mortgage Loans' in this prospectus supplement for additional information concerning the statistic calculation pool and the mortgage loans in general.

SUMMARY OF LOANS IN STATISTIC CALCULATION LOAN GROUP [ ] (AS OF STATISTIC CALCULATION DATE)

Loan Group [ ] Statistic Calculation Date
Balance......................................  $
Weighted Average Combined Loan-to-Value
Ratio........................................                           %
Weighted Average Margin......................                           %
Range of Principal Balances..................  $                0.00 to $
Average Principal Balance....................  $
Range of Credit Limits.......................  $                     to $
Average Credit Limit.........................  $
Origination Period...........................                     through
Range of Loan Rates..........................                 % to      %
Weighted Average Loan Rate...................                           %
Weighted Average Maximum Loan Rate...........                           %
Weighted Average Minimum Loan Rate...........                           %
Maximum Credit Utilization Rate..............                           %
Average Credit Utilization Rate..............                           %
Weighted Average Credit Utilization Rate.....                           %
Percentage of Pool Secured by 1st liens......                           %
Percentage of Pool Secured by 2nd liens......                           %
Weighted Average Second Mortgage Ratio.......                           %
Percentage with Mortgaged Properties in:
     [California]............................                           %
     [Michigan]..............................                           %
     [Colorado]..............................                           %
     [Illinois]..............................                           %
     [Florida]...............................                           %
Range of Remaining Term to Scheduled
Maturity.....................................        months to   months
Weighted Average Remaining Term to Scheduled
Maturity.....................................                      months
Percentage Single Family Residences..........                           %
Percent Owner Occupied.......................                           %

THE CLASS [    ] CERTIFICATES

Certificate Rate

The certificate rate on the Class [    ] Certificates may change from
distribution date to distribution date. On any distribution date the certificate
rate for the Class [    ] Certificates will equal the least of:

  LIBOR plus [    ]% per annum,

  the weighted average of the loan rates on the mortgage loans in loan group [ ] minus certain fees, expenses and minimum spread requirements, and

  [     ]% per annum.

However, on any payment date for which the certificate rate for the
Class [    ] Certificates has been determined pursuant to the weighted average of the net loan rates on the mortage loans in loan group [ ], the excess, if any, of the lesser of

A. [     ]% per annum and

B. LIBOR + [    ]% per annum

over the certificate rate will be paid (with interest at the rate of LIBOR +
[    ]% per annum, but not at a rate in excess of [     ]% per annum) to the
Class [    ] Certificates on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

See 'Description of the Certificates -- Interest' in this prospectus supplement.

Interest Period

For each distribution date and class of certificates, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

CERTIFICATE PRINCIPAL BALANCE

The original principal balance of either class of certificates may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal distributed on a class of certificates on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

  the distribution date in [             ]

  and

  the existence of a rapid amortization event.

The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

See 'Description of Certificates -- Principal' in this prospectus supplement.

[ADDITIONAL LOAN ACCOUNT

On the closing date approximately $[           ] will be deposited into an
additional loan account held as a part of the trust fund. These funds represent
the excess of the original principal balance of the Class [    ] Certificates
over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund. These funds are expected to be used
through [          ] to acquire additional home equity loans that are not
included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The sponsor and master servicer will not exercise any discretion in the selection of the additional home equity loans to be acquired by the trust fund. The selection will be made by a mechanical procedure on a first-in, first-out basis. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the additional loan
account on [                ] will be used to prepay the Class [    ]
Certificates on the first Distribution Date.]

TERMINATION

The trust fund will terminate on the distribution date following the later of

A. payment in full of all amounts owing to the certificate insurer [and any third party credit enhancer] and

B. the earliest of

     the distribution date on which the principal balance of both classes of certificates have been reduced to zero,

     the final payment or other liquidation of the last mortgage loan in the trust fund,

     the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

     the distribution date in [           ].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which the combined principal balance of both classes of certificates is reduced to any amount less than or equal to 10% of the original combined principal balance of the certificates and all amounts due and owing to the certificate insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on such amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See 'Description of the Certificates -- Termination; Retirement of the Certificates' in this prospectus supplement and 'The Agreements -- Termination; Optional Termination' in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect certificateholders against losses on the mortgage loans.

Excess Interest

The trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses which would otherwise be allocated to the certificates related to that loan group, and to the extent described in this prospectus supplement, to the certificates related to the other loan group.

Limited Subordination of Transferor
Interest

The portion of each loan group in the trust fund that is not represented by the certificates is the transferor interest. [Initially, the transferor interest will be $0. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the certificate insurer, interest accrued on the certificates and certain loss amounts due on the certificates are applied as principal distributions on the certificates, thereby creating overcollateralization of the certificates. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related Class of Class [ ] Certificates will cease, unless it is necessary to maintain the required level of overcollateralization.] The transferor interest also is the mechanism which absorbs changes in the amount of the mortgage loans in the related loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the certificates. Countrywide Home Loans, Inc. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See 'Description of the Certificates -- Limited Subordination of Transferor Interest' in this prospectus supplement.

Policy

The policy will irrevocably and unconditionally guarantee on each distribution date to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the certificates for such distribution date, and accrued and unpaid interest due on the certificates.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding
certificate principal balance on the distribution date in [           ] (after
giving effect to all other amounts distributable and allocable to principal on that distribution date).

In the absence of payments under the policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

See 'Description of the Certificates -- The Policy' in this prospectus supplement.

[Limited Crosscollateralization

The pooling and servicing agreement will allow for some limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal with respect to the certificates related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the trustee on behalf of the certificateholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Certificates or to cover losses on the mortgage loans in either loan group.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under 'Material Federal Income Tax Consequences' in this prospectus supplement, Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a certificate will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

The certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class [    ] Certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the
Class [    ] Certificates.

See 'Legal Investment' in the prospectus.

CERTIFICATE RATING

The certificates will not be offered unless they are each rated [     ] by
[Rating Agency] and [    ] by [Rating Agency] A rating is not a recommendation
to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See 'Ratings' in this prospectus supplement and 'Risk Factors -- Rating of Securities' in the prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' 'ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

  The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under 'Risk Factors' in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR
  CERTIFICATES............................  The underwriter intends to make a secondary market in the certificates purchased by it,
                                            but has no obligation to do so. We cannot
                                            assure you that a secondary market will
                                            develop or, if it develops, that it will
                                            continue. Consequently, you may not be able to
                                            sell your certificates readily or at prices
                                            that will enable you to realize your desired
                                            yield. The market values of the certificates
                                            are likely to fluctuate; these fluctuations
                                            may be significant and could result in
                                            significant losses to you.

                                            The secondary markets for asset backed
                                            securities have experienced periods of
                                            illiquidity and can be expected to do so in
                                            the future. Illiquidity can have a severely
                                            adverse effect on the prices of securities
                                            that are especially sensitive to prepayment,
                                            credit, or interest rate risk, or that have
                                            been structured to meet the investment
                                            requirements of limited categories of
                                            investors.

CASH FLOW DISRUPTIONS COULD CAUSE PAYMENT
  DELAYS AND LOSSES.......................  Substantial delays could result while liquidating delinquent mortgage loans.
                                            Resulting shortfalls in distributions to
                                            certificateholders could occur if the
                                            certificate insurer were unable to perform its
                                            obligations under the policy. Further,
                                            liquidation expenses (such as legal fees, real
                                            estate taxes, and maintenance and preservation
                                            expenses) will reduce the security for the
                                            related mortgage loans and in turn reduce the
                                            proceeds payable to certificateholders. In the
                                            event any of the mortgaged properties fail to
                                            provide adequate security for the related
                                            mortgage loans, you could experience a loss if
                                            the certificate insurer were unable to perform
                                            its obligations under the policy.

YIELD AND REINVESTMENT MAY BE ADVERSELY
  AFFECTED BY UNPREDICTABILITY OF
  PREPAYMENTS.............................  During the period that a borrower may borrow money under the borrower's line of credit, the
                                            borrower may make monthly payments only for
                                            the accrued interest

                                            or may also repay some or all of the amount
                                            previously borrowed. In addition, borrowers
                                            may borrow additional amounts up to the
                                            maximum amounts of their lines of credit. As a
                                            result, the amount each loan group receives in
                                            any month (and in turn the amount distributed
                                            to the holders of the related class of
                                            certificates) may change significantly. Even
                                            during the repayment period, borrowers
                                            generally may prepay their mortgage loans at
                                            any time without penalty. However, prepayments
                                            on loans secured by property in California and
                                            certain other jurisdictions may be subject to
                                            account termination fees during the first five
                                            years after origination of the loan.
                                            Generally, revolving home equity loans are not
                                            viewed by borrowers as permanent financing.
                                            The mortgage loans may be repaid at faster
                                            rates than traditional mortgage loans. The
                                            trust fund's prepayment experience may be
                                            affected by a wide variety of factors,
                                            including:

                                              general economic conditions,

                                              interest rates,

                                              the availability of alternative financing and

                                              homeowner mobility.

                                            In addition, substantially all of the mortgage
                                            loans contain due-on-sale provisions and the
                                            master servicer intends to enforce those
                                            provisions unless doing so is not permitted by
                                            applicable law or the master servicer, in a
                                            manner consistent with reasonable commercial
                                            practice, permits the purchaser of the
                                            mortgaged property in question to assume the
                                            mortgage loan. See 'Description of the
                                            Certificates' in this prospectus supplement
                                            and 'Certain Legal Aspects of the
                                            Loans -- Due-on-Sale Clauses' in the
                                            prospectus for a description of certain
                                            provisions of the credit line agreements that
                                            may affect the prepayment experience on the
                                            mortgage loans.

                                            The yield to maturity and weighted average
                                            life of your certificates will be affected
                                            primarily by

                                              the rate and timing of repayments and
                                              prepayments on the mortgage loans in your loan
                                              group as compared with the creation and
                                              amount, if any, of additional balances and,

                                              the realization of liquidation loss amounts.

                                            You bear the reinvestment risks resulting from
                                            a faster or slower rate of principal payments
                                            than you

                                            expected. [You also bear the reinvestment risk
                                            if by [              ] all of the funds in the
                                            additional loan account have not been used to
                                            acquire additional home equity loans, which
                                            would result in a prepayment of the
                                            Class [   ] Certificates in an amount equal to
                                            the amount remaining in the additional loan
                                            account on that date.] See 'Maturity and
                                            Prepayment Considerations' in this prospectus
                                            supplement and 'Yield and Prepayment
                                            Considerations' in the prospectus.

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE VALUE OF
  THE CERTIFICATES........................  The rating of the certificates will depend primarily on an assessment by the rating
                                            agencies of the mortgage loans and upon the
                                            financial strength of the certificate insurer.
                                            Any reduction in a rating assigned to the
                                            financial strength of the certificate insurer
                                            may result in a reduction in the rating of the
                                            certificates. A reduction in the rating
                                            assigned to the certificates probably would
                                            reduce the market value of the certificates
                                            and may affect your ability to sell them.

                                            The rating by each of the rating agencies of
                                            the certificates is not a recommendation to
                                            purchase, hold or sell the certificates since
                                            that rating does not address the market price
                                            or suitability for a particular investor. The
                                            rating agencies may reduce or withdraw the
                                            ratings on the certificates at any time they
                                            deem appropriate. In general, the ratings
                                            address credit risk and do not address the
                                            likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD RESULT IN
  PAYMENT DELAY OR LOSS...................  The mortgage loans are secured by mortgages which generally are second mortgages. The
                                            master servicer has the power under certain
                                            circumstances to consent to a new mortgage
                                            lien on the mortgaged property having priority
                                            over the mortgage loan in the trust fund.
                                            Mortgage loans secured by second mortgages are
                                            entitled to proceeds that remain from the sale
                                            of the related mortgaged property after any
                                            related senior mortgage loan and prior
                                            statutory liens have been satisfied. In the
                                            event that the remaining proceeds are
                                            insufficient to satisfy the mortgage loans
                                            secured by second mortgages and prior liens in
                                            the aggregate and, the certificate insurer is
                                            unable to perform its obligations under the
                                            policy, you will bear

                                              the risk of delay in distributions while any
                                              deficiency judgment against the borrower is
                                              sought and

                                              the risk of loss if the deficiency judgment
                                              cannot be obtained or is not realized upon.

                                            See 'Certain Legal Aspects of the Loans' in
                                            the prospectus.

TRUST FUND MAY BE UNSECURED
  CREDITOR UNDER CERTAIN MORTGAGE LOANS
  SINCE MORTGAGE LOAN ASSIGNMENTS NOT
  RECORDED................................  Although the mortgage notes relating to the mortgage loans will be delivered to the
                                            trustee within [30] days of the closing date
                                            [(or within 30 days after receipt by the trust
                                            fund, with respect to the additional home
                                            equity loans)], assignments of mortgage loans
                                            to the trustee will not be recorded [unless
                                            the long-term senior unsecured debt
                                            obligations of Countrywide Home Loans fall
                                            below a rating of 'BBB' by Standard & Poor's,
                                            a division of The McGraw-Hill Companies, Inc.
                                            or 'Baa2' by Moody's Investors Service, Inc.]
                                            In addition, assignments of mortgage loans
                                            will not be required to be recorded if the
                                            master servicer delivers to the trustee an
                                            opinion of counsel reasonably acceptable to
                                            each rating agency and the certificate insurer
                                            to the effect that recording is not required

                                              to protect the trustee's right, title and
                                              interest in and to the related mortgage loan
                                              or

                                              in case a court should recharacterize the sale
                                              of the mortgage loans as a financing, to
                                              perfect a first priority security interest in
                                              favor of the trustee in the related mortgage
                                              loan.

                                            In certain states in which the mortgage
                                            properties are located, failure to record the
                                            assignments of the related mortgages to the
                                            trustee will have the result of making the
                                            sale of the mortgage loans potentially
                                            ineffective against

                                              any creditors of [Countrywide Home Loans] who
                                              may have been fraudulently or inadvertently
                                              induced to rely on the mortgage loans as
                                              assets of [Countrywide Home Loans], or

                                              any purchaser of a mortgage loan who had no
                                              notice of the prior conveyance to the trust
                                              fund if such purchaser perfects his interest
                                              in the mortgage loan by taking possession of
                                              the related documents or other evidence of
                                              indebtedness or otherwise.

                                            In such events, the trust fund would be an
                                            unsecured creditor of [Countrywide Home
                                            Loans].

DISTRIBUTIONS TO AND RIGHTS OF
  INVESTORS COULD BE ADVERSELY AFFECTED BY
  THE BANKRUPTCY OR INSOLVENCY OF CERTAIN
  PARTIES.................................  [Countrywide Home Loans] will treat its sale of the mortgage loans to the depositor as a
                                            sale of the mortgage loans. However, if
                                            [Countrywide Home Loans] becomes bankrupt, the
                                            trustee in bankruptcy of [Countrywide Home
                                            Loans] may argue that the mortgage loans were
                                            not sold but were only pledged to secure a
                                            loan to [Countrywide Home Loans]. If that
                                            argument is made you could experience delays
                                            or reductions in payments on the certificates.
                                            The depositor will warrant in the pooling and
                                            servicing agreement that the transfer of the
                                            mortgage loans by it to the trust fund is
                                            either a valid transfer and assignment of the
                                            mortgage loans to the trust fund or the grant
                                            to the trust fund of a security interest in
                                            the mortgage loans.

                                            If certain events relating to the bankruptcy
                                            or insolvency of the transferor were to occur,
                                            no further additional home equity loans would
                                            be acquired with any funds remaining in the
                                            additional loan account, additional balances
                                            would not be sold to the trust fund, and the
                                            rapid amortization period would commence.

                                            If the master servicer becomes bankrupt, the
                                            bankruptcy trustee or receiver may have the
                                            power to prevent the appointment of a
                                            successor master servicer.

DEVELOPMENTS IN [CALIFORNIA] COULD HAVE
  DISPROPORTIONATE EFFECT ON THE POOL OF
  MORTGAGE LOANS DUE TO GEOGRAPHIC
  CONCENTRATION OF MORTGAGED PROPERTIES...  Approximately [     ]% of the mortgage loans
                                            in statistic calculation loan group [  ] and
                                            approximately [     ]% of the mortgage loans
                                            in statistic calculation loan group [  ] are
                                            secured by

                                            mortgaged properties which are located in the
                                            State of [California]. After the statistic
                                            calculation date, the geographic concentration
                                            could change as a result of the addition or
                                            removal of mortgage loans, prepayments and/or
                                            the creation of additional balances. Property
                                            in [California] may be more susceptible than
                                            homes located in other parts of the country to
                                            certain types of uninsurable hazards, such as
                                            earthquakes, floods, mudslides and other
                                            natural disasters. In addition:

                                              economic conditions in [California] (which may
                                              or may not affect real property values) may
                                              affect the ability of borrowers to repay
                                              their loans on time;

                                              declines in the [California] residential real
                                              estate market may reduce the values of
                                              properties located in [California], which
                                              would result in an increase in the
                                              loan-to-value ratios; and

                                              any increase in the market value of properties
                                              located in [California] would reduce the
                                              loan-to-value ratios and could, therefore,
                                              make alternative sources of financing
                                              available to the borrowers at lower interest
                                              rates, which could result in an increased
                                              rate of prepayment of the mortgage loans.

MASTER SERVICER HAS ABILITY TO CHANGE THE
  TERMS OF THE MORTGAGE LOANS.............  The master servicer may agree to changes in the terms of a credit line agreement, provided
                                            that such changes

                                              do not materially and adversely affect the
                                              interest of the related certificateholders[,
                                              any third party credit enhancer or] the
                                              certificate insurer, and

                                              are consistent with prudent business practice.

                                            In addition, the master servicer, within
                                            certain limitations, may increase the credit
                                            limit of the related mortgage loan or reduce
                                            the loan rate for that mortgage loan. Any such
                                            increase in the credit limit of a mortgage
                                            loan would increase the combined loan-to-value
                                            ratio of that mortgage loan and, accordingly,
                                            would increase the risk of the related class
                                            of certificates' investment in such mortgage
                                            loan. In addition, any reduction in the loan
                                            rate of a mortgage loan would reduce the
                                            related loan group's excess cash flow
                                            available to absorb losses.

YOUR RETURN COULD BE ADVERSELY AFFECTED BY
  DELINQUENT MORTGAGE LOANS...............  The trust fund may include mortgage loans which are 59 or fewer days delinquent as of
                                            [                ] (the cut-off date for the
                                            pool of mortgage loans). We expect that the
                                            principal balance of mortgage loans which are
                                            between 30 days and 59 days delinquent as of
                                            the cut-off date will not exceed approximately
                                            $[         ]. Mortgage loans that are already
                                            delinquent may increase the risk that the
                                            trust fund will experience a loss if

                                              there are not sufficient funds from the
                                              investor interest collections to cover the
                                              investor loss amounts for any distribution
                                              date,

                                              amounts intended to provide protection for the
                                              certificates that are otherwise payable to
                                              the owner of the transferor interest have
                                              been exhausted and

                                              the certificate insurer fails to perform its
                                              obligations under the policy.

EFFECT OF LOAN RATES ON THE
  CERTIFICATES............................  The certificates accrue interest at a rate based on the one-month LIBOR index plus a
                                            specified margin, but are subject to a cap
                                            [based, in part, on the interest rates on the
                                            mortgage loans].

                                            The mortgage loans have interest rates that
                                            are based on the prime rate, and have periodic
                                            and maximum limitations on adjustments to the
                                            loan rate. As a result, the certificates may
                                            accrue less interest than they would accrue if
                                            the certificate rate were based solely on the
                                            LIBOR index plus the specified margin.

                                            A variety of factors could limit the
                                            certificate rate. Some of these factors are
                                            described below:

                                              Each certificate rate adjusts [monthly] while
                                              the loan rates on the mortgage loans may
                                              adjust less frequently. Consequently, the
                                              loan rates may limit increases in one or both
                                              certificate rates for extended periods in a
                                              rising interest rate environment.

                                              The prime rate may respond to different
                                              economic and market factors than LIBOR and
                                              thus may increase or decrease at different
                                              times. As a result, it is possible that the
                                              loan rates may decline while LIBOR is stable
                                              or rising. It is also possible that both the
                                              loan rates and LIBOR may either decline or
                                              increase during the same period, but that the

                                              loan rates may decline more rapidly or
                                              increase more slowly than LIBOR.

                                            These factors may adversely affect the yield
                                            to maturity on the certificates.
                                            For a discussion of additional risks
                                            pertaining to the certificates, see 'Risk
                                            Factors' in the prospectus.

[CERTAIN RIGHTS MAY BE AFFECTED BY THE
  ISSUANCE OF [TWO] CLASSES OF
  CERTIFICATES FROM A SINGLE TRUST FUND...  The ability to declare an event of master servicing termination or to amend the pooling
                                            and servicing agreement rests with the
                                            certificate insurer and the holders of
                                            specified percentages of the certificates in
                                            both groups. In addition, under certain
                                            circumstances the third party credit enhancer
                                            will have such rights as they relate to the
                                            Class [   ] Certificates. As a result you may
                                            have less ability to control certain actions
                                            than you would have had if only a single class
                                            of certificates had been issued from the trust
                                            fund.]

                              THE MASTER SERVICER

GENERAL

    [Countrywide Home Loans, Inc. ('Countrywide') will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the terms set forth in the pooling and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are one- to four-family properties, condominiums and planned unit developments (the 'Mortgaged Properties').

    Countrywide may perform any of its obligations under the pooling and
servicing agreement dated as of [          ], 200[ ] among CWABS, Inc., as
depositor, Countrywide, as sponsor and master servicer [Name of third party enhancer, if any] and [Name of trustee], as trustee, through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

    [Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

    At [           ], 200[ ] Countrywide provided servicing for approximately
$[    ] billion aggregate principal amount of mortgage loans, substantially all
of which are being serviced for unaffiliated persons. At [                ],
Countrywide provided servicing for approximately $[ ] billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

    The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

    [The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

    Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, and employment history and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

    The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the 'Alternative Documentation Program'), its Reduced

Documentation Loan Program (the 'Reduced Documentation Loan Program') and its Streamlined Documentation Loan Program (the 'Streamlined Documentation Program'). Generally the Alternative Documentation Program permits a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of obtaining a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate/term) with the sponsor, provided they have not been 30 days delinquent in payment during the previous twelve month period. Under the Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the Combined Loan-to-Value Ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to $30,000. In addition, credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required prior to loan closing.

    Full appraisals are generally performed on all home equity loans which at origination had a credit limit greater than $100,000. Such appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans which had at origination a credit limit equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. For certain home equity loans with credit limits equal to or less than $100,000, Countrywide may have the related mortgaged property appraised electronically. Electronic appraisals utilize commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

    After obtaining all applicable employment, credit and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios up to 100%.

    It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.]

SERVICING OF THE MORTGAGE LOANS

    [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     the collection and aggregation of payments relating to the mortgage loans;

     the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and

     the preparation of tax related information in connection with the mortgage loans.

    Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with such statements. All payments are due by the fifteenth day of the month.

    With respect to mortgage loans, the general policy of the master servicer is to initiate foreclosure in the underlying property after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

     if a notice of default on a senior lien is received by the master servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

    Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

    After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

    Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

    [The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans:

    For the purposes of the following table,

     The period of delinquency is based on the number of days payments are contractually past due.

     Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     'Foreclosure Rate' is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     'Bankruptcy Rate' is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                AS OF [                ]         AS OF [                ]         AS OF [                ]
                             ------------------------------   ------------------------------   ------------------------------
                                 PRINCIPAL                        PRINCIPAL                        PRINCIPAL
                                  BALANCE        PERCENTAGE        BALANCE        PERCENTAGE        BALANCE        PERCENTAGE
                                  -------        ----------        -------        ----------        -------        ----------
Portfolio..................  $ [             ]        --      $ [             ]        --      $ [             ]        --
Delinquency percentage
   30-59 Days..............  $ [             ]       [ ]%     $ [             ]       [ ]%     $ [             ]       [ ]%
   60-89 Days..............    [             ]       [ ]        [             ]       [ ]        [             ]       [ ]
   90+ Days................    [             ]       [ ]        [             ]       [ ]        [             ]       [ ]
                             -----------------      ----      -----------------      ----      -----------------     -----
      Total................  $ [             ]       [ ]%     $ [             ]       [ ]%     $ [             ]       [ ]%
                             -----------------      ----      -----------------      ----      -----------------     -----
                             -----------------      ----      -----------------      ----      -----------------     -----
Foreclosure Rate...........  $ [             ]       [ ]%     $ [             ]       [ ]%     $ [             ]       [ ]%
Bankruptcy Rate............  $ [             ]       [ ]%     $ [             ]       [ ]%     $ [             ]       [ ]%

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

    [Certain statistical information concerning the pool of mortgage loans (such pool is referred to as the 'Statistic Calculation Pool' and each such mortgage loan is referred to as a 'Statistic Calculation Pool Mortgage Loan') is set forth below. The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [ ] and loan group
[ ]. The Class [ ] Certificates will represent an interest in loan group [ ] only. Loan group [ ] information is included chiefly to provide a better understanding about the trust fund. A detailed description of the mortgage loans actually delivered (the 'Detailed Description') will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Certificates. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date (the 'cut-off date pool balance') and will also include, among other things, the following information regarding such mortgage loans:

     the outstanding principal balances of such mortgage loans as of
     [          ], 200[ ] (referred to as the 'cut-off date') [or the related transfer date],

     the lien priorities of such mortgage loans,

     the loan rates borne by such mortgage loans as of the cut-off date,

     the combined loan-to-value ratios of such mortgage loans,

     the remaining term to scheduled maturity of such mortgage loans,

     the type of properties securing such mortgage loans,

     the geographical distribution of such mortgage loans by state and the credit limits and Credit Limit Utilization Rates of such mortgage loans as of the cut-off date.

[The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are one- to four-family properties. See
' -- Mortgage Loan Terms' below.

    Information regarding the Statistical Calculation Pool Mortgage Loans as of
[         ], 200[ ] (the 'Statistic Calculation Date') can be found on the tables on pages S-25 through S-36.]

MORTGAGE LOAN TERMS

    [General.  A borrower may access a mortgage loan by writing a check in a
minimum amount of $[   ]. The mortgage loans bear interest at a variable rate
which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistic Calculation Pool Mortgage
Loans are subject to a maximum per annum interest rate ranging from [    ]% to
[    ]% per annum, subject to applicable usury limitations. See 'Certain Legal
Aspects of the Loans -- Applicability of Usury Laws' in the

Prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the Index Rate plus the applicable margin, divided by 365 days.
The margin generally ranges between [    ]% and [    ]%. The 'Index Rate' is
based on the highest 'prime rate' (the 'Index') published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.

    The second mortgage ratio for a mortgage loan is the credit limit for the related mortgage loan, provided such mortgage loan was in the second lien position, divided by the sum of such credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistic Calculation Pool Mortgage Loans was approximately
[    ]%. The weighted average second mortgage ratio for the Loan Group [ ]
Statistic Calculation Pool Mortgage Loans was approximately [    ]%.

    Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After such introductory period, the loan rate will adjust to the Index Rate plus the applicable margin.

    In general, the home equity loans may be drawn upon during a draw period of [five] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, upon Countrywide's
approval) constitute approximately [    ]% of the Loan Group [ ] Statistic
Calculation Pool Mortgage Loans and approximately [    ]% of the Loan Group [ ]
Statistic Calculation Pool Mortgage Loans, each by Statistic Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the draw period.

    The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

    The 'principal balance' of a mortgage loan (other than a Liquidated Mortgage
Loan) on any day is equal to

     its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loan] plus any Additional Balances in respect of such mortgage loan, minus all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

    Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this Prospectus Supplement for each loan group reflects the mortgage loans originated by the sponsor through the Statistic Calculation Date, and is based on the number and the principal balances of such mortgage loans in each loan group as of the Statistic Calculation Date. The depositor expects that the actual pool as of the Closing
Date will represent approximately $[          ] aggregate principal balance of
mortgage loans. Loan group [ ], which has a Statistic Calculation Date Principal
Balance of approximately $[          ], is expected to have a cut-off date
principal balance of approximately $[          ]. Loan group [ ], which has a
Statistic Calculation Date Principal Balance of approximately $[         ], is
expected to have a cut-off date principal balance of $[          ]. [The trust
also will include approximately $[         ] for loan group [ ] and $[         ]
for loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated or to be originated by the sponsor on or prior to the cut-off date and sold by the sponsor to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented herein, some amortization will occur and some Additional Balances may be created prior to the cut-off date. Moreover, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of such characteristics of each Statistic Calculation Loan Group as presented in this Prospectus Supplement, although such variance will not be material. In the event that the sponsor does not, as of the cut-off date, have the full amount of mortgage loans which the depositor expects to purchase from the sponsor and sell to the trust fund on such date (i.e. approximately
$[          ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the sponsor has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Certificates may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related certificates over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the 'Additional Loan Account'). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the 'Additional Home Equity Loans'). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage Loans. Any funds remaining in the Additional Loan Account on
[            ] will be used to prepay the Class [  ] Certificates on the first
Distribution Date].

    The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistic Calculation Pool or the Loan Group [ ] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:]

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES                 LOANS       BALANCE        PRINCIPAL BALANCE
            ---------------------------                 -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
       RANGE OF COMBINED LOAN-TO-VALUE RATIOS           LOANS       BALANCE        PRINCIPAL BALANCE
       --------------------------------------           -----       -------        -----------------
Less than     %.....................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

---------

(1) [The ratio (expressed as a percentage) of (A) the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) to (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.]

                                 LOAN RATES(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                      RANGE OF                        MORTGAGE     PRINCIPAL        DATE AGGREGATE
                     LOAN RATES                         LOANS       BALANCE        PRINCIPAL BALANCE
                     ----------                         -----       -------        -----------------
      -      %......................................              $                           %
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

---------

(1) Approximately [    ]% of the Loan Group [ ] Statistic Calculation Pool
    Mortgage Loans by Statistic Calculation Date Principal Balance are currently
    subject to an introductory rate of [   ]% per annum and [    ]% of the Loan
    Group [ ] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of
    [   ]% per annum.

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
STATE                                                   LOANS       BALANCE        PRINCIPAL BALANCE
-----                                                   -----       -------        -----------------
 ....................................................              $                           %
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

---------

(1) [Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.]

                                 PROPERTY TYPE

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   PROPERTY TYPE                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
Single Family.......................................              $                           %
PUD.................................................
Lo Condo............................................
2-4 Units...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 LIEN PRIORITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   LIEN PRIORITY                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
1st Liens...........................................              $                           %
2nd Liens...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                    MARGINS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  RANGE OF MARGINS                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
    %...............................................              $                           %
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                       CREDIT LIMIT UTILIZATION RATES(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                  RANGE OF CREDIT                     MORTGAGE     PRINCIPAL        DATE AGGREGATE
              LIMIT UTILIZATION RATES                   LOANS       BALANCE        PRINCIPAL BALANCE
              -----------------------                   -----       -------        -----------------
    %...............................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

---------

(1) [The 'Credit Limit Utilization Rate' is determined by dividing the Loan Group [ ] Statistic Calculation Date Balance by the aggregate of the credit limits of the related credit line agreements.]

                                 MAXIMUM RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   MAXIMUM RATES                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
     %..............................................              $                           %
     ...............................................
     ...............................................
     ...............................................
     ...............................................
     ...............................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                   MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                  RANGE OF MONTHS                     NUMBER OF      UNPAID      STATISTIC CALCULATION
                    REMAINING TO                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                 SCHEDULED MATURITY                     LOANS       BALANCE        PRINCIPAL BALANCE
                 ------------------                     -----       -------        -----------------
    -    ...........................................              $                           %
    -    ...........................................
    -    ...........................................
    -    ...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

---------

(1) [Assumes that the Draw Period for Loan Group [ ] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.]

                                ORIGINATION YEAR

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  ORIGINATION YEAR                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
    ................................................              $                           %
    ................................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                               DELINQUENCY STATUS

                                                                                    PERCENTAGE OF
                                                                   AGGREGATE       LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID     STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL       DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                  LOANS       BALANCE       PRINCIPAL BALANCE
             -------------------------                  -----       -------       -----------------
Current.............................................              $                          %
                                                        -----     ------------         ------
    Total...........................................              $                    100.00%
                                                        -----     ------------         ------
                                                        -----     ------------         ------

                                 CREDIT LIMITS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
               RANGE OF CREDIT LIMITS                   LOANS       BALANCE        PRINCIPAL BALANCE
               ----------------------                   -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

CONVEYANCE OF MORTGAGE LOANS

    The obligation of the trust fund to purchase mortgage loans for loan group [ ] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate
Insurer:

     such mortgage loan may not be 60 or more days delinquent as of the Closing Date;

     the remaining term to stated maturity of such mortgage loan will not exceed
     [   ] months;

     such mortgage loan will be secured by a mortgage in a first or second lien position;

     such mortgage loan will not have a loan rate less than [   ]%;

     such mortgage loan will be otherwise acceptable to the Certificate Insurer;

     following the purchase of such mortgage loan by the trust fund, the mortgage loans as of the Closing Date

     (a) will have a weighted average loan rate of at least [   ]%;

     (b) will have a weighted average remaining term to stated maturity of not
         more than [   ] months;

     (c) will have a weighted average Combined Loan-to-Value Ratio of not more
         than [    ]%;

     (d) will have no mortgage loan with a principal balance in excess of
         $[        ];

     (e) will have a concentration in any one state not in excess of [    ]%;
         and will have a concentration in any one zip code not in excess of
         [   ]%;

     (f) will have not more than [   ]% in aggregate principal balance of
         mortgage loans relating to non-owner occupied properties; and

     (g) will not have more than [   ]% in aggregate principal balance of
         mortgage loans that were appraised electronically;

     such mortgage loan shall have a Combined Loan-to-Value Ratio not in excess
     of [    ];

     such mortgage loan will have a credit limit between $[    ] and
     $[        ];

     such mortgage loan will have a margin between [     ]% and [    ]%; and

     such mortgage loan will comply with the representations and warranties in the pooling and servicing agreement.

    [The trust fund may acquire Additional Home Equity Loans through
[            ] that will be included in loan group [ ] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under 'The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans.' Additional Home Equity Loans will be purchased using amounts on deposit in the Additional Loan Account at a cash purchase price of [100]% of their
principal balance on a designated cut-off date before [            ]. The amount
paid from the Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly.

    Any conveyance of Additional Home Equity Loans is subject to various conditions including:

     that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

     that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the certificates and the Certificate Insurer;

     that the trust fund receive opinions of counsel acceptable to the Certificate Insurer and the trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

     that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

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

    No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Additional Loan Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the intitial closing date.]

[THE ADDITIONAL LOAN ACCOUNT

    The assets of the trust fund will include the Additional Loan Account that
will contain approximately $[         ] on the closing date representing the
excess of the original principal balance of the Class [   ] Certificates over
the cut-off date principal balance of the mortgage loans in loan group [   ]
initially transferred to the trust fund on the closing date. Monies in the Additional Loan Account are expected to be used to purchase Additional Home
Equity Loans through [            ]. The Additional Loan Account will be part of
the trust fund, but will not be available to cover losses on the mortgage loans.
Any funds remaining on deposit in the Additional Loan Account on [            ]
will be used to prepay the Class [   ] Certificates on the first Distribution
Date. Net income on investment of funds in the Additional Loan Account will be paid to the master servicer, and will not be available for payment on the Certificates.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The pooling and servicing agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under 'Description of the Certificates -- Distributions on the Certificates' herein, until the certificate principal balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from principal collections based upon the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition,
the funds remaining in the Additional Loan Account on [            ] after the
purchase of any Additional Home Equity Loans on that date will be used to prepay
the Class [   ] Certificates on the first Distribution Date.] With respect to any date of calculation on or prior to the first distribution date on which the balance of the Transferor Interest with respect to such loan group is equal to the applicable Required Transferor Subordinated Amount, the 'Investor Fixed
Allocation Percentage' will equal the greater of (i) [   ]% and (ii) 100% minus
the percentage obtained by dividing the amount of the Transferor Interest allocable to a loan group at the beginning of such Collection Period by the loan group balance at the beginning of such Collection Period. Thereafter, the
Investor Fixed Allocation Percentage will equal [   ]%. During the related Rapid
Amortization Period, Certificateholders will receive amounts from principal collections based solely upon the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to Certificateholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive their respective Investor Principal Collections and not a lesser amount. In addition, respective Investor Interest Collections may be distributed as principal to Certificateholders of Certificates in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders of Certificates related to a particular loan group, those Certificateholders may also receive as payment of principal the amount of such losses from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Certificates.

    [As of the closing date, the Transferor Interest with respect to each loan group will be $0. The Transferor Interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders' share of principal collections on the mortgage loans in a loan group is based upon the applicable Investor Fixed Allocation Percentage (without reduction). The pooling and servicing agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the pooling and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group at any time during the life of the trust fund, so long as the portion of the Transferor Interest related to the applicable loan group (after giving effect to such removal) is not less than the related Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall loan group balance and thus the related amount of principal collections. See 'Description of the Certificates -- Optional Transfers of Mortgage Loans to the Transferor' herein.

    All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in California are
subject to an account termination fee equal to the lesser of $[   ] or [  ]
months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not
exceed $[   ] and do not apply to accounts terminated subsequent to a date designated in the related mortgage note which, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Certificates.

    The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under 'Description of the Mortgage Loans -- Mortgage Loan Terms' herein, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain 'due-on-sale' provisions, and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law or

     the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan.

The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related mortgage loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus.

    The sponsor is not required to deliver certain documents relating to the mortgage loans to the trustee until [30] days after the Closing Date [(or in the case of the Additional Home Equity Loans, until 21 days after they are acquired by the trust fund)]. See 'Description of the Certificates -- Assignment of Mortgage Loans' herein. Should the sponsor fail to deliver all or a portion of such documents with respect to any such mortgage loan to the depositor, or, at the depositor's direction, to the trustee within such period, the sponsor will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the related loan group balance, thus reducing the amount of the Transferor Interest related to such loan group. If the deduction would cause such portion of the Transferor Interest to become less than the related Minimum Transferor Interest at such time, the sponsor will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in an amount equal to the amount by which such portion of the Transferor Interest would be reduced to less than the related

Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan.

    The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

    Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

    No assurance can be given as to the level of prepayments that will be experienced by the trust fund and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See 'Yield and Prepayment Considerations' in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

    The 'Pool Factor' is a seven-digit decimal which the trustee will compute monthly expressing the Certificate Principal Balance of each class of certificates as of each distribution date (after giving effect to any distribution of principal to that class of certificates on such distribution date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor for each class of certificates will be 1.0000000. See 'Description of the Certificates -- Distributions on the Certificates' herein. Thereafter, the Pool Factor for each class of certificates will decline to reflect reductions in the related certificate principal balance resulting from distributions of principal to that class of certificates and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

    Pursuant to the pooling and servicing agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information for each class of certificates will be made available to the Certificateholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ]calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See 'Description of the Certificates -- Book-Entry Certificates' and ' -- Reports to Certificateholders' herein.

                        DESCRIPTION OF THE CERTIFICATES

    The Revolving Home Equity Loan Asset Backed Certificates Class [   ] and
Class [   ] (each is sometimes referred to as a 'Class'), Series 200[ ]-[ ] (the
'Certificates') will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

    The Class [   ] Certificates will be issued in denominations of $[25,000]
and multiples of $[1,000] in excess thereof and will evidence specified undivided interests in loan group [ ]. Together with the Transferor's Interest
and the Class [   ] Certificates (which are not offered by this prospectus
supplement), they comprise Countrywide Home Equity Loan Trust 200[ ]-[ ] (referred to as the trust fund). The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

     the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made in respect thereof under the applicable credit line agreement during the life of the trust fund ('Additional Balances');

     collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

     mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     the Collection Account for the Certificates (excluding net earnings thereon);

     [the Additional Loan Account and the similar account for loan group 1 and any additional loans purchased with their proceeds;]

     [the Reserve Fund (excluding net earnings thereon);]

     the Policy and any further credit enhancement for the Class [   ]
Certificates only; and

     an assignment of the depositor's rights under the Purchase Agreement.

Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the Security Register for the Certificates. See ' -- Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The aggregate undivided interest in the trust fund represented by the Certificates as of the Closing Date is expected to equal approximately
$[          ] (the 'Original Invested Amount'), which represents approximately
100% of the sum of the cut-off date pool balance [and the additional loan
accounts]. As of the Closing Date, the Class [   ] Certificates are expected to
equal approximately $[          ] (the 'Class [   ] Original Invested Amount'),
which represents approximately 100% of the sum of the cut-off date loan
group [ ] principal balance [and approximately $[         ] deposited in the
related additional loan account]. The 'Class [   ] Original Certificate
Principal Balance' is expected to equal approximately $[          ]. As of the
Closing Date, the Class [   ] Certificates are expected to equal approximately
$[          ] (the 'Class [   ] Original Invested Amount'), which represents
approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Additional Loan Account]. The
'Class [   ]Original Certificate Principal Balance' is expected to equal
approximately $[          ]. [Of the Class [   ] Original Invested Amount
approximately $[         ] represents the proceeds deposited into the Additional
Loan Account which may be used through [            ] to purchase additional
home equity loans for addition to loan group [ ]. Following the Closing Date, the 'Invested Amount' for each class of certificates with respect to any distribution date will be an amount equal to the Original Invested Amount for such class of certificates minus the amount of the related Investor Principal Collections previously distributed on such class of certificates [and any return of the related additional loan account funds], minus an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group (each as defined herein) for such distribution date.

For each class of certificates, the principal amount of the outstanding Certificates in that class (the 'Certificate Principal Balance') on any distribution date is equal to the applicable Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the certificates in that class. See ' -- Distributions on the Certificates' below. Each Certificate represents the right to receive payments of interest at the related Certificate Rate and payments of principal as described below.

    The remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest (the 'Transferor Interest') that will be owned by the transferor. In each loan group, the portion of the Transferor Interest in that loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding such date of determination, less the Invested Amount for such loan group as of the close of business on the preceding distribution date. The
Required Transferor Subordinated Amount initially is approximately $[        ],
which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account plus approximately [ ]% of the cut-off date loan group [ ] balance and the amount originally deposited in the Additional Loan Account], but the pooling and servicing agreement requires the Transferor Interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest (as defined in this prospectus supplement). The owner of the Transferor Interest (the 'Transferor') will initially be the sponsor (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

    [The Certificate Insurer will require, based upon the terms and conditions of the Insurance Agreement, that the portion of the Transferor's Interest with respect to each class of certificates be maintained at the related Required Transferor Subordinated Amount with respect to such class.

    The portion of the Transferor's Interest related to each class of certificates as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the Transferor's Interest on future Distribution Dates until it equals the Required Transferor Subordinated Amount.

    With respect to each class of certificates, certain excess cashflow will be applied as a payment of principal of that class of certificates on each Distribution Date to increase or maintain the portion of the Transferor's Interest related to that class to or at the Required Transferor Subordinated Amount for such class for such Distribution Date. The amount of such excess cashflow with respect to a class of certificates so applied as a payment of principal on a Distribution Date is an 'Accelerated Principal Distribution Amount' for the related class of certificates. The requirement to maintain the Transferor's Interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the sponsor, the master servicer, the trustee, the Certificate Insurer or any other person.

    The pooling and servicing agreement requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of certificates to be applied to the funding of a reserve fund, which has been required by the Certificate Insurer to be established and maintained with respect to the certificates (the 'Reserve Fund'). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to each class of certificates over
(y) the sum of the portion of the Transferor's Interest with respect to each class of certificates. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.

    The Certificate Insurer may permit the Required Transferor Subordinated Amount for a class of certificates to decrease or 'step down' over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an 'Overcollateralization Reduction Amount,' which, with respect to each class of certificates, may result in a release of cash from the trust fund in an amount up to such Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Certificate Insurer), and/or result in the removal of cash or mortgage loans from the trust fund on Distribution Dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released from the monthly cashflow with respect to such class, thus reducing the portion of the Transferor's Interest for such class.]

    The Transferor has the right to sell or pledge the Transferor Interest at any time, provided the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy [or any other third party credit enhancements], and certain other conditions specified in the pooling and servicing agreement are satisfied.

BOOK-ENTRY CERTIFICATES

    The Class [   ] Certificates will be book-entry certificates. Persons
acquiring beneficial ownership interests in the Class [   ] Certificates
('Certificate Owners') may elect to hold their Class [   ] Certificates through
the Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing Certificate Principal Balances of $[25,000] and in multiples of $[1,000] in excess thereof. One investor in the book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $[1,000]. Except as described below, no person acquiring a book-entry certificate (each, a 'beneficial owner') will be entitled to receive a definitive certificate representing such Certificate. Unless and until definitive certificates are issued, it is anticipated that the only 'certificateholder' of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Material Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup
Withhold-
ing' herein and 'Global Clearance, Settlement And Tax Documentation
Procedures -- Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ('Clearstream, Luxembourg'), was incorporated in 1970 as 'Cedel S.A.', a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme ('CI') merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ('DBC'). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ('New CI'), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

    Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is 'Clearstream'. With effect from 14 January 2000 New CI has been renamed 'Clearstream International, societe anonyme'. On 18 January 2000, Cedelbank was renamed 'Clearstream Banking, societe anonyme', and Cedel Global Services was renamed 'Clearstream Services, societe anonyme'.

    On 17 January 2000 DBC was renamed 'Clearstream Banking AG'. This means that there are now two entities in the corporate group headed by Clearstream International which share the name 'Clearstream Banking', the entity previously named 'Cedelbank' and the entity previously named 'Deutsche B(P)rse
Clearing AG'.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

    Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Material Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain definitive certificates.

    Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

    DTC has advised the transferor and the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such book-entry certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

    Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

     DTC or the transferor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the transferor or the trustee is unable to locate a qualified successor, the transferor, at its sole option, elects to terminate a book-entry system through DTC or after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the book-entry certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as Certificateholders under the pooling and servicing agreement.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

    At the time of issuance of the Certificates, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the 'Related Documents'), including all collections received on each such mortgage loan after the cut-off date (exclusive of payments in respect of accrued interest due on or before the cut-off date). The trustee, concurrently with such transfer, will deliver the Certificates to the depositor and the Transferor Certificate (as defined in the pooling and servicing agreement) to the transferor. [Subsequent closings may occur for the purchase of Additional Home
Equity Loans on dates specified by the depositor through [       ], 200[ ]. On
those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

    The pooling and servicing agreement will require that

     on the [initial] Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date;

     not later than [30] days after the initial Closing Date, with respect to the [remaining] mortgage loans; [and]

     [not later than [21] days after the relevant closing date, with respect to the Additional Home Equity Loans,]

[Countrywide] deliver to the depositor for delivery to the trustee or, at the depositor's direction, directly to the trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents.

    In lieu of delivery of original documentation, [Countrywide] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of such documents in such format will not result in a reduction in the then current rating of the Certificates, without regard to the Policy [or any other third party credit enhancements].

    [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS'r' System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS'r' System may, at the discretion of the master servicer, in the future be held through the MERS'r' System. For any mortgage held through the MERS'r' System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in that mortgage loan.]

    The pooling and servicing agreement will not require [Countrywide] to record assignments of the mortgage loans to the trustee [provided that the long-term senior unsecured debt obligations of Countrywide do not fall below a rating of 'BBB' by Standard & Poor's or 'Baa2' by Moody's]. In the event that [Countrywide]'s long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an 'Assignment Event'), [Countrywide] will have 90 days to record assignments of the mortgages for each such mortgage loan in favor of the trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of [Countrywide] and the trustee in the mortgage loans).

    Within 180 days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within 180 days of the relevant closing date with respect to Additional Home Equity Loans], the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor and the depositor by the trustee, the sponsor will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the applicable loan group balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the portion of the Transferor Interest related to that loan group to become less than the related Minimum Transferor Interest at such time (a 'Transfer Deficiency'), the sponsor will be obligated to either substitute an Eligible Substitute mortgage loan and/or make a deposit into the Collection Account in the amount (the 'Transfer Deposit Amount') equal to the amount by which the portion of the Transferor Interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the mortgage loans and Related Documents available to the trustee or the Certificateholders.

    An 'Eligible Substitute Mortgage Loan' is a mortgage loan substituted by the sponsor for a defective mortgage loan which must, on the date of such substitution,

     have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) that is not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan;

     have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of such Defective Mortgage Loan;

     have a loan rate based on the same Index with adjustments to such loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

     have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

     have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     satisfy certain other conditions specified in the pooling and servicing agreement.

    The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the Closing Date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan]. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that is required to be transferred because of such breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the Certificateholders.

    Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'

    Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

    Subject to applicable law and to certain limitations described in the pooling and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that such changes do not materially and adversely affect the interest of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer], and are consistent with prudent business practice.

In addition, the pooling and servicing agreement permits the master servicer, within certain limitations described therein, to increase the credit limit of the related mortgage loan or reduce the margin for such mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

    In order to permit the transferor to remove mortgage loans from [either] loan group at such times, if any, as the portion of the Transferor Interest related to that loan group exceeds the level required by the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies, on any Distribution Date the transferor may, but shall not be obligated to, remove on such distribution date (the 'Transfer Date') from the loan group, certain mortgage loans without notice to the Certificateholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     no Rapid Amortization Event (as defined herein) has occurred;

     the portion of the Transferor Interest (allocable to that loan group) as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;

     the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     the transferor shall have delivered to the trustee a 'Mortgage Loan Schedule' containing a list of all mortgage loans remaining in the related loan group after such removal;

     the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] were used by the transferor in selecting such mortgage loans;

     in connection with each such retransfer of mortgage loans, the Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date no Rating Agency has notified the transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to either class of Certificates without regard to the Policy [or any other third party credit enhancement]; and

     the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the 'Minimum Transferor Interest' for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

    The master servicer shall establish and maintain an account (the 'Collection Account') in trust for the Certificateholders, the transferor, the Certificate Insurer [and any other third party credit enhancer], as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs and except under the circumstances described below, within two business days of receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, such amounts in respect of the mortgage loans may be remitted to the Collection Account by the master servicer on a monthly basis not later than the business day immediately preceding the related distribution date [so long as Countrywide is the master servicer, Countrywide's long-term senior unsecured debt obligations are rated at least equal to 'Baa2' by Moody's and 'BBB' by Standard & Poor's and the Certificate Insurer's claims-paying ability is rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's.]

    Amounts so deposited may be invested in Eligible Investments (as described in the pooling and servicing agreement) maturing no later than one business day prior to the next distribution date or on such Distribution Date if approved by the Rating Agencies, the Certificate Insurer [and any other third party credit enhancer]. Not later than the [fifth] business day prior to each distribution date (the 'Determination Date'), the master servicer will notify the trustee of the amount of such deposit to be included in funds available for the related distribution date.

    An 'Eligible Account' is

     an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies,

     one or more accounts with a depository institution having a minimum long-term unsecured debt rating of ['BBB' by Standard & Poor's and 'Baa3' by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund, a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity or otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Certificates without regard to the Policy [or any other third party credit enhancement].

    Eligible Investments are specified in the pooling and servicing agreement and are limited to obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States;

     general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

     commercial paper issued by [Countrywide Home Loans, Inc.] or any of its affiliates; provided that such commercial paper is rated no lower than ['A-1' by Standard & Poor's and 'P-2' by Moody's] and the long-term debt of [Countrywide Home Loans, Inc.] is rated at least [A3 by Moody's], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

     guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

     interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

     short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and

     such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations;

and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

    All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, 'Interest Collections' will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period (as defined herein), including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the credit line agreements less

     Servicing Fees for the related Collection Period and

     amounts payable to the master servicer pursuant to the pooling and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

    As to any distribution date, 'Principal Collections' will be determined on a loan group basis and will be equal to the sum of the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the credit line agreements and any Transfer Deposit Amounts.

    'Net Liquidation Proceeds' with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such mortgage loan became a Liquidated Mortgage Loan. 'Liquidation Proceeds' are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

    With respect to any distribution date and loan group, the portion of interest collections allocable to the related class of Certificates ('Investor Interest Collections') will equal the product of (a) Interest Collections for such Distribution Date and loan group and (b) the Investor Floating Allocation Percentage for such loan group. With respect to any distribution date and loan group, the 'Investor Floating Allocation Percentage' is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding distribution date (or the Closing Date in the case of the first distribution date) by the loan group balance for such loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the Transferor Interest related to that loan group.

    With respect to the mortgage loans in each loan group, principal collections will be allocated between the Certificateholders and the transferor ('Investor Principal Collections' and 'Transferor Principal Collections,' respectively) as described herein.

    The trustee will apply any amounts drawn under the Policy as provided in the pooling and servicing agreement.

    With respect to any date and loan group, the 'loan group balance' will be equal to the aggregate of the principal balances of all mortgage loans in that loan group as of such date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances in respect of such mortgage loan minus
(2) all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

    Beginning with the first distribution date (which will occur on
[            ]), distributions on the Certificates will be made by the trustee or the Paying Agent on each distribution date to the persons in whose names such Certificates are registered at the close of business on the day prior to each distribution date or, if the Certificates are no longer book-entry certificates, at the close of business on the record date (which is the [last] day of the month preceding such distribution date). The term 'distribution date' means the [fifteenth] day of each month or, if such day is not a business day, then the
first business day thereafter. Distributions on the Class [   ] Certificates
will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $[1,000,000], by wire transfer or as otherwise agreed by such Certificateholder and the trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register in amounts calculated as described herein on the determination date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to Certificateholders of such final distribution. For purposes of the pooling and servicing agreement, a 'business day' is any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

    Application of Interest Collections. On each distribution date, the trustee or the Paying Agent will apply the Investor Interest Collections for loan group [ ] in the following manner and order of priority:

     (1) as payment to the trustee for the related fee for services rendered pursuant to the pooling and servicing agreement;

     (2) as payment to the Certificate Insurer for the portion of the premium for the Policy related to loan group [ ];

     (3) as payment to Certificateholders for the interest accrued at the related certificate rate and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

     (4) to pay to Certificateholders the related Investor Loss Amount for such Distribution Date;

     (5) as payment to Certificateholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the Transferor Interest, (c) funded by related Subordinated Transferor

         Collections as described below[, (d) previously funded by the Reserve Fund, (e) previously funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

     (6) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

     (7) to pay to Certificateholders principal on the Certificates until the related portion of the Transferor Interest equals the related Required Transferor Subordinated Amount (such amount so paid, the 'Accelerated Principal Distribution Amount');

     (8) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

     (9) [to pay to the other class of certificates any deficiency in items (3),
         (4) and (5) above, after taking into account the allocation of 100% of such other Class' Investor Interest Collections relating to such other Class on such distribution date (the amount of one Class' remaining Investor Interest Collections which is allocated with respect to the other Class on such distribution date is a 'Crossover Amount');]

    (10) [to the Reserve Fund for application in accordance with the pooling and servicing agreement, to the extent that the sum of the portion of the Transferor's Interest for [both] loan groups as of such distribution date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of such distribution date;]

    (11) as payment to the master servicer for certain amounts that may be required to be paid to the master servicer pursuant to the pooling and servicing agreement;

    (12) to pay to the Certificateholders any Basis Risk Carryforward with respect to such Certificates; and

    (13) to pay to the transferor to the extent permitted as described herein.

    Payments to Certificateholders pursuant to clause (3) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(4), (5) and (7) will be principal payments on the Certificates and will therefore reduce the related Certificate Principal Balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

    [On each distribution date, if Investor Interest Collections with respect to a Class of Certificates, plus any Crossover Amount available from the other Class of Certificates, are insufficient to pay the amounts specified in items
(3), (4) and (5) above with respect to a Class of Certificates, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.]

    [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to [both] loan groups over (y) the sum of the portion of the Transferor's Interest with respect to each loan group. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.]

    To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Certificates, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If such insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each been] [has] reduced to zero and results in the related Certificate Principal Balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

    'Liquidation Loss Amount' means with respect to any Liquidated Mortgage Loan, the unrecovered principal balance thereof at the end of the Collection Period in which such mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The 'Investor Loss Amount' for a loan group shall be the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for such distribution date.

    A 'Liquidated Mortgage Loan' means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the mortgage loan or the related mortgaged property have been recovered. The Investor Loss Amount for a loan group will be allocated to the Certificates related to that loan group.

    As to any distribution date, the 'Collection Period' is the calendar month preceding each distribution date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of
[     ], 200[ ]).

    Interest will be distributed on each distribution date at the applicable certificate rate for the related Interest Period (as defined below). The
'certificate rate' for the Class [   ] Certificates for a Distribution Date will
generally equal a per annum rate equal to the least of:

    (a) the sum of

         the London Interbank offered rate for one-month United States dollar deposits ('LIBOR'), calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first distribution date) plus

         [   ]%;

    (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of the Servicing Fee Rate,

         the rate at which the fee payable to the trustee is calculated,

         the rate at which the premium payable to the Certificate Insurer is calculated and,

         commencing with the distribution date in [         ], [   ]% per annum,
         weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle prior to the Collection Period relating to such distribution date, and

    (c) [    ]%.

However, on any distribution date for which the certificate rate for a class of certificates has been determined pursuant to clause (b) of the preceding sentence, the excess of the amount of interest that would have accrued on those certificates during the related Interest Period had such amount been determined pursuant to clause (a) of the definition of the preceding sentence (but not at a rate
     in excess of [    ]% per annum) over

     the interest actually accrued on those certificates during such Interest Period (such excess is referred to as 'Basis Risk Carryforward') will accrue interest at the certificate rate calculated pursuant to clause (a), but not to exceed clause (c) (as adjusted from time to time) and will be paid on subsequent distribution dates to the extent funds are available therefor.

    Interest on the Certificates in respect of any distribution date will accrue on the Certificate Principal Balance from the preceding distribution date (or in the case of the first distribution date, from the Closing Date) through the day preceding such distribution date (each such period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

    Calculation of the LIBOR Rate. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine LIBOR for the Interest Period commencing on such distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day preceding the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of such Interest Period. 'Telerate Screen Page 3750' means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the depositor after consultation with the trustee), the rate will be the Reference Bank Rate. The 'Reference Bank Rate' will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the depositor after consultation with the trustee) as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. 'LIBOR business day' means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

    Transferor Collections. Collections allocable to the Transferor Interest in respect of a loan group will be distributed to the transferor only to the extent that such distribution will not reduce the amount of the portion of the Transferor Interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of such limitations will be retained in the Collection Account until the portion of the Transferor Interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time such excess shall be released to the transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders of the related class of certificates as a reduction of the related Certificate Principal Balance.

    Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have
earlier occurred, through and including the Distribution Date in [          ]
(the 'Managed Amortization Period'), the amount of principal collections payable to Certificateholders as of each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such loan group and distribution date. On any distribution date during the Managed Amortization Period, the 'Scheduled Principal Collections Distribution Amount' for a loan group shall equal the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. With respect to any loan group and distribution date, the 'Maximum Principal Payment' will equal the product of the Investor Fixed Allocation Percentage for that loan group and principal collections for such loan group and distribution date. With respect to any loan group and distribution date, the 'Alternative Principal Payment' for that loan group will equal the amount, but not less than zero, of Principal Collections for such loan group and distribution date less the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period.

    Beginning with the first distribution date following the end of the Managed Amortization Period (such period, the 'Rapid Amortization Period'), the amount of principal collections payable to Certificateholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

    If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to Certificateholders on such distribution date will be correspondingly reduced by the amount of such reduction.

    The amount of Principal Collections for a loan group to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances from the mortgage loans in that loan group during the first Collection Period which is the period beginning on the cut-off
date and ending on the last day of [          ].

    Distributions of Principal Collections from the mortgage loans in a loan group based upon the related Investor Fixed Allocation Percentage may result in distributions of principal to the related Certificateholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal Collections from the mortgage loans in a loan group not allocated to the Certificateholders will be allocated to the portion of the Transferor Interest related to that loan group. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

    In addition, to the extent of funds available therefor (including funds
available under the Policy), on the distribution date in [        ],
Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

    The Paying Agent. The Paying Agent shall initially be the trustee, together with any successor thereto in such capacity (the 'Paying Agent'). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

    If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the related Certificates and
(ii) the applicable Investor Loss Amount on such distribution date (such insufficiency being the 'Required Amount'), a portion of the Interest Collections from the mortgage loans in that loan group and principal collections allocable to the portion of the Transferor Interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the 'Subordinated Transferor Collections') will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the portion of the Transferor Interest related to that loan group, thereby reducing the Transferor Interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the provisions of the preceeding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If such Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections which have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts set forth in item
(i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Certificate Principal Balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such distribution date), a draw will be made on the Policy in the amount of such excess for such distribution date. See ' -- The Policy.'

    With respect to any distribution date and loan group, the 'Available Transferor Subordinated Amount' shall equal the lesser of the portion of the Transferor Interest for that loan group and the related Required Transferor Subordinated Amount for such distribution date.

RAPID AMORTIZATION EVENTS

    As described above, the Managed Amortization Period will continue through
and including the distribution date in [          ], unless a Rapid Amortization
Event occurs prior to such date. 'Rapid Amortization Event' refers to any of the following events:

    (a) the failure on the part of the sponsor

         to make a payment or deposit required under the pooling and servicing agreement within three business days after the date such payment or deposit is required to be made,

         to record assignments of mortgage loans when required pursuant to the pooling and servicing agreement or to observe or perform in any material respect any other covenants or agreements of the sponsor set forth in the pooling and servicing agreement, which failure materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

    (b) any representation or warranty made by the sponsor or the depositor in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during such period (or within an additional 60 days with the consent of the trustee) in accordance with the provisions of the pooling and servicing agreement;

    (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

    (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

    (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [1]% of the Original Invested Amount.

    In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates, the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the trustee, if given by the Certificate Insurer, [any other third party credit enhancer] or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

    Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE POLICY

    [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the pooling and servicing agreement and the Insurance and Indemnity Agreement (the 'Insurance Agreement') to be dated as of the Closing Date, among the sponsor, the depositor, the master servicer, the trustee and the Certificate Insurer.

    The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the Certificateholders of each class of Certificates the full and complete payment of Insured Amounts with respect to the related Certificates for such distribution date. An 'Insured Amount' shall equal with respect to each class of Certificates as of any distribution date any shortfall in amounts available in the Collection Account to pay (a) (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the related Certificates for such distribution date and (ii) accrued and unpaid interest due on the related Certificates (together, the 'Guaranteed Distributions'), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the pooling and servicing agreement after giving effect to amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) any Preference Amount (as defined herein) which occurs prior to the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates. The Policy does not cover any Basis Risk Carryforward.

    The 'Guaranteed Principal Distribution Amount' for any Class of Certificates
and distribution date (other than the distribution date in [         ] on which
the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, shall be the amount, if any, by which the Certificate Principal Balance of such Class of Certificates (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the related Invested Amount as of such distribution date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such distribution date) and on
the distribution date in [        ] (after giving effect to all other amounts
distributable and allocable to principal on such distribution date) any amount necessary to pay the outstanding Certificate Principal Balance.

    A 'Preference Amount' means any amount previously distributed to a Certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy

Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

    The terms 'Receipt' and 'Received', with respect to the Policy, mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

    Under the Policy, 'business day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

    The Certificate Insurer's obligations under the Policy in respect of Insured Amounts shall be discharged to the extent funds are transferred to the trustee as provided in the Policy, whether or not such funds are properly applied by the trustee.

    The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Amounts and shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment.

    The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

    Insured Amounts shall be paid only at the time set forth in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    Pursuant to the terms of the pooling and servicing agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder without the consent of such Holders, and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the pooling and servicing agreement.]

THE CERTIFICATE INSURER

    The following information set forth in this section has been provided by [Certificate Insurer] (the 'Certificate Insurer'). Accordingly, none of the depositor, the sponsor and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of such information.

    [Description of Certificate Insurer, including Financial Information]

REPORTS TO CERTIFICATEHOLDERS

    Concurrently with each distribution to the Certificateholders, the master servicer will forward to the trustee for mailing to such Certificateholder a statement setting forth among other items:

          (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

         (ii) the amount being distributed to each class of certificates;

        (iii) the amount of interest included in such distribution and the related certificate rate for each class of certificates;

         (iv) the amount, if any, of overdue accrued interest for a class of certificates included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

          (v) the amount, if any, of the remaining overdue accrued interest for a class of certificates after giving effect to such distribution;

         (vi) the amount, if any, of principal included in such distribution;

        (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts for a class of certificates included in such distribution,

       (viii) the amount, if any, of Basis Risk Carryforward for a class of certificates paid and the amount, if any, of Basis Risk Carryforward accrued;

         (ix) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts for a class of certificates after giving effect to such distribution;

          (x) the Servicing Fee for such distribution date;

         (xi) [for each class of certificates:] the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

        (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

       (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

        (xiv) the book value of any real estate in each loan group which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv) the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

        (xvi) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

       (xvii) with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the trustee within 30 days after the Closing Date.

    In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $[1,000] increment of Certificates.

    Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

    The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

    With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the pooling and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

HAZARD INSURANCE

    The pooling and servicing agreement provides that the master servicer maintain certain hazard insurance on the mortgaged properties relating to the mortgage loans. While the terms of the related credit line agreements generally require borrowers to maintain certain hazard insurance, the master servicer will not monitor the maintenance of such insurance.

    The pooling and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of the maximum insurable value of such mortgaged property or

     the outstanding balance of such mortgage loan plus the outstanding balance on any mortgage loan senior to such mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such mortgaged properties. If such blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The master servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the Collection Account.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on or in respect of the mortgage loans, for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to Certificateholders or the transferor.

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

OPTIONAL PURCHASE OF DEFAULTED LOAN

    The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the principal balance of such mortgage loan plus accrued interest thereon at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to each Collection Period, the master servicer will receive from interest received on the mortgage loans a portion of such interest
collections as a monthly Servicing Fee in the amount equal to [   ]% per annum
('Servicing Fee Rate') on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

    The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related net liquidation proceeds and, if necessary, other collections on or in respect of the mortgage loans.

EVIDENCE AS TO COMPLIANCE

    The pooling and servicing agreement provides for delivery on or before [May 31] in each year, beginning [May 31, [200[ ]], to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

    On or before [May 31] of each year, beginning [May 31, [200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the trustee, the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

    The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless

    (a) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

    (b) upon the satisfaction of the following conditions:

         the master servicer has proposed a successor servicer to the trustee in writing and such proposed successor servicer is reasonably acceptable to the trustee;

         the Rating Agencies have confirmed to the trustee that the appointment of such proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates without regard to the Policy [or any other third party credit enhancement]; and

         such proposed successor servicer is reasonably acceptable to the Certificate Insurer.

No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

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

    The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the Certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

    The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement to the extent described therein (other than losses resulting from defaults under the mortgage loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

    Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

    'Events of Servicing Termination' will consist of:

     (i) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections in respect of the mortgage loans to the Collection Account on a monthly basis as described under ' -- Payments on Mortgage Loans; Deposits to Collection Account,' three business days) after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer or Certificateholders evidencing an aggregate undivided interest in the Trust Fund of at least 25% of the aggregate Certificate Principal Balance;

    (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the Certificateholders[, any other third party credit enhancer] or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer[, any other third party credit enhancer] or Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Certificate Principal Balance; or

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

   (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer or the holders of Certificates evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above for a period of 60 or more days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the transferor, the Certificate Insurer[, any other third party credit enhancer] and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

    So long as an Event of Servicing Termination remains unremedied, either the trustee, or Certificateholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance (with the consent of the Certificate Insurer) or the Certificate Insurer, may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the
pooling and servicing agreement and having a net worth of at least $[         ]
and acceptable to the Certificate Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree upon). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

    The pooling and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor and the trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity,

     to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement,

     to add to the duties of the depositor, the sponsor, the transferor or the master servicer,

     to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the transferor, the sponsor, the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any such rating), to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement [or any other third party credit enhancement], to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the pooling and servicing agreement as to the amount of senior liens which the master servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, the Certificate Insurer [or any other third party credit enhancer];

provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy [or any other third party credit enhancement].

    The pooling and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, and the trustee, and the master servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders with certificates evidencing at least 51% of the Certificate Principal Balance of the affected class and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate, reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or adversely affect in any material respect the interests of the Certificate Insurer [or any other third party credit enhancer].

TERMINATION; RETIREMENT OF THE CERTIFICATES

    The trust fund will terminate on the distribution date following the later of

    (A) payment in full of all amounts owing to the Certificate Insurer [and any other third party credit enhancer] and

    (B) the earliest of

         the distribution date on which the Certificate Principal Balance of each class of certificates has been reduced to zero,

         the final payment or other liquidation of the last mortgage loan in the trust fund,

         the optional transfer to the transferor of the mortgage loans, as described below; and

         the distribution date in [        ].

    The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Certificate Principal Balance [of both classes of certificates] is reduced to an amount less than or equal to [10]% of the aggregate Original Certificate Principal Balance [for both classes of certificates] and all amounts due and owing to the Certificate Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance of each class of certificates plus accrued and unpaid interest thereon at the applicable Certificate Rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of certificates plus accrued and unpaid interest thereon.

In no event, however, will the trust fund created by the pooling and servicing agreement continue for more than 21 years after the death of certain individuals named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

    [In addition, Certificates must be prepaid and redeemed in part with any
funds remaining in the relevant additional loan account on [            ] after
the purchase of any Additional Home Equity Loans on that day.]

THE TRUSTEE

    [Name of trustee], a [national] banking association with its principal place of business in [State], has been named trustee pursuant to the pooling and servicing agreement.

    The commercial bank or trust company serving as trustee may own Certificates and have normal banking relationships with the depositor, the master servicer, the sponsor and the Certificate Insurer and/or their affiliates.

    The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

    The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the pooling and servicing agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Certificates for the mortgage loans), or repurchase or otherwise reacquire its securities. See ' -- Evidence as to Compliance' above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

    The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the sponsor pursuant to a purchase agreement (the 'Purchase Agreement') to be entered into between the depositor, as purchaser of the mortgage loans, and the sponsor, as transferor of the mortgage loans. Under the Purchase Agreement, the sponsor will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the pooling and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights in, to and under the Purchase Agreement to the trust fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

    Pursuant to the Purchase Agreement, the sponsor will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances thereafter created. The purchase price of the mortgage loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

    The sponsor will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The sponsor will also represent and warrant to the depositor that, among other things, immediately prior to the sale of the mortgage loans to the depositor, the sponsor was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests. The sponsor will make similar representations and warranties in the pooling and servicing agreement. The sponsor will also represent and warrant to the depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the sponsor and (b) the Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of the sponsor in and to the mortgage loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

    The sponsor will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the pooling and servicing agreement to the trust fund. The sponsor also will agree to perform its obligations under the Purchase Agreement for the benefit of the trust fund.

TERMINATION

    The Purchase Agreement will terminate upon the termination of the trust fund.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Class [   ]
Certificates will be applied by the depositor towards the purchase of the initial loan group [ ] mortgage loans [and the deposit to the Additional Loan Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

    Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents and assuming compliance with the terms of the pooling and servicing agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the depositor ('Tax Counsel'), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as 'Debt Securities' as described in the Prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See 'Material Federal Income Tax Consequences' in the Prospectus.

    The transferor and the Certificateholders express in the pooling and servicing agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the mortgage loans. The transferor, the depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the Certificate Owners.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

    Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See 'Material Federal Income Tax Consequences' in the Prospectus.

    While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the 'OID Regulations') it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ('OID') if the interest were not treated as 'unconditionally payable' under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See 'Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount' in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

    The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the mortgage loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

    If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership between the Certificate Owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the

Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

    Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

    The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the pooling and servicing agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

    In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See 'Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' in the Prospectus.

    Interest paid (or accrued) to a Certificateholder who is a non-U.S. Person will be considered 'portfolio interest,' and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on
Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

    Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the 'New Withholding Regulations') were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE

LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

    If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

    In addition, the interest paid on Certificates could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as 'portfolio interest' under the Code, or because, even if such mortgage loan interest were to be treated as portfolio interest, interest payments on the Certificates could be treated as 'guaranteed payments' within the meaning of the partnership provisions of the Code.

    If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

    The trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN REGULAR CERTIFICATES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                  STATE TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

    ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

    [The fiduciary of any pension or other employee benefit plan (a 'Plan') which proposes to cause such Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

    Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving 'disqualified persons' and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, 'Plans'); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

    In Prohibited Transaction Exemption 83-1 (the 'Exemption'), the Department of Labor ('DOL') exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates.

The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and 'parties in interest' with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ('Single Family Certificates') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with 'parties in interest' who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and the Certificates are not subordinated to the other Certificates issued by the same pool,

and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition,

     the purchase is approved by an independent fiduciary,

     no sales commission is paid to the pool sponsor,

     a Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee.

It is believed that the Exemption will apply to the acquisition and holding of
the Class [   ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

    Any Plan fiduciary considering whether to purchase any Class [   ]
Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before
purchasing any Class [   ] Certificates, a fiduciary of a Plan subject to the
fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.]

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), prohibit 'parties in interest' with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction, Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving 'disqualified persons' and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, 'Plans'); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to
invest the assets of a Plan in the Class [   ] Certificates should consider,
among other factors, the extreme sensitivity of the investments to the rate of principal rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor has granted to [Underwriter] an administrative
exemption (Prohibited Transaction Exemption[    ]; Exemption Application
No.[        ], Fed. Reg. [    ] ([    ]) (the 'Exemption') from certain of the
prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met. For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see 'ERISA Considerations' in the Prospectus.

    It is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

    Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

    Although, as a condition to their issuance, the Class [   ] Certificates
will be rated in the highest rating category of each of the Rating Agencies, the
Class [   ] Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage
loans may not be legally authorized to invest in the Class [    ] Certificates,
which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'Legal Investment' in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement,
dated [            ], 200[ ], between the depositor and
[                             ] ('[   ]'), which is an affiliate of the
depositor, the sponsor and the master servicer), the depositor has agreed to
sell to [   ], and [   ] has agreed to purchase from the depositor, the
Class [    ] Certificates.

    In the underwriting agreement, [   ] has agreed, subject to the terms and
conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

    The depositor has been advised by [   ] that it proposes initially to offer
the Class [    ] Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at
such price less a discount not in excess of [   ]% of the Certificate
denominations. [   ] may allow and such dealers may reallow a discount not in
excess of [    ]% of the Certificate denominations to certain other dealers.
After the initial public offering, the public offering price, such concessions and such discounts may be changed.

    Until the distribution of the Class [    ] Certificates is completed, rules
of the Securities and Exchange Commission may limit the ability of [   ] and
certain selling group members to bid for and purchase the Class [    ]
Certificates. As an exception to these rules, [   ] is permitted to engage in
certain transactions that stabilize the price of the Class [    ] Certificates.
Such transactions consist of bids or purchases for the purposes of pegging,
fixing or maintaining the price of the Class [    ] Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the depositor nor [   ] makes any representation or prediction as to
the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the depositor
nor [   ] makes any representation that [   ] will engage in such transactions
or that such transactions, once commenced, will not be discontinued without notice.

    The underwriting agreement provides that the depositor will indemnify [   ]
against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon
for the Depositor by Brown & Wood LLP, New York, New York. [                ],
will pass upon certain legal matters on behalf of the underwriters.

                                    EXPERTS

    [The consolidated financial statements of the Certificate Insurer, [Certificate Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference herein and in the registration statement
in reliance upon the report of [          ], independent certified public
accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.]

                                    RATINGS

    It is a condition to the issuance of the Class [    ] Certificates that they
be rated [    ] by [Rating Agency] and [   ] by [Rating Agency] (each a 'Rating
Agency').

    A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Certificateholders might realize a lower than anticipated yield. The ratings on the Certificates do not address the likelihood of the receipt by Certificateholders of Basis Risk Carryforward.

    The ratings assigned to the Class [    ] Certificates will depend primarily
upon the financial strength of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

    The depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                      PAGE
                                      ----
Accelerated Principal
  Distribution Amount............   S-37, S-48
Additional Balances..............         S-35
Additional Home Equity Loans.....         S-25
Additional Loan Account..........         S-25
Alternative Documentation
  Program........................         S-20
Alternative Principal Payment....         S-50
Assignment Event.................         S-42
Available Transferor Subordinated
  Amount.........................         S-51
Bankruptcy Rate..................         S-22
Basis Risk Carryforward..........         S-49
Beneficial Owner.................         S-38
BIF..............................         S-45
Business Day.....................         S-53
Certificate Insurer..............         S-53
Certificate Owners...............         S-37
Certificate Principal Balance....         S-36
Certificate Rate.................         S-49
Certificateholder................         S-38
Certificates.....................         S-35
CI...............................         S-39
Class............................         S-35
Class [     ] Original
  Certificate Principal
  Balance........................         S-36
Class [     ] Original Invested
  Amount.........................         S-36
Clearstream, Luxembourg..........         S-39
Code.............................         S-61
Collection Account...............         S-44
Collection Period................         S-49
Cooperative......................         S-40
Countrywide......................         S-20
Credit Limit Utilization Rate....         S-30
Crossover Amount.................         S-48
Cut-off Date.....................         S-23
cut-off date pool balance........         S-23
DBC..............................         S-39
Defective Mortgage Loans.........         S-43
Debt Securities..................         S-61
Detailed Description.............         S-23
Determination Date...............         S-44
Distribution Date................         S-47
DOL..............................         S-65
DTC..............................        A-I-1
Eligible Account.................         S-45
Eligible Substitute Mortgage
  Loan...........................         S-43
ERISA............................         S-65
Euroclear Operator...............         S-40
Euroclear Participants...........         S-40
European Depositaries............         S-38
Events of Servicing
  Termination....................         S-57
Exemption........................         S-65
                                      PAGE
                                      ----
Financial Intermediary...........         S-38
Foreclosure Rate.................         S-22
Global Securities................        A-I-1
Guaranteed Distributions.........         S-52
Guaranteed Principal Distribution
  Amount.........................         S-52
Index............................         S-24
Index Rate.......................         S-24
Indirect Participants............         S-38
Insurance Agreement..............         S-52
Insured Amount...................         S-52
Interest Collections.............         S-45
Interest Period..................         S-49
Invested Amount..................         S-36
Investor Fixed Allocation
  Percentage.....................         S-33
Investor Floating Allocation
  Percentage.....................         S-47
Investor Interest Collections....         S-47
Investor Loss Amount.............         S-48
Investor Principal Collections...         S-47
LIBOR............................         S-49
LIBOR Business Day...............         S-50
Liquidated Mortgage Loan.........         S-48
Liquidation Loss Amount..........         S-48
Liquidation Proceeds.............         S-46
Loan Group Balance...............         S-47
Managed Amortization Period......         S-50
Maximum Principal Payment........         S-50
Minimum Transferor Interest......         S-44
Mortgage Loan Schedule...........         S-44
Mortgaged Properties.............         S-20
Net Liquidation Proceeds.........         S-46
New CI...........................         S-39
New Withholding Regulations......         S-63
OID..............................         S-62
OID Regulations..................         S-62
Original Invested Amount.........         S-36
Overcollateralization Reduction
  Amount.........................         S-37
Participants.....................         S-38
Paying Agent.....................         S-51
Plan.............................         S-65
Pool Factor......................         S-35
Preference Amount................         S-52
principal balance................         S-24
Principal Collections............         S-46
Purchase Agreement...............         S-60
Rapid Amortization Event.........         S-51
Rapid Amortization Period........         S-50
Rating Agency....................         S-67
Receipt..........................         S-53
Received.........................         S-53

                                      PAGE
                                      ----
Reduced Documentation Loan
  Program........................         S-21
Reference Bank Rate..............         S-49
Related Documents................         S-41
Relevant Depositary..............         S-38
Required Amount..................         S-51
Required Transferor Subordinated
  Amount.........................         S-36
Reserve Fund.....................         S-37
Rules............................         S-38
SAIF.............................         S-45
Scheduled Principal Collections
  Distribution Amount............         S-50
Servicing Fee Rate...............         S-56
Single Family Certificates.......         S-65
SMMEA............................         S-66
Statistic Calculation Date.......         S-23
                                      PAGE
                                      ----
Statistic Calculation Date
  Principal Balance..............         S-24
Statistic Calculation Pool.......         S-23
Statistic Calculation Pool
  Mortgage Loan..................         S-23
Streamlined Documentation
  Program........................         S-21
Subordinated Transferor
  Collections....................         S-51
Taxable Mortgage Pool............         S-63
Tax Counsel......................         S-61
Telerate Screen Page 3750........         S-49
Terms and Conditions.............         S-40
Transfer Date....................         S-44
Transfer Deficiency..............         S-42
Transfer Deposit Amount..........         S-42
Transferor.......................         S-36
Transferor Interest..............         S-36
Transferor Principal
  Collections....................         S-47
U.S. Person......................        A-I-4

                                    ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Certificates, Series [200[ ]-[ ]] (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and other DTC Participants.

    Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold interests in Global Securities through DTC Participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

                                     A-I-1

    Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or the Euroclear Operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case such Clearstream, Luxembourg Participants or Euroclear Participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream, Luxembourg or the Euroclear Operator has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

    Finally, intra-day traders that use Clearstream, Luxembourg Participants or Euroclear Participants to purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

        (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing interests in Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

                                     A-I-2

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

    Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear Operator through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8 or W-8BEN). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8 changes a new Form W-8 must be filed within 30 days of such change. As of December 31, 2000 only Form W-8BEN will be acceptable.

    Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States). As of December 31, 2000, only Form W-8ECI will be acceptable.

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent. As of December 31, 2000 only Form W-8BEN will be acceptable.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

                                     A-I-3

Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

    The term 'U.S. Person' means (i) a citizen or resident of the United States,
(ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or
(iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-4

                              $[                ]
                                 (APPROXIMATE)

                COUNTRYWIDE HOME EQUITY LOAN TRUST 200[ ]-[   ]

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                          SPONSOR AND MASTER SERVICER

                           REVOLVING HOME EQUITY LOAN
                 ASSET BACKED CERTIFICATES, SERIES 200[ ]-[   ]

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                 [UNDERWRITER]

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 200[ ]-[ ] Revolving Home Equity Loan Asset Backed Certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Revolving Home Equity Loan Asset Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Revolving Home Equity Loan Asset Backed Certificates will be required to deliver a prospectus supplement
and prospectus until [    ], 200[ ].

                                   [    ], 200[ ]

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [            ], 200[ ])
                             $[                  ]
                                 (APPROXIMATE)
                                  CWABS, INC.
                                   DEPOSITOR

                     [LOGO OF COUNTRYWIDE HOME LOANS, INC.]

                           SELLER AND MASTER SERVICER
                  ASSET-BACKED CERTIFICATES, SERIES 200[ ]-[ ]
    DISTRIBUTIONS ARE PAYABLE ON THE [  ]TH DAY OF EACH MONTH, BEGINNING IN
                                [      ], 200[ ]

                                -------------------

  CONSIDER
  CAREFULLY THE
  RISK FACTORS
  BEGINNING ON
  PAGE S-14
  IN THIS
  PROSPECTUS
  SUPPLEMENT AND ON
  PAGE 4 IN THE
  PROSPECTUS.

  The certificates
  represent
  obligations of
  the trust only
  and do not
  represent an
  interest in or
  obligation of
  CWABS, Inc.,
  [Countrywide Home
  Loans, Inc.] or
  any of their
  affiliates.

  This prospectus
  supplement may be
  used to offer and
  sell the offered
  certificates only
  if accompanied by
  the prospectus.

             The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                                               ORIGINAL
                                              CERTIFICATE
                                               PRINCIPAL    PASS-THROUGH   PRICE TO   UNDERWRITING   PROCEEDS TO
                                                BALANCE       RATE          PUBLIC    DISCOUNT       DEPOSITOR
                        Class AF-[1]          $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                        Class AF-[ ]          $[        ]      [     ]%     [    ]%     [    ]%        [    ]%
                        Class AF-[ ]          $[        ]      [     ]%     [    ]%     [    ]%        [    ]%
                        Class MF-[1]          $[        ]      [     ]%     [    ]%     [    ]%        [    ]%
                        Class MF-[2]          $[        ]      [     ]%     [    ]%     [    ]%        [    ]%
                        Class BF              $[        ]      [     ]%     [    ]%     [    ]%        [    ]%
                          Totals              $[        ]
                        Class AV-[1]          $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                        Class AV-[2]          $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                        Class MV-[1]          $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                        Class MV-[2]          $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                        Class BV              $[        ]      [     ]      [    ]%     [    ]%        [    ]%
                          Totals              $[        ]

             THE CERTIFICATES

                  The certificates represent interests in a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties, as described in this prospectus supplement.

                  The Class MF-[1], Class MF-[2], Class BF, Class MV-[1], Class MV-[2] and Class BV Certificates (which classes are sometimes called 'subordinated certificates') are subordinated to the other classes of offered certificates in the related certificate group (which other classes of offered certificates are sometimes called 'senior certificates'). Subordination provides a form of credit enhancement for the senior certificates. In addition, among the subordinated certificates, certificates with lower priority are subordinated to classes with higher priority as described in this prospectus supplement.

                  Delinquencies and losses realized upon liquidation of mortgage loans in the pool may adversely affect the yield to investors in the certificates, and the investors in the subordinated certificates in particular.

             OPTIONAL TERMINATION

                  The master servicer will have the option to purchase the assets of a loan group on any distribution date on which the principal balance of the related mortgage loans and any related foreclosed real estate owned by the trust fund as of such date has declined to or below 10% of [the sum of the principal balance of such mortgage loans as of the initial cut-off date plus the amount deposited in the pre-funding account on the closing date that is allocated to purchase subsequent mortgage loans to be included in such loan group].

                  If the trust fund includes foreclosed real estate owned by the trust fund, then the proceeds from the exercise of the right of optional termination may not be sufficient to pay certificateholders what they would otherwise be entitled to be paid.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 [UNDERWRITER]                                                     [UNDERWRITER]

[          ], 200[ ]

                               TABLE OF CONTENTS


    PROSPECTUS SUPPLEMENT
                                 PAGE
                                ------
Summary.......................     S-3
Risk Factors..................    S-14
The Mortgage Pool.............    S-25
Servicing of the Mortgage
  Loans.......................    S-47
Description of the
  Certificates................    S-51
Yield, Prepayment and Maturity
  Considerations..............    S-73
Use of Proceeds...............    S-84
Material Federal Income Tax
  Consequences................    S-84
State Taxes...................    S-87
ERISA Considerations..........    S-87
Method of Distribution........    S-89
Legal Matters.................    S-90
Ratings.......................    S-90
Index of Defined Terms........    S-91
Annex I: Global Clearance,
  Settlement and Tax
  Documentation Procedures....     A-1
          PROSPECTUS
                                 PAGE
                                ------
Important Notice About
  Information in This
  Prospectus and Each
  Accompanying Prospectus
  Supplement..................       3
Risk Factors..................       4
The Trust Fund................      17
Use of Proceeds...............      24
The Depositor.................      25
Loan Program..................      25
Description of the
  Securities..................      29
Credit Enhancement............      46
Yield and Prepayment
  Considerations..............      53
The Agreements................      55
Certain Legal Aspects of the
  Loans.......................      72
Material Federal Income Tax
  Consequences................      90
State Tax Considerations......     116
ERISA Considerations..........     116
Legal Investment..............     122
Method of Distribution........     123
Legal Matters.................     124
Financial Information.........     124
Rating........................     124
Index to Defined Terms........     126

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

THE CERTIFICATES

Asset-Backed Certificates, Series 200[ ]-[ ], represent an undivided beneficial ownership interest in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

See 'Description of the Certificates -- General' in this prospectus supplement.

DEPOSITOR

CWABS, Inc., is a Delaware corporation and a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation.

See 'The Depositor' in the prospectus.

SELLER AND MASTER SERVICER

[Countrywide Home Loans, Inc.]

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

TRUSTEE

[Name of the Trustee]

See 'Description of the Certificates -- The Trustee' in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller and master servicer, the depositor and the trustee, under which the trust fund will be formed.
CUT-OFF DATE

[             ], 200[ ]

CLOSING DATE

On or about [            ], 200[ ].

[FUNDING PERIOD

On the closing date, an amount equal to not more than approximately
$[            ] will be deposited in a pre-funding account. During the funding
period, which commences on the closing date and ends on [         ], 200[ ]:

  approximately [     ]% of the aggregate amount deposited in the pre-funding
  account on the closing date is expected to be used to purchase subsequent fixed rate mortgage loans, and

  approximately [     ]% of the aggregate amount deposited in the pre-funding
  account on the closing date is expected to be used to purchase subsequent adjustable rate mortgage loans.

Neither the seller nor the depositor will exercise any discretion in the selection of subsequent mortgage loans to be sold to the trust fund. The selection will be made by a mechanical procedure on a first-in first-out basis.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans for the related loan group or subgroup, as applicable, will be paid to the related certificateholders as a prepayment of
principal on the [     ], 200[ ] Distribution Date.

See 'The Mortgage Pool -- Pre-Funding' in this prospectus supplement.]

THE MORTGAGE LOANS

The mortgage loans will be divided into two separate groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. Each such group of mortgage loans is referred to as a 'loan group.'

The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by [first and second] liens on mortgaged properties. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by [first and second] liens on mortgaged properties. [The [fixed]
[adjustable] rate loan group will be further divided into [   ] separate
subgroups based on the criteria described below. Each such subgroup is referred to herein as a 'loan subgroup.'] Loan subgroup [ ] will consist of [fixed] [adjustable] rate mortgage loans with principal balances at origination that may or may not conform to the criteria specified below for the principal balances at origination of the mortgage loans included in loan subgroup [ ]. Loan subgroup [ ] will consist of [fixed] [adjustable] rate mortgage loans that had a
principal balance at origination of no more than $[       ] if a single-family
property (or $[       ] if the property is located in [      ] or [      ]) or
$[       ] if a two- to four-family property (or $[       ] if the property is
located in [      ] or [      ]).

[STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans (or either loan group or subgroup) does not reflect all of the mortgage loans that will be included in the mortgage pool (and either loan group or subgroup) on the closing date nor does it take into account any subsequent mortgage loans that may be added to the mortgage pool (and either loan group or subgroup) during the funding period. Instead, the statistical information relates to a statistical calculation pool (and statistical calculation loan groups and subgroups) which includes the number and principal
balances of only mortgage loans originated by the seller through [          ],
200[ ]. The information presented in this prospectus supplement with respect to the statistical calculation pool (and the statistical calculation loan groups and subgroups) is, unless otherwise specified, based on the scheduled principal
balances of such mortgage loans as of [         ], 200[ ], which is the
statistical calculation date. The aggregate scheduled principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. The aggregate scheduled principal balance of a statistical calculation loan group as of the statistical calculation date is referred to as the statistical calculation date group principal balance for such loan group. [The aggregate scheduled principal balance of a statistical calculation loan subgroup as of the statistical calculation date is referred to as the statistical calculation date subgroup principal balance for such loan subgroup.] The aggregate scheduled principal balance of the mortgage loans in the statistical calculation pool as of the
statistical calculation date is $[               ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date group or subgroup (as applicable) scheduled principal balance of the related statistical calculation loan group or subgroup, as applicable, as of the statistical calculation date.

Fixed Rate Statistical Calculation Loan Group

The following table summarizes the characteristics of the mortgage loans in the fixed rate statistical calculation loan group as of the statistical calculation date (based on scheduled principal balances).

[Statistical Calculation Loan Subgroup [  ]].

Number of Mortgage Loans.........................
Aggregate Principal Balance......................  $
Average Principal Balance........................  $
Range of Principal Balances......................  $                                       to $
Range of Mortgage Rates..........................                                  % to       %
Weighted Average Mortgage Rate...................                                             %
Weighted Average Combined Loan-to-Value Ratio....                                             %
Weighted Average Remaining Amortization Term
  to Maturity....................................                                        months
Range of Scheduled Amortization Term to
  Maturity.......................................                           months to    months
Type of Mortgaged Premises.......................
    Single-family detached dwellings.............                                             %
    2-4 family dwellings.........................                                             %
    Low-rise Condominiums........................                                             %
    Planned unit developments....................                                             %
    Manufactured housing (treated as real
       property).................................                                             %
    High-rise Condominiums.......................                                             %
First liens......................................                                             %
Second liens.....................................                                             %

Adjustable Rate Statistical Calculation Loan Group

The following tables summarize the characteristics of the mortgage loans in the adjustable rate statistical calculation loan group by respective loan subgroup as of the statistical calculation date (based on scheduled principal balances):

[Statistical Calculation Loan Subgroup [  ]].

Number of Mortgage Loans.........................
Aggregate Principal Balance......................  $
Average Principal Balance........................  $
Range of Principal Balances......................  $                                       to $
Mortgage Interest Rates
    Current Weighted Average Mortgage Rate.......                                             %
    Range of Current Mortgage Rates..............                                  % to       %
    Weighted Average Maximum Mortgage Rate.......                                             %
    Range of Maximum Mortgage Rates..............                                  % to       %
    Weighted Average Minimum Mortgage Rate.......                                             %
    Range of Minimum Mortgage Rates..............                                  % to       %
Weighted Average Loan-to-Value Ratio.............                                             %
Weighted Average Scheduled Remaining Term
  to Maturity....................................                                        months
Range of Scheduled Remaining Term to Maturity....                           months to    months
Type of Mortgaged Premises.......................
    Single-family detached dwellings.............                                             %
    Planned unit developments....................                                             %
    Low-rise Condominiums........................                                             %
    2-4 family dwellings.........................                                             %
    Manufactured housing (treated as real
       property).................................                                             %
    High-rise Condominiums.......................                                             %
First liens......................................                                             %
Second liens.....................................                                             %

As described in this prospectus supplement under 'The Mortgage Pool,' the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described herein.

Approximately [     ]% and [     ]% of the mortgage loans in [statistical
calculation] loan subgroup [ ] and [statistical calculation] loan subgroup [ ], respectively, are mortgage loans that initially have a [fixed] rate of interest for [one, two or three] years following their origination, and thereafter have an [adjustable] rate of interest for the remaining life of the loan, as described under 'The Mortgage Pool -- Additional Information Regarding the Adjustable Rate Mortgage Loans' in this prospectus supplement.
See 'The Mortgage Pool' in this prospectus supplement.]

DESCRIPTION OF THE CERTIFICATES

GENERAL

The certificates are being issued in two certificate groups. The certificates listed below under the column entitled 'offered fixed rate certificates' will represent interests in the fixed rate loan group as described herein. The certificates listed below under the column entitled 'offered adjustable rate certificates,' as a certificate group, will represent interests in the adjustable rate loan group as described herein. [Further the Class AV-[1] Certificates will represent interests in loan subgroup [ ] and the Class AV-[2] Certificates will represent interests in loan subgroup [ ] as described herein.]

The trust will also issue the Class BF-IO Certificates, Class BV-IO Certificates and a class of residual certificates designated as the Class R Certificates, none of which are offered by this prospectus supplement.

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the offered certificates are as follows:

                                               ORIGINAL                       LAST
                                             CERTIFICATE     PASS-         SCHEDULED
                                              PRINCIPAL     THROUGH       DISTRIBUTION
                   CLASS                      BALANCE(1)     RATE           DATE(2)
                   -----                      ----------     ----           -------
Offered Fixed Rate Certificates
 Class AF-[1]..............................  $ [         ]   (3)           [         ]
 Class AF-[ ]..............................  $ [         ]  [     ]%(4)    [         ]
 Class AF-[ ]..............................  $ [         ]  [     ]%(4)(5) [         ]
 Class MF-[1]..............................  $ [         ]  [     ]%(4)    [         ]
 Class MF-[2]..............................  $ [         ]  [     ]%(4)    [         ]
 Class BF..................................  $ [         ]  [     ]%(4)    [         ]
Offered Adjustable Rate Certificates
 Class AV-[1]..............................  $ [         ]   (6)           [         ]
 Class AV-[2]..............................  $ [         ]   (6)           [         ]
 Class MV-[1]..............................  $ [         ]   (6)           [         ]
 Class MV-[2]..............................  $ [         ]   (6)           [         ]
 Class BV..................................  $ [         ]   (6)           [         ]

(1) The original certificate principal balance of the offered certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2) Each date was determined as described under 'Yield, Prepayment and Maturity Considerations' in this prospectus supplement.

(3) The pass-through rate on the Class AF-[1] Certificates will adjust [monthly] and will be subject to an interest rate cap as described in this prospectus supplement under 'Description of the Certificates --
    Distributions -- Distributions of Interest.'

(4) The pass-through rates for these classes of offered fixed rate certificates will be subject to an interest rate cap as described in this prospectus supplement under 'Description of the Certificates --
    Distributions -- Distributions of Interest.'

(5) The pass-through rates for the Class AF-[ ] Certificates will increase to
    [    ]% per annum, after the related optional termination date, subject in each case to the interest rate cap described in this prospectus supplement under 'Description of the Certificates -- Distributions -- Distributions of Interest.'

(6) The pass-through rates for the offered adjustable rate certificates will adjust [monthly], will be subject to increase after the related optional termination
                                      S-7
    date, and will be subject to an interest rate cap, in each case as described in this prospectus supplement under 'Description of the Certificates -- Distributions -- Distributions of Interest.'

RECORD DATE

The [last] business day of the month preceding the month of a distribution date.

DENOMINATIONS

$[25,000] and multiples of $[1,000] in excess thereof.

REGISTRATION OF CERTIFICATES

The certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See 'Description of Certificates -- Book-Entry Certificates' in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rates for the offered fixed rate certificates (other than the Class AF-[1] Certificates) are the respective per annum fixed rates set forth on the cover of this prospectus supplement. The pass-through rate for the Class AF-[1] Certificates is a variable rate that on any distribution date will be equal to One-Month LIBOR plus the pass-through margin for such class. On any distribution date, the pass-through rates per annum for all classes of offered fixed rate certificates will be subject to an interest rate cap equal to the weighted average of the net mortgage rates on the fixed rate mortgage loans (which interest rate cap is called the 'fixed net rate cap').

The pass-through rates for the offered adjustable rate certificates are variable rates that may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each class of offered adjustable rate certificates will be equal to the least of:

  One-Month LIBOR plus the pass-through margin for such class,

  [the weighted average of the maximum net interest rates on the adjustable rate mortgage loans,] and a maximum per annum rate referred to as the 'adjustable rate available funds cap,' calculated as described under 'Description of the Certificates -- Distributions -- Distributions of Interest' in this prospectus supplement.

See 'Description of the Certificates -- Distributions -- Distributions of Interest' and ' -- Calculation of One-Month LIBOR' in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered fixed rate certificates is based on the fixed net rate cap, or the pass-through rate for a class of offered adjustable rate certificates is based on the adjustable rate available funds cap, the holders of those certificates will receive a smaller amount of interest than such holders would have received on that distribution date had the pass-through rate for that class not been calculated based on the fixed net rate cap or the adjustable rate available funds cap, as applicable. The amount by which a certificateholder's interest payment has been reduced by operation of the fixed net rate cap or the adjustable rate
                                      S-8
available funds cap will be paid to that certificateholder on future distribution dates to the extent that money is available to make such payments.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the [ ]th day of each calendar month. If the [ ]th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date is scheduled
for [                ].

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

  the interest that has accrued on the certificates at the related pass-through rate during the related accrual period, and any interest due on a prior distribution date that was not paid.

The 'accrual period':

  for the offered fixed rate certificates (other than the Class AF-[1] Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs, and for the offered adjustable rate certificates and the Class AF-[1] Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

The trustee will calculate interest:

  on the offered fixed rate certificates (other than the Class AF-[1] Certificates), based on a 360-day year that consists of twelve 30-day months and on the offered adjustable rate certificates and the Class AF-[1] Certificates, based on a 360-day year and the actual number of days elapsed during the related accrual period.

There are certain circumstances that could reduce the amount of interest paid to you.

See 'Description of the Certificates -- Distributions -- Distributions of Interest' in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

  will generally include principal payments on the mortgage loans in the related loan group [or subgroup, as applicable], and until overcollateralization levels have been reached, will include excess interest payments on the mortgage loans in the related loan group, and

  [on the distribution date following the end of the funding period, will include any money remaining in the pre-funding account that was allocated to the related loan group or subgroup, as applicable.]

Certificateholders should review the priority of payments described under 'Description of the Certificates -- Distributions' in this prospectus supplement.
                                      S-9

See 'Description of the Certificates -- Distributions' and
' -- Overcollateralization and Crosscollateralization Provisions' in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. Among the fixed rate certificates, the Class AF-[ ] Certificates constitute the 'senior certificates,' and the Class MF-[1], Class MF-[2], Class BF and Class BF-IO Certificates constitute the 'subordinated certificates.' Among the adjustable rate certificates, the Class AV-[1] and Class AV-[2] Certificates constitute the 'senior certificates,' and the Class MV-[1], Class MV-[2], Class BV and
Class BV-IO Certificates constitute the 'subordinated certificates.'

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Within the classes of subordinated certificates of a certificate group:

  certificates that have a class M-[1] designation will have payment priority over certificates of the same certificate group that have a class M-[2] designation and any class B designation;

  certificates that have a class M-[2] designation will have payment priority over certificates of the same certificate group that have any class B designation; and

  the Class BF and Class BV Certificates will have payment priority over the Class BF-IO and Class BV-IO Certificates, respectively.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.

OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION

When excess interest payments received in respect of the mortgage loans of a loan group are used to reduce principal owed on the related certificate group, the sum of the aggregate principal balance of the mortgage loans in such loan group [plus the amount, if any, on deposit in the pre-funding account allocated to purchase subsequent mortgage loans to be included in such loan group] may become greater than the principal balance of the related certificate group. If this occurs, the certificate group will be
                                      S-10

'overcollateralized,' and on any distribution date, the amount of any such overcollateralization will be available to absorb the related certificates' share of losses from liquidated mortgage loans, if such losses are not otherwise covered. The required level of overcollateralization will vary by certificate group and may change over time.

Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans in each loan group is expected to be higher than the weighted average pass-through rate on the related certificates. Any interest payments received in respect of the mortgage loans of a loan group in excess of the amount that is needed to pay interest on the certificates of the related certificate group will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved.

In addition, the principal payment rules require that, under certain circumstances, excess interest generated by one loan group be used with respect to the other loan group; this is called 'cross-collateralization.'

See 'Description of the Certificates -- Overcollateralization and Cross-Collateralization Provisions' in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets [in a loan group] after the principal balance of the [related] mortgage loans and any [related] foreclosed real estate owned by the trust fund declines to or below [10]% of the sum of the principal balance of the mortgage loans [in such loan group] as of the initial cut-off date [plus the amount deposited in the pre-funding account on the closing date that is allocated to purchase subsequent mortgage loans to be included in such loan group]. Such a purchase by the master servicer will result in the early retirement of all certificates [in the related certificate group].

See 'Description of the Certificates -- Optional Termination' in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class BF-IO and Class BV-IO Certificates will represent beneficial ownership of REMIC 'regular interests' in the upper tier REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of
                                      S-11

'residual interest' in each REMIC. Some classes of offered certificates may be issued with original issue discount for federal income tax purposes.

The adjustable rate certificates will also represent the beneficial interest in the right to receive payments from the adjustable rate carryover reserve fund pursuant to an interest rate cap agreement contained in the pooling and servicing agreement.

The treatment of the rights of the offered fixed rate certificates to any interest in excess of the weighted average net mortgage rate of the fixed rate mortgage loans is unclear for federal income tax purposes. The rights of such certificates to interest carryforward amounts may be treated as representing beneficial interests in the right to receive payments from a separate reserve fund pursuant to an interest rate cap agreement treated as a notional principal contract. Alternatively, the rights of such certificates to interest carryforward amounts may be treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO Certificates in respect of the Class BF-IO Certificates' entitlement to interest.

See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

None of the classes of offered certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See 'Legal Investment' in the prospectus.

ERISA CONSIDERATIONS

The Class AF-[ ] [and AV-[ ]] certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from [Rating Agency] and [Rating Agency]

                            [RATING AGENCY]           [RATING AGENCY]
        CLASS                   RATING                    RATING
        -----                   ------                    ------
AF-[1]                           [   ]                     [   ]
AF-[ ]                           [   ]                     [   ]
AF-[ ]                           [   ]                     [   ]
AV-[1]                           [   ]                     [   ]
AV-[2]                           [   ]                     [   ]
MF-[1]                           [   ]                     [   ]
MV-[1]                           [   ]                     [   ]
MF-[2]                           [   ]                     [   ]
MV-[2]                           [   ]                     [   ]
BF                               [   ]                     [   ]
BV                               [   ]                     [   ]

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See 'Ratings' in this prospectus supplement and 'Risk Factors -- Rating of the Securities' and 'Rating' in the prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' 'ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS.

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO
STANDARDS WHICH DO NOT CONFORM TO THE
STANDARDS OF FREDDIE MAC OR FANNIE MAE
WHICH MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS.....................................  Countrywide's B&C mortgage loan underwriting standards are less stringent than the
                                            standards generally acceptable to Freddie Mac
                                            and Fannie Mae with regard to the borrower's
                                            credit standing and repayment ability.
                                            Borrowers who qualify generally have payment
                                            histories and debt-to-income ratios which
                                            would not satisfy Freddie Mac and Fannie Mae
                                            underwriting guidelines and may have a record
                                            of major derogatory credit items such as
                                            outstanding judgments or prior bankruptcies.
                                            On a case by case basis, Countrywide may
                                            determine that, based upon compensating
                                            factors, a prospective borrower not strictly
                                            qualifying under its applicable underwriting
                                            risk category guidelines warrants an
                                            underwriting exception. It is expected that a
                                            significant number of the mortgage loans will
                                            have been originated based on such
                                            underwriting exceptions. [The loan file review
                                            typically conducted by underwriters in
                                            connection with securitizations was limited to
                                            the statistical calculation mortgage pool.]

                                            As a result of Countrywide's underwriting
                                            standards, the mortgage loans in the mortgage
                                            pool are likely to experience rates of
                                            delinquency, foreclosure and bankruptcy that
                                            are higher, and that may be substantially
                                            higher, than those experienced by mortgage
                                            loans underwritten in a more traditional
                                            manner. Furthermore, changes in the values of
                                            the mortgaged properties may have a greater
                                            effect on the delinquency, foreclosure,
                                            bankruptcy and loss experience of the mortgage
                                            loans in the mortgage pool than on mortgage
                                            loans originated in a more traditional manner.
                                            No assurance can be given that the values of
                                            the related mortgage properties have remained
                                            or will remain at the levels in effect on the
                                            dates of origination of the related mortgage
                                            loans.]

THE SUBORDINATED CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN SENIOR
CERTIFICATES AND SUBORDINATION MAY NOT BE
SUFFICIENT TO PROTECT SENIOR CERTIFICATES
FROM LOSSES...............................  When certain classes of certificates provide credit enhancement for other classes of
                                            certificates this is sometimes referred to as
                                            'subordination.' The subordination feature is
                                            intended to enhance the likelihood that senior
                                            certificateholders will receive regular
                                            payments of interest and principal. For
                                            purposes of this prospectus supplement,
                                            'related subordinated classes' means:

                                              with respect to the senior certificates of a
                                              certificate group, the certificates of the
                                              same certificate group that have a Class M or
                                              Class B designation,

                                              with respect to the certificates that have a
                                              Class M-[1] designation, the certificates of
                                              the same certificate group that have a Class
                                              M-[2] designation or any Class B designation,

                                              with respect to the certificates that have a
                                              Class M-[2] designation, the certificates of
                                              the same certificate group that have any
                                              Class B designation, and

                                              with respect to the Class BF and Class BV
                                              Certificates, the Class BF-IO and Class BV-IO
                                              Certificates, respectively.

                                            Credit enhancement will be provided for the
                                            certificates, first, by the right of the
                                            holders of the certificates to receive certain
                                            payments of principal prior to the related
                                            subordinated classes and, second, by the
                                            allocation of realized losses to the related
                                            subordinated classes. This form of credit
                                            enhancement is provided by using collections
                                            on the mortgage loans otherwise payable to the
                                            holders of the related subordinated classes to
                                            pay amounts due on the more senior classes.
                                            Collections otherwise payable to subordinated
                                            classes comprise the sole source of funds from
                                            which such credit enhancement is provided.
                                            Realized losses are allocated to the
                                            subordinated certificates, beginning with the
                                            subordinated certificates with the lowest
                                            payment priority, until the principal amount
                                            of that subordinated class has been reduced to
                                            zero. This means that with respect to the
                                            certificates offered by this prospectus
                                            supplement, realized losses on the

                                            mortgage loans of a particular loan group will
                                            first be allocated to the Class BF or
                                            Class BV Certificates, as applicable, until
                                            the principal balance of the Class BF or
                                            Class BV Certificates has been reduced to
                                            zero. Subsequent realized losses will be
                                            allocated to the next most junior class of
                                            subordinated certificates of the related
                                            certificate group, until the principal balance
                                            of that class of subordinated certificates has
                                            been reduced to zero. Accordingly, if the
                                            aggregate principal balance of the related
                                            subordinated classes were to be reduced to
                                            zero, delinquencies and defaults on the
                                            mortgage loans would reduce the amount of
                                            funds available for monthly distributions to
                                            holders of the remaining certificates.

                                            You should fully consider the risks of
                                            investing in a subordinated certificate,
                                            including the risk that you may not fully
                                            recover your initial investment as a result of
                                            realized losses. In addition, investors in
                                            senior certificates should consider the risk
                                            that the subordination of the related
                                            subordinated classes may not be sufficient to
                                            protect the senior certificates from losses.

                                            See 'Description of the Certificates' in this
                                            prospectus supplement.

EXCESS INTEREST FROM THE MORTGAGE LOANS
MAY NOT PROVIDE ADEQUATE CREDIT
ENHANCEMENT...............................  Each group of mortgage loans is expected to generate more interest than is needed to pay
                                            interest on the related classes of
                                            certificates because the weighted average
                                            interest rate on the related mortgage loans is
                                            expected to be higher than the weighted
                                            average pass-through rate on the related
                                            classes of certificates. If the amount of
                                            interest generated by the related mortgage
                                            loans is more than the amount than is needed
                                            to pay interest on the related certificates,
                                            such 'excess interest' will be used to make
                                            additional principal payments on the related
                                            certificates. The use of excess interest to
                                            make additional principal payments on related
                                            certificates will reduce the total principal
                                            balance of such certificates below the
                                            aggregate principal balance of the related
                                            mortgage loans, thereby creating additional
                                            'overcollateralization.' Overcollateralization
                                            is intended to provide limited protection to
                                            certificateholders by absorbing the related
                                            certificates' share of losses from liquidated
                                            mortgage loans.

                                            However, we cannot assure you that enough
                                            excess interest will be generated on the
                                            mortgage loans of either loan group to
                                            establish or maintain the required levels of
                                            overcollateralization for the related
                                            certificate group.

                                            The excess interest available on any
                                            distribution date will be affected by the
                                            actual amount of interest received, collected
                                            or recovered in respect of the related
                                            mortgage loans during the preceding month.
                                            Such amount will be influenced by changes in
                                            the pass-through rates on the offered
                                            adjustable rate certificates and the
                                            Class AF-[1] Certificates, and changes to the
                                            weighted average of the mortgage rates
                                            resulting from prepayments and liquidations of
                                            the related mortgage loans, and in the case of
                                            the offered adjustable rate certificates,
                                            adjustments of the mortgage rates on
                                            adjustable rate mortgage loans. Because the
                                            mortgage rates on the fixed rate mortgage
                                            loans are fixed, [except for certain mortgage
                                            rates that may decline based on payment
                                            history,] while the pass-through rate on the
                                            Class AF-[1] certificates is variable and
                                            because the index used to determine the
                                            mortgage rates on the adjustable rate mortgage
                                            loans is different from the index used to
                                            determine the pass-through rates on the
                                            offered adjustable rate certificates, it is
                                            possible that the pass-through rates on these
                                            certificates may be higher than the interest
                                            rates on the related mortgage loans. In that
                                            event, it may be necessary to apply all or a
                                            portion of the available excess interest to
                                            make required payments of interest on the
                                            related classes of certificates. As a result,
                                            excess interest may be unavailable for any
                                            other purpose.

                                            If the protection afforded by overcollateralization
                                            and cross-collateralization is insufficient, then
                                            the holders of the certificates could
                                            experience a loss on their investment.

[RISK REGARDING MORTGAGE RATES............  The pass-through rate on each class of adjustable rate certificates adjusts monthly
                                            and is generally based on one-month LIBOR. The
                                            mortgage rates on the adjustable rate mortgage
                                            loans generally adjust semi-annually based on
                                            six-month LIBOR [(although with respect to
                                            approximately [     ]% and [     ]% of the
                                            mortgage loans in statistical calculation loan
                                            subgroup [  ] and statistical calculation loan
                                            subgroup [  ], respectively, the related
                                            interest rates are initially fixed for a
                                            period of one, two or three

                                            years before they begin to adjust
                                            semi-annually).] Because six-month LIBOR may
                                            respond to different economic and market
                                            factors than one-month LIBOR, there is not
                                            necessarily a correlation in movement between
                                            such indices. For example, it is possible that
                                            the interest rates on certain of the
                                            adjustable rate mortgage loans may decline
                                            while the pass-through rates on the related
                                            certificates are stable or rising. In
                                            addition, although it is possible that both
                                            the mortgage rates and certificate
                                            pass-through rates may decline or increase
                                            during the same period, because of the
                                            difference between interest rate adjustment
                                            periods and pass-through rate adjustment
                                            periods, mortgage rates may decline or
                                            increase more slowly than the related
                                            certificate pass-through rates.

                                            This absence of a correlation between movement
                                            in the mortgage rates and the certificate
                                            pass-through rates may reduce the interest
                                            payable on the adjustable rate certificates
                                            because of the imposition of a pass-through
                                            rate cap called the 'adjustable rate available
                                            funds cap.' Although it is intended that the
                                            amount by which a certificateholder's interest
                                            payment has been reduced by operation of the
                                            adjustable rate available funds cap will be
                                            paid to such certificateholder on future
                                            distribution dates, we cannot assure you that
                                            excess funds will be available to make any
                                            such payments.

                                            In addition, the pass-through rate on the
                                            Class AF-[1] Certificates adjusts monthly and
                                            is based on one-month LIBOR while the mortgage
                                            rates on the fixed rate mortgage loans are
                                            fixed[, except for certain mortgage rates that
                                            may decline based on payment history]. The
                                            absence of the correlation between the
                                            variable pass-through rate on the
                                            Class AF-[1] Certificates and the fixed
                                            mortgage rates for the fixed rate loan group
                                            may reduce the interest payable on the
                                            Class AF-[1] Certificates because of the
                                            imposition of a pass-through rate cap called
                                            'fixed net rate cap.' Although it is intended
                                            that the amount by which a certificateholder's
                                            interest payment has been reduced by operation
                                            of the fixed net rate cap will be paid to such
                                            certificateholder on future distribution
                                            dates, we cannot assure you that excess funds
                                            will be available to make any such payments.]

DEFAULTS ON SECOND LIEN [FIXED]
[ADJUSTABLE] RATE MORTGAGE LOANS COULD
RESULT IN PAYMENT DELAY OR LOSS ON THE
OFFERED [FIXED] [ADJUSTABLE] RATE
CERTIFICATES..............................  Approximately [    ]% of the mortgage loans in
                                            the [fixed] [adjustable] rate [statistical
                                            calculation] loan group will be secured by
                                            second mortgages on residential properties. In
                                            the case of liquidations, [fixed] [adjustable]
                                            rate mortgage loans secured by second
                                            mortgages are entitled to proceeds that remain
                                            from the sale of the related mortgaged
                                            property after any related first lien mortgage
                                            loan and prior statutory liens have been
                                            repaid in full and any related foreclosure
                                            costs have been paid. If those proceeds are
                                            insufficient to satisfy the mortgage loans
                                            secured by second mortgages and prior liens
                                            and costs in the aggregate, the trust fund
                                            and, accordingly, holders of the offered
                                            [fixed] [adjustable] rate certificates will
                                            bear:

                                              the risk of delay in distributions while any
                                              deficiency judgment against the borrower is
                                              sought, and

                                              the risk of loss if the deficiency judgment
                                              cannot be obtained or is not realized upon.

                                            See 'Certain Legal Aspects of the Loans' in
                                            the prospectus.

[BALLOON LOANS MAY HAVE HIGH RATES OF
DEFAULT...................................  With respect to approximately [     ]% of the
                                            mortgage loans in the [fixed] [adjustable]
                                            rate [statistical calculation] loan group,
                                            borrowers make monthly payments of principal
                                            that are less than sufficient to amortize such
                                            mortgage loans by their maturity. These loans
                                            are commonly called 'balloon loans.' As a
                                            result of these lower monthly payments, a
                                            borrower generally will be required to pay a
                                            large remaining principal balance upon the
                                            maturity of such balloon loan. The ability of
                                            a borrower to make such a payment may depend
                                            on its ability to obtain refinancing of the
                                            balance due on the mortgage loan. In addition,
                                            an increase in prevailing market interest
                                            rates over the loan rate on the mortgage loan
                                            at origination may reduce the borrower's
                                            ability to obtain refinancing and to pay the
                                            principal balance of the mortgage loan at its
                                            maturity.]

CASH FLOW CONSIDERATIONS AND RISKS COULD
CAUSE PAYMENT DELAYS AND LOSSES...........  There could be substantial delays in the liquidation of defaulted mortgage loans and
                                            corresponding delays in your receiving your
                                            portion of the proceeds of a liquidation.
                                            These delays could continue for several years.
                                            Furthermore, an action to obtain a deficiency
                                            judgment is regulated by statutes and rules,
                                            and the amount of a deficiency judgment may be
                                            limited by law. In the event of a default by a
                                            borrower, these restrictions may impede the
                                            ability of the master servicer to foreclose on
                                            or to sell the mortgaged property or to obtain
                                            a deficiency judgment. In addition,
                                            liquidation expenses (such as legal and
                                            appraisal fees, real estate taxes and
                                            maintenance and preservation expenses) will
                                            reduce the amount of security for the mortgage
                                            loans and, in turn, reduce the proceeds
                                            payable to certificateholders.
                                            In the event that:

                                              the mortgaged properties fail to provide
                                              adequate security for the related mortgage
                                              loans, and

                                              the protection provided by the subordination
                                              of certain classes and the availability of
                                              overcollateralization are insufficient to
                                              cover any shortfall,

                                            you could lose all or a portion of the money
                                            you paid for the certificates.

YIELD AND REINVESTMENT COULD BE ADVERSELY
AFFECTED BY UNPREDICTABILITY OF
PREPAYMENTS...............................  No one can accurately predict the level of prepayments that the trust fund will
                                            experience. The trust fund's prepayment
                                            experience may be affected by many factors,
                                            including:

                                              general economic conditions,

                                              the level of prevailing interest rates,

                                              the availability of alternative financing, and

                                              homeowner mobility.

                                            In addition, [substantially all of] the
                                            mortgage loans contain due-on-sale provisions,
                                            and the master servicer intends to enforce
                                            those provisions unless doing so is not
                                            permitted by applicable law or the master
                                            servicer, in a manner consistent with
                                            reasonable commercial practice, permits the
                                            purchaser of the mortgaged property in
                                            question to assume the related mortgage loan.
                                            See 'The Mortgage Pool' and 'Yield, Prepayment
                                            and Maturity Considerations' in this
                                            prospectus supplement and 'Certain Legal
                                            Aspects of the Loans -- Due-on-Sale Clauses'
                                            in the

                                            prospectus for a description of certain
                                            provisions of the mortgage loans that may
                                            affect the prepayment experience on the
                                            mortgage loans.

                                            [In addition, the weighted average life of the
                                            certificates will be affected by any
                                            prepayment resulting from the distribution of
                                            amounts (if any) on deposit in the pre-funding
                                            account after the end of the funding period
                                            that are allocated to the related loan group
                                            or subgroup, as applicable.]

                                            The weighted average life of the certificates
                                            will be sensitive to the rate and timing of
                                            principal payments (including prepayments) on
                                            the mortgage loans, which may fluctuate
                                            significantly from time to time.
                                            You should note that:

                                              generally, if you purchase your certificates
                                              at a discount and principal is repaid on the
                                              related mortgage loans slower than you
                                              anticipate, then your yield may be lower than
                                              you anticipate,

                                              generally, if you purchase your certificates
                                              at a premium and principal is repaid on the
                                              related mortgage loans faster than you
                                              anticipate, then your yield may be lower than
                                              you anticipate,

                                              if you purchase an adjustable rate
                                              certificate, your yield will also be sensitive
                                              to:

                                              (1) the level of one-month LIBOR,

                                              (2) the timing of adjustment of the
                                                  pass-through rate on your certificate as it
                                                  relates to the timing of adjustment of the
                                                  interest rates on the adjustable rate
                                                  mortgage loans,

                                              (3) the level of the mortgage index and

                                              (4) other limitations on the pass-through rate
                                                  of such certificate, as described further in
                                                  this prospectus supplement, and

                                              if you purchase a Class AF-[1] Certificate,
                                              your yield will also be sensitive to:

                                              (1) the level of one-month LIBOR, and

                                              (2) the adjustment of the pass-through rate on
                                                  your certificates as it relates to the
                                                  interest rates on the fixed rate mortgage
                                                  loans,

                                              you bear the reinvestment risks resulting from
                                              a faster or slower rate of principal payments
                                              than you expected.

                                            See 'Yield, Prepayment and Maturity
                                            Considerations' in this prospectus supplement.

[POSSIBLE PREPAYMENT DUE TO INABILITY TO
ACQUIRE RELATED SUBSEQUENT MORTGAGE
LOANS.....................................  The ability of the trust fund to acquire subsequent mortgage loans for inclusion in the
                                            related loan group or subgroup (as applicable)
                                            depends on the ability of the seller to
                                            originate and acquire mortgage loans during
                                            the funding period that meet the eligibility
                                            criteria for subsequent mortgage loans as
                                            described herein. The ability of the seller to
                                            originate and acquire such loans will be
                                            affected by a number of factors including
                                            prevailing interest rates, employment levels,
                                            the rate of inflation and economic conditions
                                            generally.

                                            If the full amounts on deposit in the
                                            pre-funding account allocated to purchase
                                            subsequent mortgage loans for a loan group or
                                            subgroup (as applicable) cannot be used by the
                                            end of the funding period for that purpose,
                                            such amounts remaining on deposit in the
                                            pre-funding account will be distributed to the
                                            related certificateholders as a prepayment of
                                            principal on the [     ], 200[ ] distribution
                                            date. In particular, investors in the
                                            Class AV-[2] Certificates should note that a
                                            substantial portion of the pre-funded amount
                                            (approximately [     ]%) has been allocated to
                                            purchase subsequent mortgage loans to be
                                            included in loan group [  ]. No assurance can
                                            be given as to the magnitude of any amount on
                                            deposit in the pre-funding account at the end
                                            of the funding period with respect to any loan
                                            group or subgroup.]

REDUCTION IN OR WITHDRAWAL OF CERTIFICATE
RATINGS WILL AFFECT THE VALUE OF THE
CERTIFICATES..............................  The ratings of the certificates will depend primarily on an assessment by the rating
                                            agencies of the mortgage loans underlying the
                                            certificates, the amount of
                                            overcollateralization and the subordination
                                            afforded by certain classes of certificates.
                                            The rating by each of the rating agencies of
                                            the certificates is not a recommendation to
                                            purchase, hold or sell the certificates
                                            because that rating does not address the
                                            market price of the certificates or
                                            suitability for a particular investor.

                                            The rating agencies may suspend, reduce or
                                            withdraw the ratings on the certificates at
                                            anytime. Any reduction in, or suspension or
                                            withdrawal of, the ratings assigned to the
                                            certificates would probably reduce the market
                                            value of the certificates and may affect your
                                            ability to sell them.

DISTRIBUTION TO AND RIGHTS OF INVESTORS
COULD BE ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY OF CERTAIN
PARTIES...................................  [Countrywide Home Loans, Inc.] will treat its transfer of the mortgage loans to the
                                            depositor as a sale of the mortgage loans.
                                            However, if [Countrywide Home Loans, Inc.]
                                            becomes bankrupt, the trustee in bankruptcy of
                                            [Countrywide Home Loans, Inc.] may argue that
                                            the mortgage loans were not sold but were only
                                            pledged to secure a loan to [Countrywide Home
                                            Loans, Inc.] If that argument is made, you
                                            could experience delays or reduction in
                                            payments on the certificates. If that argument
                                            is successful, the bankruptcy trustee could
                                            elect to sell the mortgage loans and pay down
                                            the certificates early. Thus, you could lose
                                            the right to future payments of interest, and
                                            might suffer reinvestment loss in a lower
                                            interest rate environment.

                                            In addition, if the master servicer becomes
                                            bankrupt, a bankruptcy trustee or receiver may
                                            have the power to prevent the trustee from
                                            appointing a successor master servicer. Any
                                            related delays in servicing could result in
                                            increased delinquencies or losses on the
                                            mortgage loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES IN [CALIFORNIA] INCREASES THE
RISK THAT CERTIFICATE YIELDS COULD BE
IMPAIRED..................................  Approximately [     ]% of the mortgage loans
                                            in the fixed rate [statistical calculation]
                                            loan group and approximately [     ]% of the
                                            mortgage loans in the adjustable rate
                                            [statistical calculation] loan group [(and
                                            [     ]% and [     ]% of the mortgage loans in
                                            statistical calculation loan subgroup [  ] and
                                            statistical calculation loan subgroup [  ],
                                            respectively)] as of the [statistical
                                            calculation] [cut-off] date are secured by
                                            mortgaged properties that are located in the
                                            State of [California]. Property in
                                            [California] may be more susceptible than
                                            homes located in other parts of the country to
                                            certain types of uninsurable hazards, such as
                                            earthquakes, floods, mudslides and other
                                            natural disasters. In addition:

                                              economic conditions in [California] (which may
                                              or may not affect real property values) may
                                              affect the ability of borrowers to repay
                                              their loans on time,

                                              declines in the [California] residential real
                                              estate market may reduce the values of
                                              properties located

                                              in [California], which would result in an
                                              increase in the loan-to-value ratios, and

                                              any increase in the market value of properties
                                              located in [California] would reduce the
                                              loan-to-value ratios and could, therefore,
                                              make alternative sources of financing
                                              available to the borrowers at lower interest
                                              rates, which could result in an increased
                                              rate of prepayment of the mortgage loans.

YOU MAY HAVE DIFFICULTY RESELLING
CERTIFICATES..............................  The underwriters intend to make a secondary market in the classes of certificates
                                            purchased by them, but no underwriter has any
                                            obligation to do so. We cannot assure you that
                                            a secondary market will develop or, if it
                                            develops, that it will continue. Consequently,
                                            you may not be able to sell your certificates
                                            readily or at prices that will enable you to
                                            realize your desired yield. The market values
                                            of the certificates are likely to fluctuate.
                                            Fluctuations may be significant and could
                                            result in significant losses to you.

                                            The secondary markets for asset backed
                                            securities have experienced periods of
                                            illiquidity and can be expected to do so in
                                            the future. Illiquidity can have a severely
                                            adverse effect on the prices of certificates
                                            that are especially sensitive to prepayment,
                                            credit or interest rate risk, or that have
                                            been structured to meet the investment
                                            requirements of limited categories of
                                            investors.

                               THE MORTGAGE POOL

GENERAL

    The following discussion applies to the origination, sales and servicing practices of Countrywide Home Loans, Inc. in effect at the time of the origination of the Mortgage Loans.

    Set forth below is certain [statistical] information based on scheduled
principal balances as of [         ], 200[ ] which is the ['Statistical
Calculation Date'] ['Cut-off Date'] concerning (1) the pool of mortgage loans, [and] (2) each group of mortgage loans comprising such pool [and (3) each subgroup of mortgage loans comprising the [fixed] [adjustable] rate group of mortgage loans], in each case with respect to mortgage loans originated by the
Seller (as defined herein) through [    ], 200[ ] [(such pool, the 'Statistical
Calculation Pool', each such group, a 'Statistical Calculation Loan Group', and each such subgroup, a 'Statistical Calculation Loan Subgroup')]. A detailed description of the pool of conventional, sub-prime mortgage loans (the '[Initial] Mortgage Loans') to be actually included in the Trust Fund at the Closing Date (such pool, the '[Initial] Mortgage Pool') will be available to purchasers of the Offered Certificates at or before, and will be filed on
Form 8-K with the Securities and Exchange Commission within fifteen days after delivery of the Offered Certificates. The Detailed Description will specify the aggregate of the Stated Principal Balances of the [Initial] Mortgage Loans
included in the [Initial] Mortgage Pool [as of the later of (x) [         ],
200[ ] and (y) the date of origination of each such Initial Mortgage Loan (such date, the 'Initial Cut-off Date,' and such aggregate of such Stated Principal Balances, the 'Initial Cut-off Date Pool Principal Balance')] and will also include, among other things, the following information regarding such [Initial] Mortgage Loans:

        (1) the Mortgage Rates borne by the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

        (2) the lien priorities of the [Initial] Mortgage Loans,

        (3) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the [Initial] Mortgage Loans,

        (4) the remaining months to stated maturity of the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

        (5) the type of properties securing the [Initial] Mortgage Loans,

        (6) the geographical distribution of such [Initial] Mortgage Loans by state,

        (7) the occupancy types of the [Initial] Mortgage Loans and

        (8) the loan purposes of the [Initial] Mortgage Loans.

    The '[Statistical Calculation] [Cut-off] Date Pool Principal Balance' is
$[            ], which is equal to the aggregate Stated Principal Balance of the
Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The [Statistical Calculation] [Cut-off] Date Group Principal Balance for the [Statistical Calculation] Loan Group comprised of Fixed Rate Mortgage Loans (the
'Fixed Rate [Statistical Calculation] Loan Group') is $[            ], which is
equal to the aggregate Stated Principal Balance of the Fixed Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The [Statistical Calculation] [Cut-off] Date Group Principal Balance for the [Statistical Calculation] Loan Group comprised of Adjustable Rate Mortgage Loans (the 'Adjustable Rate [Statistical Calculation] [Cut-off] Loan Group') is
$[            ], which is equal to the aggregate Stated Principal Balance of the
Adjustable Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. [The '[Statistical Calculation] [Cut-off] Date Subgroup Principal Balance' for the [Statistical Calculation] Loan Subgroup identified below as
'[Statistical Calculation] Loan Subgroup [  ]' is $[           ] which is equal
to the aggregate Stated Principal Balances of the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Subgroup [ ].

    [The Statistical Calculation Pool will consist of [    ] Mortgage Loans, of
which approximately [    ]% are included in the Fixed Rate Statistical
Calculation Loan Group and approximately [    ]% are included in the Adjustable
Rate Statistical Calculation Loan Group (based on the scheduled principal balances as of the Statistical Calculation Date).] CWABS, Inc. (the 'Depositor') believes that the information set forth herein with respect to the [Statistical Calculation] [Mortgage] Pool, each [Statistical Calculation] Loan Group [and each Statistical Calculation Loan Subgroup] as presently constituted is representative of the characteristics of the Mortgage Pool, each Loan Group [and each Loan Subgroup], respectively, as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool, each Loan Group [and each Loan Subgroup] may vary. See ' -- Difference between Statistical Calculation Pool and the Actual Mortgage Pool' below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on either the [Statistical Calculation] [Cut-off] Date Group Principal Balance of the related [Statistical Calculation] Loan Group [or the Statistical Calculation Date Subgroup Principal Balance of the related Statistical Loan Subgroup, as applicable].

    All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the 'Mortgage Notes'). The Mortgage Notes are secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the 'Mortgaged Properties') which are located in 49 states and the District of Columbia. Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the 'Fixed Rate Loan Group' and 'Adjustable Rate Loan Group,' and each a 'Loan Group'), comprised of Mortgage Loans that bear interest at fixed rates[, except for certain mortgage rates that may decline based on payment history], in the case of the Fixed Rate Loan Group (such Mortgage Loans, the 'Fixed Rate Mortgage Loans'), and adjustable rates, in the case of the Adjustable Rate Loan Group (such Mortgage Loans, the 'Adjustable Rate Mortgage Loans'). [The [Fixed] [Adjustable] Rate Loan Group will be comprised of [ ] subgroups of Mortgage Loans (each a 'Loan Subgroup'). ['Loan Subgroup [ ]' will consist of [Fixed] [Adjustable] Rate Mortgage Loans with principal balances at origination that may or may not conform to the criteria specified below for principal balances at origination of the Mortgage Loans included in Loan Subgroup [ ]. 'Loan Subgroup [ ]' will consist of [Fixed] [Adjustable] Rate Mortgage Loans that had a principal balance
at origination of no more than $[     ] (or $[       ] if the property is
located in [     ] or [     ]), if a single-family property, or $[       ] (or
$[       ] if the property is located in [     ] or [     ]), if a two- to
four-family property.]

    [Substantially] all of the Mortgage Loans to be included in the Trust Fund will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by Countrywide and will have been originated substantially in accordance with Countrywide's underwriting criteria for sub-prime ('B&C') quality mortgage loans described herein under ' -- Underwriting Standards -- B&C Quality Mortgage Loans.' Sub-prime mortgage loans are generally mortgage loans made to borrowers with prior credit difficulties.

    Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ('Scheduled Payments') either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may
be prepaid in full or in part at any time; however, approximately [    ]% of the
Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and
[    ]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation]
Loan Group (approximately [ ]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [ ] and approximately [ ]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [ ]) provide for the payment by the borrower of a prepayment charge on full prepayments typically made within five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the first five years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

    Fixed Rate [Statistical Calculation] Loan Group. For the Fixed Rate Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group: The aggregate of
the Stated Principal Balances was $[            ]. The average Stated Principal
Balance was $[        ], the minimum Stated Principal Balance was $[       ],
and the maximum Stated Principal Balance was $[          ]. The minimum Mortgage
Rate and the maximum Mortgage Rate were approximately [    ]% and [     ]% per
annum, respectively, and the weighted average Mortgage Rate was approximately
[     ]% per annum. The remaining amortization term to maturity ranged from
approximately [   ] months to [   ] months and the weighted average remaining
amortization term to maturity was approximately [   ] months. Approximately

[    ]% of the Mortgage Loans were secured by Mortgaged Properties which are
single-family detached residences and approximately [    ]% were owner-occupied.
Approximately [    ]%, [   ]%, [   ]%, [   ]% and [   ]% of the Mortgage Loans
are secured by Mortgaged Properties located in [        ], [       ], [     ],
[     ] and [    ], respectively. Approximately [    ]% of the Mortgage Loans
were underwritten pursuant to Countrywide's Stated Income Program. Approximately
[    ]% of the Mortgage Loans constitute Balloon Loans. Approximately [   ]% of
the Mortgage Loans were 30 to 59 days delinquent. As of the [Statistical Calculation] [Cut-off] Date, no Mortgage Loan was 60 or more days delinquent.
Approximately [    ]% of the Mortgage Loans are secured by first liens on the
related Mortgaged Properties, and approximately [   ]% of the Mortgage Loans are
secured by second liens on the related Mortgaged Properties.

    Adjustable Rate [Statistical Calculation] Loan Group. For the Adjustable Rate Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group:
The aggregate of the Stated Principal Balances was $[            ]. The average
Stated Principal Balance was $[         ], the minimum Stated Principal Balance
was $[        ], and the maximum Stated Principal Balance was $[         ]. The
minimum current Mortgage Rate and the maximum current Mortgage Rate were
approximately [    ]% and [     ]% per annum, respectively, and the weighted
average Mortgage Rate was approximately [    ]% per annum. The remaining term to
scheduled maturity ranged from approximately [   ] to [   ] months and the
weighted average remaining term to scheduled maturity was approximately [   ]
months. Approximately [    ]% of the Mortgage Loans were secured by Mortgaged
Properties which are single-family detached residences and approximately   %
were owner-occupied. Approximately [    ]%, [   ]%, [   ]%, [   ]% and [   ]% of
the Mortgage Loans are secured by Mortgaged Properties located in [        ],
[       ], [     ], [         ] and [    ], respectively. Approximately [    ]%
of the Mortgage Loans were underwritten pursuant to Countrywide's Stated Income Program. None of the Mortgage Loans constitute Balloon Loans. Approximately
[   ]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was
60 or more days delinquent. All of the Mortgage Loans are secured by first liens on the related Mortgaged Properties.

    [Statistical Calculation] Loan Subgroup [ ]. For the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Group [ ]: The aggregate
of the Stated Principal Balances was $[           ]. The average Stated
Principal Balance was $[         ], the minimum Stated Principal Balance was
$[        ], and the maximum Stated Principal Balance was $[         ]. The
minimum current Mortgage Rate and the maximum current Mortgage Rate were
approximately [    ]% and [     ]% per annum, respectively, and the weighted
average Mortgage Rate was approximately [    ]% per annum. The remaining term to
scheduled maturity ranged from approximately [   ] to [   ] months and the
weighted average remaining term to scheduled maturity was approximately [   ]
months. Approximately [    ]% of the Mortgage Loans were secured by Mortgaged
Properties which are single-family detached residences and approximately [    ]%
were owner-occupied. Approximately [    ]%, [   ]%, [   ]%, [   ]% and [   ]% of
the Mortgage Loans are secured by Mortgaged Properties located in [        ],
[     ], [      ], [     ] and [     ], respectively. Approximately [    ]% of
the Mortgage Loans were underwritten pursuant to Countrywide's Stated Income Program. None of the Mortgage Loans constitute Balloon Loans. Approximately
[   ]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was
60 or more days delinquent.

    Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an 'Adjustment Date') to equal the sum, rounded
to the nearest [    ]%, of:

        (1) the average of the London interbank offered rates for [six-month] U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Trustee, as holder of the related Mortgage Note, based on comparable information, in each case as most recently announced as of a date [45] days prior to such Adjustment Date (the 'Mortgage Index'), and

        (2) a fixed percentage amount specified in the related Mortgage Note (the 'Gross Margin');

provided, however, that the Mortgage Rate for substantially all of the
Adjustable Rate Mortgage Loans will not increase or decrease by more than [   ]%
on any Adjustment Date (the 'Periodic Rate Cap'), with the exception of the initial Adjustment Date for certain of the [1/29], [2/28] and [3/27] Mortgage Loans (each defined below), which are subject to a different initial Periodic Rate Cap, which is set forth in the Mortgage Note. Substantially all of the Mortgage Loans in the Adjustable Rate Statistical Calculation Loan Group were originated with Mortgage Rates less than the sum of the then applicable Mortgage
Index and the related Gross Margin. Approximately [   ]% of the Mortgage Loans
in the Adjustable Rate [Statistical Calculation] Loan Group [(and [   ]% in
Statistical Calculation Loan Subgroup [  ] and [   ]% in Statistical Calculation
Loan Subgroup [  ]) have fixed Mortgage Rates for approximately [12] months
after origination thereof (the '[1/29] Mortgage Loans'), approximately [    ]%
of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan
Group [(and [    ]% in Statistical Calculation Loan Subgroup [  ] and [    ]% in
Statistical Calculation Loan Subgroup [ ])] have fixed Mortgage Rates for approximately [24] months after origination thereof (the '[2/28] Mortgage
Loans'), and approximately [    ]% of the Mortgage Loans in the Adjustable Rate
[Statistical Calculation] Loan Group [(and [    ]% in Statistical Calculation
Loan Subgroup [  ] and [    ]% in Statistical Calculation Loan Subgroup [  ])]
have fixed Mortgage Rates for approximately [36] months after origination thereof (the '[3/27] Mortgage Loans'), in each case before becoming subject to the semi-annual adjustment described in the preceding sentences. Approximately
[    ]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation]
Loan Group [(and [     ]% in Statistical Calculation Loan Subgroup [  ] and
[    ]% in Statistical Calculation Loan Subgroup [  ])] will provide that over the life of each such Mortgage Loan the Mortgage Rate will in no event be more
than the initial Mortgage Rate plus [   ]% (the 'Maximum Mortgage Rate').
Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

    [Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans will include 'credit comeback loans' ('Fixed Rate Credit Comeback Loans') that provide borrowers the potential of four mortgage rate reductions for good payment history during any one or more of the first four consecutive twelve month periods following the origination date of the loan. The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve month period. If the Fixed Rate Credit Comeback Loan borrower makes scheduled payments in full during such twelve month period with a maximum of one late payment (which, however, cannot be in the twelfth month of
such period) the Fixed Rate Credit Comeback Loan is eligible for a [    ]% per
annum reduction on the current mortgage rate. The Fixed Rate Credit Comeback Loan may qualify for such a mortgage rate reduction for each of the four consecutive twelve month periods. However, for purposes of payments made on the Offered Certificates, including the calculation of the Fixed Net Rate Cap as well as other Mortgage Rate calculations, all Fixed Rate Credit Comeback Loans will be treated as having a Mortgage Rate assuming the borrower qualifies for all such rate reductions (whether or not the borrower actually qualifies for such rate reductions). If the related borrower actually does not qualify for a Mortgage Rate reduction with respect to a Fixed Rate Credit Comeback Loan, any interest received in excess of the interest received if the borrower did qualify for such rate reduction will be paid to the holders of the Class R Certificates and will not be available to make any payments on the Offered Certificates.
Approximately [    ]% of the Mortgage Loans in the Fixed Rate Statistical
Calculation Loan Group are Fixed Rate Credit Comeback Loans.]

    [Difference between Statistical Calculation Pool and the Initial Mortgage Pool. The statistical information presented in this Prospectus Supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool
reflects Mortgage Loans originated by the Seller through [         ], 200[ ].
The statistical information presented herein is based on the number and the Stated Principal Balances of such Mortgage Loans as of the Statistical Calculation Date. The Depositor expects the aggregate Stated Principal Balances of the [Initial] Mortgage Loans to be included in the [Initial] Mortgage Pool as
of the [Initial] Cut-off Date will be approximately $[           ]. The Mortgage
Loans to be included in the [Initial] Mortgage Pool will represent Mortgage Loans in the Statistical Calculation Pool plus additional Mortgage Loans sold by the Seller to the Depositor, and by the Depositor to the Trust Fund, on the Closing Date. However, with respect to the Mortgage Loans in the Statistical Calculation Pool, as to which statistical information is presented herein, some amortization will occur prior to the transfer of such Mortgage Loans to the Trust Fund. Moreover, certain Mortgage Loans in the Statistical Calculation Pool may prepay in full or may be determined not to meet the eligibility requirements for the final Mortgage Pool and as a result may not be included in the final Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the [Initial] Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation Pool as presented in this Prospectus Supplement, although such variance will not be material.]

    Loan-to-Value Ratio and Combined Loan-to-Value Ratio. The 'Loan-to-Value Ratio' of a Mortgage Loan is equal to:

        (1) the principal balance of such Mortgage Loan at the date of origination, divided by

        (2) the Collateral Value of the related Mortgaged Property.

    The 'Combined Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

        (1) the sum of:

           (a) the original principal balance of the Mortgage Loan and

           (b) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

        (2) the Collateral Value of the related Mortgaged Property.

    The 'Collateral Value' of a Mortgaged Property is the lesser of:

        (1) the appraised value based on an appraisal made for Countrywide by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

        (2) the sales price of such Mortgaged Property at such time of origination.

    With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

    No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. The weighted average Combined Loan-to-Value Ratio in the
Fixed Rate [Statistical Calculation] Loan Group was approximately [    ]%, the
weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in the
Adjustable Rate [Statistical Calculation] Loan Group was approximately [    ]%
[and the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in [Statistical Calculation] Loan Subgroup [ ] and [Statistical Calculation] Loan
Subgroup [  ] were approximately [    ]% and [    ]%, respectively.]

    Stated Principal Balance. 'Stated Principal Balance' means, for any Mortgage Loan and (1) the related [Initial] Cut-off Date [or Subsequent Cut-off Date (as defined below), as applicable (the 'Cut-off Date')], [or the Statistical Calculation Date (as the context requires),] the unpaid principal balance of the Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date,
(ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, a Loan Group [or Loan Subgroup] as a whole, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in that Mortgage Pool, Loan Group [or Loan Subgroup], respectively.

THE [STATISTICAL CALCULATION] [MORTGAGE] POOL

    The following information sets forth in tabular format certain information, as of the [Statistical Calculation] [Cut-off] Date, about Mortgage Loans included in the [Statistical Calculation] [Mortgage] Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the related [Statistical Calculation] [Cut-off] Date Group Principal Balance [or related [Statistical Calculation] [Cut-off] Date Subgroup Principal Balance, as applicable]. The sum of the columns below may not equal the total indicated due to rounding.

                FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

                    MORTGAGE RATES FOR THE MORTGAGE LOANS IN
   THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
RANGE OF MORTGAGE RATES (%)(2)                             LOANS       OUTSTANDING         [SUBGROUP]
------------------------------                             -----       -----------         ----------
     % -      %........................................              $                             %
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
     % -      %........................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate [Statistical
    Calculation] Loan [Group] [Subgroup [  ] ] was approximately [     ]% per
    annum.

(2) [Approximately [    ]% of the Mortgage Loans in the Fixed Rate [Statistical
    Calculation] Loan [Group] [Subgroup] are Fixed Rate Credit Comeback Loans. The Mortgage Rates for the Fixed Rate Credit Comeback Loans included in this table are the actual current Mortgage Rates on these Mortgage Loans. However, all Fixed Rate Credit Comeback Loans will for purposes of payments made on the Offered Certificates be treated as having four separate Mortgage Rate reductions within four years following the Closing Date. Each such reduction will be equal to [ ]% per annum and will be made after the last month of each twelve month period after origination of the related Fixed Rate Credit Comeback Loan (each Fixed Rate Credit Comeback Loan was originated no earlier than five months prior to the Closing Date and therefore has not yet experienced a Mortgage Rate reduction). For more information regarding the Fixed Rate Credit Comeback Loans, see 'The Mortgage Pool -- General -- Additional Information regarding the Fixed Rate Mortgage Loans.']

                FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

           [COMBINED] LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS IN
   THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
           RANGE OF [COMBINED] LOAN-TO-VALUE             MORTGAGE        BALANCE            [GROUP]
                      RATIOS (%)                           LOANS       OUTSTANDING         [SUBGROUP]
-------------------------------------------------------    -----       -----------         ----------
    % -      %.........................................              $                             %
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
    % -      %.........................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average [Combined] Loan-to-Value Ratio of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ] ] was approximately
    [    ]%.

           MORTGAGE LOAN PRINCIPAL BALANCE FOR THE MORTGAGE LOANS IN
   THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                RANGE OF MORTGAGE LOAN                   MORTGAGE        BALANCE             GROUP
                PRINCIPAL BALANCES ($)                     LOANS       OUTSTANDING         [SUBGROUP]
                ----------------------                     -----       -----------         ----------
$          - $         ................................              $                             %
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
$          - $         ................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in the Fixed Rate [Statistical Calculation]
    Loan [Group] [Subgroup [  ] ] was $[        ].

                FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

     STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS IN THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ] ]

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
STATE                                                      LOANS       OUTSTANDING         [SUBGROUP]
-----                                                      -----       -----------         ----------
 .......................................................              $                             %
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
 .......................................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

                FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

             TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS IN
     THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
PROPERTY TYPE                                              LOANS       OUTSTANDING         [SUBGROUP]
-------------                                              -----       -----------         ----------
2-4 Family Dwellings...................................              $                             %
High-Rise Condominiums.................................
Low-Rise Condominiums..................................
Manufactured Housing (treated as real property)........
Planned Unit Developments..............................
Single-Family Detached Dwellings.......................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

                   OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
   THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
OCCUPANCY TYPE                                             LOANS       OUTSTANDING         [SUBGROUP]
--------------                                             -----       -----------         ----------
Second Home............................................              $                             %
Investment Property....................................
Primary Residence......................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

---------

(1) Based upon representations of the related mortgagors at the time of origination.

         REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE LOANS IN
   THE FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
REMAINING TERM (MONTHS)                                    LOANS       OUTSTANDING         [SUBGROUP]
-----------------------                                    -----       -----------         ----------
    -    ..............................................              $                             %
    -    ..............................................
    -    ..............................................
    -    ..............................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining amortization terms to maturity for the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ] ] was
    approximately [   ] months.

                     LOAN PURPOSE FOR THE MORTGAGE LOANS IN
       FIXED RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
LOAN PURPOSE                                               LOANS       OUTSTANDING         [SUBGROUP]
------------                                               -----       -----------         ----------
Refinance-Cash Out.....................................              $                             %
Purchase...............................................
Refinance-Rate/Term....................................
                                                           -----     ---------------         ------
    Total..............................................              $                       100.00%
                                                           -----     ---------------         ------
                                                           -----     ---------------         ------

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

                    MORTGAGE RATES FOR THE MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
RANGE OF MORTGAGE RATES (%)                                 LOANS      OUTSTANDING         [SUBGROUP]
---------------------------                                 -----      -----------         ----------
     % -      %.........................................              $                            %
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in [Statistical Calculation] Loan
    [Group] [Subgroup [  ] ] was approximately [    ]% per annum.

                      GROSS MARGINS FOR MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                        RANGE OF                          MORTGAGE       BALANCE            [GROUP]
                   GROSS MARGINS (%)                        LOANS      OUTSTANDING         [SUBGROUP]
                   -----------------                        -----      -----------         ----------
     % -      %.........................................              $                            %
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Gross Margin of the Mortgage Loans in [Statistical Calculation] Loan [Group]
    [Subgroup [  ] ] was approximately [    ]%.

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

                    MAXIMUM RATES FOR THE MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
RANGE OF MAXIMUM RATES (%)                                  LOANS      OUTSTANDING         [SUBGROUP]
--------------------------                                  -----      -----------         ----------
     % -      %.........................................              $                            %
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Maximum Rate of the Mortgage Loans in [Statistical Calculation] Loan [Group]
    [Subgroup [  ] ] was approximately [     ]% per annum.

           MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS IN [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                 RANGE OF MORTGAGE LOAN                   MORTGAGE       BALANCE            [GROUP]
                 PRINCIPAL BALANCES ($)                     LOANS      OUTSTANDING         [SUBGROUP]
                 ----------------------                     -----      -----------         ----------
$          - $         .................................              $                            %
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
$          - $         .................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in [Statistical Calculation] Loan [Group]
    [Subgroup [  ] ] was $[         ].

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

                  MINIMUM MORTGAGE RATES FOR MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
RANGE OF MINIMUM INTEREST RATES (%)                         LOANS      OUTSTANDING         [SUBGROUP]
-----------------------------------                         -----      -----------         ----------
     % -      %.........................................              $                            %
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
     % -      %.........................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in [Statistical Calculation]
    Loan [Group] [Subgroup [  ] ] was approximately [    ]% per annum.

          [COMBINED] LOAN-TO-VALUE RATIO FOR THE MORTGAGE LOANS IN THE ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
RANGE OF [COMBINED] LOAN-TO-VALUE RATIOS (%)                LOANS      OUTSTANDING         [SUBGROUP]
--------------------------------------------                -----      -----------         ----------
    % -      %..........................................              $                            %
    % -      %..........................................
    % -      %..........................................
    % -      %..........................................
    % -      %..........................................
    % -      %..........................................
    % -      %..........................................
    % -      %..........................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in [Statistical Calculation] Loan
    [Group] [Subgroup [  ] ] was approximately [    ]%.

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

      STATE DISTRIBUTION OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
STATE                                                       LOANS      OUTSTANDING         [SUBGROUP]
-----                                                       -----      -----------         ----------
 ........................................................              $                            %
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

              INITIAL FIXED RATE PERIOD FOR THE MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
INITIAL FIXED RATE PERIOD (MONTHS)                          LOANS      OUTSTANDING         [SUBGROUP]
----------------------------------                          -----      -----------         ----------
 6......................................................              $                            %
12......................................................
24......................................................
36......................................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

        NEXT ADJUSTMENT DATE FOR THE [2/28] AND [3/27] MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
NEXT ADJUSTMENT DATE                                        LOANS      OUTSTANDING         [SUBGROUP]
--------------------                                        -----      -----------         ----------
        ................................................              $                            %
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
        ................................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

      NEXT ADJUSTMENT DATE FOR THE NON-[2/28] AND [3/27] MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                         AGGREGATE          PERCENT
                                                           NUMBER OF     PRINCIPAL          OF LOAN
                                                           MORTGAGE       BALANCE           [GROUP]
NEXT ADJUSTMENT DATE                                         LOANS      OUTSTANDING        [SUBGROUP]
--------------------                                         -----      -----------        ----------
        .................................................              $                           %
        .................................................
        .................................................
        .................................................
                                                              --       -------------         ------
    Total................................................              $                     100.00%
                                                              --       -------------         ------
                                                              --       -------------         ------

             TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
PROPERTY TYPE                                               LOANS      OUTSTANDING         [SUBGROUP]
-------------                                               -----      -----------         ----------
2-4 Family Dwellings....................................              $                            %
Low-Rise Condominiums...................................
Manufactured Housing (treated as real property).........
Planned Unit Developments...............................
Single-Family Detached Dwellings........................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

                 OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN THE
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
OCCUPANCY TYPE                                              LOANS      OUTSTANDING         [SUBGROUP]
--------------                                              -----      -----------         ----------
Investment Property.....................................              $                            %
Primary Residence.......................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

---------
(1) Based upon representation of the related mortgagors at the time of origination.

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                [ [STATISTICAL CALCULATION] LOAN SUBGROUP [  ] ]

         REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE LOANS IN
           [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ](1)

                                                                        AGGREGATE           PERCENT
                                                         NUMBER OF      PRINCIPAL           OF LOAN
                                                         MORTGAGE        BALANCE            [GROUP]
REMAINING TERM (MONTHS)                                    LOANS       OUTSTANDING         [SUBGROUP]
-----------------------                                    -----       -----------         ----------
    -    ..............................................              $                             %
    -    ..............................................
    -    ..............................................
    -    ..............................................
                                                            ---      ---------------         ------
    Total..............................................              $                       100.00%
                                                            ---      ---------------         ------
                                                            ---      ---------------         ------

---------

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining months to scheduled maturity of the Mortgage Loans in [Statistical
    Calculation] Loan [Group] [Subgroup [  ] ] was approximately [   ] months.

                     LOAN PURPOSE FOR THE MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [  ] ]

                                                                        AGGREGATE           PERCENT
                                                          NUMBER OF     PRINCIPAL           OF LOAN
                                                          MORTGAGE       BALANCE            [GROUP]
LOAN PURPOSE                                                LOANS      OUTSTANDING         [SUBGROUP]
------------                                                -----      -----------         ----------
Cashout Refinance.......................................              $                            %
Purchase................................................
Rate/Term Refinance.....................................
                                                             ---      --------------         ------
    Total...............................................              $                      100.00%
                                                             ---      --------------         ------
                                                             ---      --------------         ------

ASSIGNMENT OF THE MORTGAGE LOANS

    Pursuant to the pooling and servicing agreement dated as of [         ],
200[ ] (the 'Pooling and Servicing Agreement'), among the Depositor, the Master Servicer, the Seller, and [Name of Trustee], as trustee (the 'Trustee'), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each [Initial] Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund[, including all principal and interest received on or with respect to the [Initial] Mortgage Loans on and after the [Initial] Cut-off Date, exclusive of any scheduled principal due on or prior to the [Initial] Cut-off Date and any interest accruing prior to the [Initial] Cut-off Date, and the Pre-Funded Amount (as defined herein) deposited in the Pre-Funded Account on the Closing Date (as defined herein)].

    In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents (collectively constituting the 'Trustee's Mortgage File') with respect to each [Initial] Mortgage Loan [and Subsequent Mortgage Loan (as defined below) (collectively, the 'Mortgage Loans')]:

        (1) the original Mortgage Note, endorsed by Countrywide or the originator of the Mortgage Loan, without recourse in the following form:
    'Pay to the order of               without recourse,' with all intervening
    endorsements that show a complete chain of endorsement from the originator to Countrywide,

        (2) the original recorded Mortgage,

        (3) a duly executed assignment of the Mortgage to '[Name of Trustee], a [State] banking corporation, as trustee under the Pooling and Servicing
    Agreement dated as of [         ], 200[ ], CWABS, Inc., Asset-Backed
    Certificates, Series 200[ ]-[     ], without recourse;' in recordable form,
    as described in the Pooling and Servicing Agreement,

        (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

        (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

        (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

    [Notwithstanding the foregoing, in lieu of providing the documents described in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS'r' System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS'r' System may, at the discretion of the Master Servicer, in the future be held through the MERS'r' System. For any Mortgage held through the MERS'r' System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS'r' System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.]

    Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

        (A) not later than the Closing Date, with respect to at least [50]% of the [Initial] Mortgage Loans,

        (B) not later than [twenty one] days after the Closing Date, with respect to at least an additional [40]% of the [Initial] Mortgage Loans, [and not later than [twenty one] days after the relevant Subsequent Transfer Date (as defined below) with respect to at least [90]% of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,] and

        (C) not later than [thirty] days after the Closing Date, with respect to the remaining [10]% of the [Initial] Mortgage Loans[, and not later than [thirty] days after the relevant Subsequent Transfer Date with respect to the remaining [10]% of the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date].

    Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

    The Trustee will review the [Initial] Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), [and the Subsequent Mortgage Loan documents promptly after the Trustee's receipt thereof after the related Subsequent Transfer Date as described above,] and will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and Countrywide in writing. If Countrywide cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (as defined herein) (the 'Net Mortgage Rate') (or, if Countrywide is no longer the Master Servicer, at the applicable Mortgage Rate) to the first day of the month in which the Purchase Price is to be distributed to holders of the Certificates. Rather than repurchase the Mortgage Loan as provided above, Countrywide may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a 'Replacement Mortgage Loan'); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trust or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

        (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Countrywide in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

        (2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

        (3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the 'Minimum Mortgage Rate') not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

        (4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

        (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

        (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

        (7) have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan,

        (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

        (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

        (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

        (11) constitute the same occupancy type as the Deleted Mortgage Loan, and

        (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

    This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

[PRE-FUNDING

    On the Closing Date the excess of the proceeds from the issuance and sale of the Certificates over the Initial Cut-off Date Pool Principal Balance (the 'Pre-Funded Amount') (which Pre-Funded Amount is not expected to exceed
$[          ]) will be deposited in a pre-funding account (the 'Pre-Funding
Account') established and maintained by the Trustee on behalf of the Certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Depositor, and will not be available for payments
on the Certificates. Approximately [    ]% of the Pre-Funded Amount will be
allocated to purchase Fixed Rate Mortgage Loans, approximately [    ]% of the
Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [ ], and approximately [ ]% of the Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [ ]. During the period from the Closing Date to
[        ], 200[ ] (the 'Funding Period'), the Depositor is expected to purchase conventional subprime mortgage loans originated by the Seller after
[          ], 200[ ] ('Subsequent Mortgage Loans') from the Seller and sell such
Subsequent Mortgage Loans to the Trust Fund as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the date of origination of such Subsequent Mortgage Loan (unless such Subsequent Mortgage Loan was originated
prior to [          ], 200[ ], in which case, as of [       ], 200[ ]) (the
related 'Subsequent Cut-off Date') and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

    Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement (a 'Subsequent Transfer Agreement') to be executed by the Seller, the Depositor and the Trustee, the conveyance of Subsequent Loans may be made on any Business Day during the Funding Period (a 'Subsequent Transfer Date'), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans, and that as of the Subsequent Cut-off Date, the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders, the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, the conveyance of the Subsequent Mortgage Loans on such Subsequent Date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates.

     no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent,

     each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date that is an Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date to the related Loan Group [or Subgroup, as applicable,] the characteristics of such Loan Group [or Subgroup] will not vary by more or less than 10% from the characteristics listed below (which characteristics listed below are the characteristics of the related Statistical Calculation Loan Group [or Subgroup]); provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

[Fixed Rate Loan Group/Loan Subgroup[  ]]:
    Average Principal Balance:..............................    $
    Weighted Average Mortgage Rate:.........................               %
    Weighted Average Combined Loan-to-Value Ratio:..........               %
    Weighted Average Remaining Amortization Term to
      Maturity:.............................................          months

[Adjustable Rate Loan Group/Loan Subgroup [  ]]:
    Average Principal Balance:..............................    $
    Current Weighted Average Mortgage Rate:.................               %
    Weighted Average Loan-to-Value Ratio:...................               %
    Weighted Average Scheduled Remaining Term to
      Maturity:.............................................          months

    Neither the Seller nor the Depositor will exercise any discretion in the selection of Subsequent Mortgage Loans conveyed to the Trust Fund. The selection will be made with respect to loans that satisfy the eligibility criteria described above using a mechanical procedure generally as follows. Mortgage loans eligible for purchase will be aggregated by the date on which they were funded. These mortgage loans will be purchased in date order up through the day substantially all of the funds in the Pre Funding Account allocated for the related Loan Group [or Subgroup (as applicable)] are expended. Purchases of loans funded on the same day will be ordered alphabetically by the last name of the primary obligor. Adjustable rate mortgage loans that conform to the criteria specified for loan subgroup [ ] will first be allocated for inclusion in loan subgroup [ ] prior to being allocated for inclusion in loan subgroup [ ]. Acquisitions may occur in one or more closings after the Closing Date.]

UNDERWRITING STANDARDS

    [B&C Quality Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to B&C quality mortgage loans. Countrywide produces its B&C quality mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C quality mortgage loans. In general, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.

    Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans underwritten in accordance with Countrywide's B&C quality mortgage loan underwriting guidelines, will have been originated based on such underwriting exceptions.

    Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income, credit history and employment history, as well as certain other personal information. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source of funds for the down-payment; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

    After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 60%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

    Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property which conforms to Freddie Mac and Fannie Mae standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a Countrywide representative before the loan is funded, and an additional field review appraisal is generally performed in connection with loan amounts over $350,000 or 80% or higher loan-to-value ratios. A field review appraisal is an exterior examination of the premises by the appraiser to determine that the property is in acceptable condition and the appraised value is reasonable. In most cases, properties that are not at least average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

    Countrywide's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 95% and second mortgage loans with combined loan-to-value ratios at origination of up to 90% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower and debt-to-income ratio.

    Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

    Countrywide's B&C mortgage loan underwriting standards are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

    Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the 'Full Doc Program'), Simple Documentation Loan Program (the 'Simple Doc Program') and Stated Income Loan Program (the 'Stated Income Program'). Under each of the underwriting programs, Countrywide verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

    The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed by Freddie Mac and Fannie Mae. Under the Simple Doc Program, acceptable documentation of income consists of six months' income verification. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

    Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

    Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being assigned to a higher credit risk category.]

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    [Countrywide Home Loans, Inc. ('Countrywide')] will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. [As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

THE MASTER SERVICER

    [Countrywide is a New York corporation and a subsidiary of Countrywide Credit Industries, Inc. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

    As of [           ], 200[ ], Countrywide provided servicing for mortgage
loans with an aggregate principal balance of approximately $[          ],
substantially all of which are being serviced for unaffiliated persons. As of
[           ], 200[ ], Countrywide provided servicing for approximately
$[         ] in B&C quality mortgage loans.

    The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000. Countrywide conducts operations from its headquarters in Calabasas and from offices throughout the nation.]

LOAN SERVICING

    [Countrywide services substantially all of the mortgage loans it originates or acquires. Countrywide has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

        (a) collecting, aggregating and remitting mortgage loan payments,

        (b) accounting for principal and interest,

        (c) holding escrow (impound) funds for payment of taxes and insurance,

        (d) making inspections as required of the mortgaged properties,

        (e) preparation of tax related information in connection with the mortgage loans,

        (f) supervision of delinquent mortgage loans,

        (g) loss mitigation efforts,

        (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and

        (i) generally administering the mortgage loans, for which it receives servicing fees.

    Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements. All payments are due by the first day of the month.]

COLLECTION PROCEDURES

    [B&C Quality Mortgage Loans. When a mortgagor fails to make a payment on a B&C quality mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide's B&C servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

    Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide. After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

    Servicing and charge-off policies and collection practices with respect to B&C quality mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

    [B&C Quality Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

    For purposes of the following table:

     the period of delinquency is based on the number of days payments are contractually past due,

     certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding,

     the 'Foreclosure Rate' is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated, and the 'Bankruptcy Rate' is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                            AS OF [                    ]      AS OF [                   ]     AS OF [                    ]
                           ------------------------------   ------------------------------   ------------------------------
                               PRINCIPAL                        PRINCIPAL                        PRINCIPAL
                                BALANCE        PERCENTAGE        BALANCE        PERCENTAGE        BALANCE        PERCENTAGE
                                -------        ----------        -------        ----------        -------        ----------
Total Portfolio..........  $  [            ]        --      $  [            ]        --      $  [            ]        --
Delinquency percentage
   30-59 Days............  $  [            ]      [  ]%     $  [            ]      [  ]%     $  [            ]     [    ]%
   60-89 Days............  $                      [  ]%        [            ]      [  ]%        [            ]     [    ]%
   90+ Days..............  $  [            ]      [  ]%        [            ]      [  ]%        [            ]     [    ]%
                           -----------------     -----      -----------------     -----      -----------------     -----
      Total..............  $  [            ]      [  ]%     $  [            ]      [  ]%     $  [            ]     [    ]%
                           -----------------     -----      -----------------     -----      -----------------     -----
                           -----------------     -----      -----------------     -----      -----------------     -----
Foreclosure Rate.........  $  [            ]      [  ]%     $  [            ]      [  ]%     $  [            ]     [    ]%
Bankruptcy Rate..........  $  [            ]      [  ]%     $  [            ]      [  ]%     $  [            ]     [    ]%
                           -----------------     -----      -----------------     -----      -----------------     -----
                           -----------------     -----      -----------------     -----      -----------------     -----

    Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the 'Servicing Fee'). The 'Servicing Fee Rate'
for each Mortgage Loan will equal [   ]% per annum. The amount of the monthly
Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under ' -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received from the [2nd] day through the [15th] day of a month ('Prepayment Interest Excess'), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

    When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ('Due Dates'), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments received from the [2nd] day through the [15th] day of a month are included in the related distribution on the [25th] day of the same month, and accordingly no shortfall in interest otherwise distributable to holders of the Offered Certificates results. Conversely, Principal Prepayments received from the [16th] day of a month to the first day of the following month are not distributed until the [25th] day of such following month, and accordingly an interest shortfall (a 'Prepayment Interest Shortfall') would result. The period from the [16th] day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the [Initial] Cut-off Date) to and including the [15th] day of the month in which such Distribution Date occurs is herein referred to as the 'Prepayment Period.' In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date, [one-half] of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month (the 'Compensating Interest') will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Offered Certificates entitled thereto on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of [one-half] of the Servicing Fee otherwise payable to the Master Servicer with respect to Scheduled Payments on Mortgage Loans having the Due Date to which such Distribution Date relates. Any such deposit by the Master Servicer will be reflected in the distributions to holders of the Offered Certificates entitled thereto made on the Distribution Date on which the Principal Prepayment received would be distributed.

ADVANCES

    Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ('REO Property'), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an 'Advance,' and the date of any such Advance, as described herein, a 'Master Servicer Advance Date').

    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates (defined below) will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    The CWABS, Inc., Asset-Backed Certificates, Series 200[ ]-[ ] (the 'Certificates') will consist of:

        (a) the following certificates relating to the Fixed Rate Loan Group:

             Class AF-[ ] Certificates (collectively the 'Class A Fixed Rate Certificates'),

             Class MF-[1] Certificates,

             Class MF-[2] Certificates (together with the Class MF-[1] Certificates, the 'Mezzanine Fixed Rate Certificates'),

             Class BF Certificates (together with the Mezzanine Fixed Rate Certificates, the 'Subordinated Offered Fixed Rate Certificates'), and

             Class BF-IO Certificates,

        (b) the following certificates relating to the Adjustable Rate Loan
    Group:

             Class AV-[ ] Certificates (the 'Class A Adjustable Rate Certificates' and, together with the Class A Fixed Rate Certificates, the 'Class A Certificates'),

             Class MV-[1] Certificates (together with the Class MF-[1] Certificates, the 'Class M-1 Certificates'),

             Class MV-[2] Certificates (together with the Class MV-[1] Certificates, the 'Mezzanine Adjustable Rate Certificates;' and together with the Class MF-[2] Certificates, the 'Class M-2 Certificates'),

             Class BV Certificates (together with the Mezzanine Adjustable Rate Certificates, the 'Subordinated Offered Adjustable Rate Certificates;' and together with the Class BF Certificates, the 'Class B Certificates') and

             Class BV-IO Certificates (together with the Class BF-IO Certificates, the 'Class B-IO Certificates'), and

        (c) Class R Certificates (the 'Residual Certificates').

    The Mezzanine Fixed Rate Certificates and the Mezzanine Adjustable Rate Certificates are referred to collectively as the 'Mezzanine Certificates.' The Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates are referred to collectively as the 'Subordinated Offered Certificates.' As used herein, a 'Certificate Group' is either the Fixed Rate Certificates or the Adjustable Rate Certificates, as the context requires. The Class B-IO Certificates are interest-only Certificates issued with a notional principal balance as provided in the Pooling and Servicing Agreement. Only the Fixed Rate Certificates other than the Class BF-IO Certificates (collectively the 'Offered Fixed Rate Certificates') and the Adjustable Rate Certificates other than the Class BV-IO Certificates (the 'Offered Adjustable Rate Certificates' and collectively with the Offered Fixed Rate Certificates, the 'Offered Certificates') are offered hereby. Distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of the Fixed Rate Mortgage Loans. Distributions on the Adjustable Rate Certificates, as a Certificate Group, will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans. [Among the Adjustable Rate Certificates, distributions on the Class AV-[1] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [ ], and distributions on the Class AV-[2] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [ ], in each case as described below under ' -- Distributions.']

    The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $[25,000] and integral multiples of $[1,000] in excess thereof.

BOOK-ENTRY CERTIFICATES

    The Offered Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificate Owners') may elect to hold their Offered Certificates through the Depository Trust Company ('DTC') in the United States, or Clearstream, Luxumbourg (as defined herein) or the Euroclear System ('Euroclear'), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $[25,000] and integral multiples of $[1,000] in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Offered Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective

Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see 'Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' in the Prospectus and 'Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ('Clearstream, Luxembourg'), was incorporated in 1970 as 'Clearstream, Luxembourg S.A.', a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ('CI') merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ('DBC'). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ('New CI'), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

    Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is 'Clearstream'. With effect from 14 January 2000 New CI has been renamed 'Clearstream International, societe anonyme'. On 18 January 2000, Cedelbank was renamed 'Clearstream

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Banking, societe anonyme', and Clearstream, Luxembourg Global Services was renamed 'Clearstream Services, societe anonyme'.

    On 17 January 2000 DBC was renamed 'Clearstream Banking AG'. This means that there are now two entities in the corporate group headed by Clearstream International which share the name 'Clearstream Banking', the entity previously named 'Cedelbank' and the entity previously named 'Deutsche B(P)rse
Clearing AG'.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

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    Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' and 'Miscellaneous Tax Aspects -- Backup Withholding' in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

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
    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEPOSITS TO THE CERTIFICATE ACCOUNT

    The Master Servicer will establish and initially maintain a certificate account (the 'Certificate Account') for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis within one Business Day after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the relevant Cut-off Date[, including all principal and interest received with respect to the Mortgage Loans after the relevant Cut-off Date (exclusive of any scheduled principal due on or prior to such Cut-off Date and any interest accruing prior to such Cut-off Date)]:

        (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

        (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the related Cut-Off Date) on the Mortgage Loans, net of the related Servicing Fee,

        (3) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ('Insurance Proceeds'), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, 'Liquidation Proceeds'),

        (4) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls,

        (5) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

        (6) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

        (7) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

        (8) all Advances.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

    The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

        (1) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under 'Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans') and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

        (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause
    (2) being limited to amounts received that represent late

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
    recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made,

        (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

        (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies,

        (5) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto),

        (6) to pay to the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan,

        (7) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement (including in the case of the Master Servicer, the Extra Master Servicing Fee),

        (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

        (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

    In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the 'Distribution Account Deposit Date'), the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of Interest Funds and Principal Funds for each Loan Group [or Loan Subgroup, as applicable,] to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.

    The 'Interest Funds' with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

        (a) the sum, without duplication, of:

           (1) all scheduled interest collected during the related Due Period less the related Servicing Fee,

           (2) all Advances relating to interest,

           (3) all Compensating Interest, and

           (4) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest), less

        (b) all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group [or Loan Subgroup (as applicable)].

    The 'Principal Funds' with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

        (a) the sum, without duplication, of:

           (1) the scheduled principal collected during the related Due Period or advanced on or before the related Master Servicer Advance Date,

           (2) prepayments collected in the related Prepayment Period,

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
           (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer,

           (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and

           (5) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), less

        (b) all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group [or Loan Subgroup (as applicable)].

    A 'Due Period' with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

    The Trustee will establish and maintain a distribution account (the 'Distribution Account') on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

        (1) the aggregate amount remitted by the Master Servicer to the Trustee,

        (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account[, and]

        [(3) the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period].

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

    The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under ' -- Distributions' and may from time to time make withdrawals from the Distribution Account:

        (1) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

        (2) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

        (3) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

DISTRIBUTIONS

    General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such certificates are registered at the close of business on the Record Date. The 'Record Date' is the last business day of the month preceding the month of such Distribution Date. A 'Distribution Date' is the [ ]th day of each month, or if such day is not a
Business Day, on the first Business Day thereafter, commencing in [          ].
A 'Business Day' is any day other than:

      A Saturday or Sunday or

      A day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

    Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and

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
Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The 'Percentage Interest' evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.

    Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest distributable with respect to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the 'Accrual Period' for the related Class of Offered Certificates.

    All calculations of interest of the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

    On each Distribution Date, the Interest Funds for such Distribution Date with respect to each Loan Group [or Loan Subgroup (as applicable)] are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1) (A) with respect to the Interest Funds for the Fixed Rate Loan Group, to the Class AF-[ ] Certificates, the Current Interest and any Carry Forward Amount for each such Class; provided, however, that if the Interest Funds for the Fixed Rate Loan Group are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for the Class AF-[ ] Certificates, such Interest Funds will be distributed pro rata among each such Class based upon the ratio of (x) the Current Interest and any Interest Carry Forward Amount for such Class to (y) the aggregate Current Interest and the aggregate Interest Carry Forward Amount for all such Classes; and

              (B)(i) with respect to Interest Funds for the Loan Subgroup [ ], to the Class AV-[1] Certificates, the Current Interest and any Carry Forward Amount for such Class and (ii) with respect to Interest Funds for Loan Subgroup [ ], the Class AV-[2] Certificates, the Current Interest and any Carry Forward Amount for such Class,

        (2) to the Class M-1 Certificates of the related Certificate Group, the Current Interest for such Class,

        (3) to the Class M-2 Certificates of the related Certificate Group, the Current Interest for such Class,

        (4) to the Class B Certificates of the related Certificate Group, the Current Interest for such Class, and

        (5) any remainder to be distributed as described below under ' -- Overcollateralization and Crosscollateralization Provisions.'

    'Current Interest,' with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

    'Interest Carry Forward Amount,' with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of:

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        (1) the excess of:

           (a) Current Interest for such Class with respect to prior Distribution Dates over

           (b) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and

        (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

    The 'Pass-Through Rate' per annum for each Class of Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the respective per annum fixed rate as set forth and described on the cover of this Prospectus Supplement. On any Distribution Date, the Pass-Through Rate for each Class of Offered Fixed Rate Certificates will be subject to an interest rate cap equal to the weighted average Net Mortgage Rates on the Fixed Rate Mortgage Loans, as in effect on the related Due Date (such weighted average rate, the 'Fixed Net Rate Cap').

    The 'Pass-Through Rate' per annum for the Class AF-[1] Certificates will be equal to the lesser of:

        (1) the London interbank offered rate for one month United States dollar deposits ('One-Month LIBOR') (calculated as described below under ' -- Calculation of One-Month LIBOR') plus the Pass-Through Margin (as defined below) for such Class, and

        (2) the Fixed Net Rate Cap then in effect.

    The 'Pass-Through Rate' per annum for each Class of Offered Adjustable Rate Certificates will be equal to the least of:

        (1) One-Month LIBOR (calculated as described below under ' -- Calculation of One-Month LIBOR') plus the Pass-Through Margin for such Class,

        (2) the weighted average of [the lesser of] the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans [in either Loan Subgroup [ ] or in Loan Subgroup [ ] ] (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed) less the Servicing Fee, and

        (3) the Adjustable Rate Available Funds Cap for the Offered Adjustable Rate Certificates.

    The 'Adjustable Rate Available Funds Cap' for the Offered Adjustable Rate Certificates for any Distribution Date will be a per annum rate equal to 12 times the quotient of:

        (a) [the lesser of (x) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [ ] and (y) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [ ], in each case,] based on the Net Mortgage Rates in effect on the related Due Date divided by

        (b) the Certificate Principal Balance of the Offered Adjustable Rate Certificates (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed).

    The 'Pass-Through Margin' for each Class of Offered Adjustable Rate Certificates is as follows:

     for any Distribution Date on or prior to the Optional Termination Date for
     the Adjustable Rate Loan Group: Class AV-[1], [    ]%; Class AV-[2],
     [    ]%; Class MV-[1]; [    ]%; Class MV-[2], [    ]%; and Class BV,
     [    ]%, and

     for any Distribution Date after the Optional Termination Date for the
     Adjustable Rate Loan Group: Class AV-[1], [    ]%; Class AV-[2], [    ]%;
     Class MV-[1], [    ]%; Class MV-[2], [    ]%; and Class BV, [    ]%.

    The 'Pass-Through Margin' for the Class AF-[1] Certificates for any
Distribution Date, is [    ]%.

    The 'Adjustable Rate Certificate Carryover' for a Class of Offered Adjustable Rate Certificates on any Distribution Date on which the Pass-Through Rate for such Class is based upon the Adjustable Rate Available Funds Cap is the excess of:

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
        (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Adjustable Rate Available Funds Cap over

        (2) the amount of interest such Class received on such Distribution Date based on the Adjustable Rate Available Funds Cap, up to but not exceeding [the lesser of (x) the weighted average of the maximum lifetime Mortgage Rates on the Mortgage Loans in the Loan Subgroup [ ] and (y) the weighted average maximum lifetime Mortgage Rates on the Mortgage Loans in Loan Subgroup [ ]] (in each case, adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed), less the Servicing Fee Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Adjustable Rate Available Funds Cap).

    The 'Fixed Net Rate Carryover' for any Class of Offered Fixed Rate Certificates on any Distribution Date on which the Pass-Through Rate for such Class is based upon the Fixed Net Rate Cap is the excess of:

        (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Fixed Net Rate Cap over

        (2) the amount of interest such Class received on such Distribution Date based on the Fixed Net Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Fixed Net Rate Cap).

    Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

        (1) For each Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect:

           (A) (i) from the Principal Distribution Amount for the Fixed Rate Loan Group, to the Fixed Rate Class A Certificates, in the order and the priorities set forth below, and (ii) from the Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate
       Class A Certificates in the order and priorities set forth below.

           (B) to the Class M-1 Certificates in the related Certificate Group, until the Certificate Principal Balance thereof is reduced to zero,

           (C) to the Class M-2 Certificates in the related Certificate Group, until the Certificate Principal Balance thereof is reduced to zero,

           (D) to the Class B Certificates in the related Certificate Group, until the Certificate Principal Balance thereof is reduced to zero,

           (E) any remainder to be distributed as described under ' -- Overcollateralization and Crosscollateralization Provisions' below.

        (2) For each Distribution Date on and after the related Stepdown Date and so long as a related Trigger Event is not in effect:

           (A) (i) the Class A Principal Distribution Amount for the Fixed Rate Loan Group, to the Class A Fixed Rate Certificates in the order and priorities set forth below, and (ii) the Class A Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate
       Class A Certificates in the order and priorities set forth below,

           (B) to the Class M-1 Certificates in the related Certificate Group, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

           (C) to the Class M-2 Certificates in the related Certificate Group, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

           (D) to the Class B Certificates in the related Certificate Group, the Class B Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

           (E) any remainder to be distributed as described under ' -- Overcollateralization and Cross collateralization Provisions' below.

    The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group is required to be distributed to the Fixed Rate Class A Certificates sequentially, to the Class AF-[ ] and AF-[ ] Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero.

    Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates are greater than the Stated Principal Balances of all Mortgage Loans in the Fixed Rate Loan Group, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group will be distributed pro rata and not sequentially.

    The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group is required to be distributed to the Adjustable Rate Class A Certificates in the following order of priority:

        (1) (i) the Loan Subgroup [ ] Percentage thereof to the Class AV-[1] Certificates until the Certificate Principal Balance thereof is reduced to zero; and (ii) the Loan Subgroup [ ] Percentage thereof to the Class AV-[2] Certificates until the Certificate Principal Balances thereof is reduced to zero, and

        (2) if the Certificate Principal Balance of either Class of Adjustable Rate Class A Certificates is reduced to zero, the portion of the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, that would have been distributed to such Class pursuant to the foregoing clause (1) shall be distributed to the remaining Class of Class A Adjustable Rate Certificates until the Certificate Principal Balance thereof is reduced to zero.

    Notwithstanding the foreoing priority [(i) on the [         ] Distribution
Date, the portion of the related Principal Distribution Amount allocable to amounts remaining on deposit in the Pre-Funding Account with respect to a Loan Subgroup shall be distributed to the related Class of Adjustable Rate Class A Certificates and (ii)] on any Distribution Date on which the Certificate Principal Balances of the Adjustable Rate Class A Certificates are greater than the Stated Principal Balances of the Mortgage Loans in the Adjustable Rate Loan Group, the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group will be distributed to the Class AV-[1] Certificates and the Class AV-[2] Certificates pro rata on the basis of their respective Certificate Principal Balances.

    [As to any Distribution Date: the 'Loan Subgroup [  ] Percentage' will equal
(i) for any Distribution Date prior to the related Stepdown Date or as to which a related Trigger Event is in effect the percentage equivalent of a fraction, the numerator of which is the Principal Funds for Loan Subgroup [ ] for such Distribution Date and the denominator of which is the aggregate Principal Funds for the Adjustable Rate Loan Group for such Distribution Date and (ii) for any Distribution Date on or after the related Stepdown Date and so long as a related Trigger Event is not in effect, the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of the Class AV-[1] Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Certificate Principal Balances of the Adjustable Rate Class A Certificates.]

    'Principal Distribution Amount,' with respect to each Distribution Date and a Loan Group, is the sum of:

        (1) the Principal Funds for such Distribution Date for such Loan Group,

        (2) any Extra Principal Distribution Amount for such Distribution Date for the related Loan Group[, and

        (3) for the [         ] Distribution Date, any amounts remaining in the
    Pre-Funding Account after the end of the Funding Period that were allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group (net of any investment income therefrom)].

'Class A Principal Distribution Amount,' for a Loan Group is the excess of:

        (1) the Certificate Principal Balance of the Class A Certificates for the related Certificate Group immediately prior to such Distribution Date over

           (b) the lesser of:

               (I) [   ]% for the Fixed Rate Loan Group and [   ]% for the
           Adjustable Rate Loan Group, of the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group and

               (II) the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group less the OC Floor for the related Loan Group.

    'Class AF-[ ] Distribution Amount,' for any Distribution Date, is the product of:

        (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-[ ] Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates, in each case immediately prior to such Distribution Date,

        (2) the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, with respect to the Fixed Rate Certificate Group for such Distribution Date and

        (3) the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE                                           PERCENTAGE
-----------------                                           ----------
[                       ].................................    [   ]%
[                       ].................................    [   ]%
[                       ].................................    [   ]%
[                       ].................................    [   ]%
[          ] and thereafter...............................    [   ]%

    'Class M-1 Principal Distribution Amount,' for a Loan Group is the excess of:

        (1) the sum for such Loan Group of:

           (a) the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for such Distribution Date) and

           (b) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to such Distribution Date over

        (2) the lesser of:

           (a) [   ]% for the Fixed Rate Loan Group and [   ]% for the
       Adjustable Rate Loan Group of the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group and

           (b) the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group less the OC Floor for the related Loan Group.

    'Class M-2 Principal Distribution Amount,' for a Loan Group is the excess of:

        (1) of the sum for such Loan Group of:

           (a) the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for such Distribution Date),

           (b) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for such Distribution Date) and

           (c) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over

        (2) the lesser of:

           (a) [   ]% for the Fixed Rate Loan Group and [   ]% for the
       Adjustable Rate Loan Group, of the aggregate Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group and

           (b) the Stated Principal Balances of the Mortgage Loans for such Distribution Date in such Loan Group less the OC Floor for the related Loan Group.

    'Class B Principal Distribution Amount,' for a Loan Group is the excess of:

        (1) of the sum for such Loan Group of:

           (a) the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for such Distribution Date),

           (b) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for such Distribution Date),

           (c) the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the related Class M-2 Principal Distribution Amount for such Distribution Date) and

           (d) the Certificate Principal Balance of the related Class B Certificates immediately prior to such Distribution Date over

        (2) the lesser of:

           (a) [   ]% for the Fixed Rate Loan Group and [   ]% for the
       Adjustable Rate Loan Group, of the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group and

           (b) the Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group less the OC Floor for the related Loan Group,

provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for such Certificate Group are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

    'Extra Principal Distribution Amount,' for a Loan Group and with respect to any Distribution Date, is the lesser of:

        (1) the excess, if any, of:

           (a) Specified Overcollateralization Amount for such Loan Group and Distribution Date over

           (b) the Overcollateralization Amount (after giving effect to distributions of principal on the related Certificate Group other than any Extra Principal Distribution Amount) for such Loan Group and Distribution Date and

        (2) the Excess Cashflow for such Loan Group and Distribution Date available therefor in the priority set forth in this prospectus supplement.

    'Excess Cashflow,' for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Interest Funds and Principal Funds for such Loan Group and Distribution Date over required distributions of interest and principal (excluding any Extra Principal Distribution Amount) on the Offered Certificates in the related Certificate Group on such Distribution Date.

    'OC Floor' for either Loan Group equals [   ]% of the sum of the [Initial]
Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group.]

    'Remainder Excess Cashflow,' for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Excess Cashflow for such Loan Group and Distribution Date over the portion thereof, if any, applied to the Offered Certificates in the related Certificate Group pursuant to clauses (2) through (7) under the third paragraph under ' -- Overcollateralization and Crosscollateralization Provisions' below.

    'Specified Overcollateralization Amount' means:

     with respect to each Loan Group prior to the Stepdown Date for the related Certificate Group, an amount equal to [ ]% for the Fixed Rate Loan Group
     and [   ]% for the Adjustable Rate Loan Group of the sum of the [Initial]
     Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group], and with respect to each Loan Group on and after the Stepdown Date for the
     related Certificate Group, an amount equal to [   ]% for the Fixed Rate
     Loan Group and [   ]% for the Adjustable Rate Loan Group of the Stated
     Principal Balances for the current Distribution Date of the Mortgage Loans in such Loan Group, subject to a minimum amount equal to the applicable OC Floor;

provided, however, that, if on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the current Stated Principal Balance of the Mortgage Loans in the related Loan Group until the Distribution Date on which a Trigger Event for such Certificate Group no longer exists.

    'Overcollateralization Amount,' with respect to any Distribution Date and Loan Group, is the excess, if any, of:

        (a) the sum of the aggregate Stated Principal Balances for such Distribution Date of the Mortgage Loans in such Loan Group [plus, the amount (if any) in the Pre-Funding Account allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group] over

        (b) the Class Certificate Balance of the Offered Certificates in the related Certificate Group as of such date (after taking into account the payment of principal on such Certificates on such Distribution Date).

    'Stepdown Date,' with respect to each Certificate Group, is the later to occur of:

        (1) the Distribution Date in [          ] or

        (2) the first Distribution Date on which:

           (a) the Class A Certificate Principal Balance of such Certificate Group is less than or equal to

           (b) [   ]% for the Fixed Rate Loan Group and [   ]% for the
       Adjustable Rate Loan Group, of the Stated Principal Balances for such Distribution Date of the Mortgage Loans in the related Loan Group.

    A 'Trigger Event,' with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if the product of:

        (1) [ ] times for the Fixed Rate Loan Group and [ ] times for the Adjustable Rate Loan Group and

        (2) the quotient (expressed as a percentage) of:

           (a) the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group 60 or more days delinquent as of the preceding Due Date (including Mortgage Loans in foreclosure and REO Properties) and

           (b) the denominator of which is the Stated Principal Balance for such Distribution Date of such Loan Group equals or exceeds the Required Percentage.

    A 'Required Percentage,' with respect to each Certificate Group and a Distribution Date after the Stepdown Date is equal to the quotient (expressed as a percentage) of:

        (1) the excess of:

           (a) the Stated Principal Balance for such Distribution Date of such Loan Group over

           (b) the Certificate Principal Balance of the most senior Class of Certificates of such Certificate Group outstanding as of the preceding Master Servicer Advance Date and

        (2) the Stated Principal Balance for such Distribution Date of such Loan Group.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

    As set forth below, the Excess Cashflow for a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Certificate Group whenever the Overcollateralization Amount for such Loan Group is less than the related Specified Overcollateralization Amount. In addition, any Remainder Excess Cashflow with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the Certificate Group related to the other Loan Group whenever the Overcollateralization Amount for such other Loan Group is less than the related Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Certificate Group exceed the [sum of (x)] the Stated Principal Balances of the Mortgage Loans in the related Loan Group [and (y) the amount on deposit in the Pre-Funded Account (if any) allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group], the Certificate Principal Balances of the Subordinated Offered Certificates (but not the Class A Certificates) of such Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. Any such reduction is an 'Applied Realized Loss Amount.'

    If the Certificate Principal Balance of a Class of Subordinated Offered Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Excess Cashflow from the related Loan Group and Remainder Excess Cashflow from the other Loan Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Certificates in order of seniority.

    On each Distribution Date, the Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

        (1) the Extra Principal Distribution Amount for such Loan Group, to the related Certificate Group as described under ' -- Distribution of Principal' above.

        (2) to the Class M-1 Certificates of such Certificate Group, any Interest Carry Forward Amount for such Class,

        (3) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class,

        (4) to the Class M-2 Certificates of such Certificate Group, any Interest Carry Forward Amount for such Class,

        (5) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class,

        (6) to the Class B Certificates of such Certificate Group, any Interest Carry Forward Amount for such Class, and

        (7) to the Class B Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such Class.

    On each Distribution Date, the Remainder Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

        (1) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed in clauses (2) through (7) in the immediately preceding paragraph with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth above,

        (2) in the case of the Fixed Rate Loan Group to the Offered Fixed Rate Certificates, on a pro rata basis among all Classes, the Fixed Net Rate Carryover (to be treated as paid from and to the extent of funds on deposit in the Fixed Rate Carryover Reserve Fund, and, in the case of the Fixed Net Rate Carryover for the Class AF-[1] Certificates only, if such amounts on deposit in the Fixed Rate Carryover Reserve Fund are not enough to pay such Fixed Net Rate Carryover then from the Adjustable Rate Carryover Reserve Fund after payment of any Adjustable Rate Certificate Carryover pursuant to clause (3) below, in each case after giving effect to distributions pursuant to clause (4) below),

        (3) in the case of the Adjustable Rate Loan Group, to the Offered Adjustable Rate Certificates, on a pro rata basis among all Classes, the Adjustable Rate Certificate Carryover (to be treated as paid from and to the extent of funds on deposit in the Adjustable Rate Carryover Reserve Fund, after giving effect to distributions pursuant to clause (4) below),

        (4) first: (a) to the Class BF-IO Certificates, for deposit in the Fixed Rate Carryover Reserve Fund (for distribution (if any) pursuant to clause
    (2) above) in an amount equal to the Fixed Rate Carryover Reserve Fund Deposit, and (b) to the Class BV-IO Certificates, for deposit in the Adjustable Rate Carryover Reserve Fund (for distribution (if any) pursuant to clause (3) above) in an amount equal to the Adjustable Rate Carryover Reserve Fund Deposit; and second, to the Class BF-IO and Class BV-IO Certificates for distribution to the holders thereof, in each case as provided in the Pooling and Servicing Agreement,

        (5) to pay the Master Servicer an extra master servicing fee as provided in the Pooling and Servicing Agreement (the 'Extra Master Servicing Fee'), and

        (6) to the Residual Certificates, any remaining amount.

    'Applied Realized Loss Amount,' with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

    'Realized Loss' is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

    'Unpaid Realized Loss Amount,' with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, is the excess of:

        (1) Applied Realized Loss Amounts with respect to such Class over

        (2) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates.

    Any amounts distributed to a Class of Subordinated Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

    In the event that a Specified Overcollateralization Amount is permitted to decrease or 'step down' on a Distribution Date in the future, or in the event that an Excess Overcollateralization Amount (as defined below) for a Certificate Group otherwise exists, then any amounts relating to principal which would otherwise be distributed to the holders of the Certificates in the related Certificate Group on such Distribution Date will (to the extent not otherwise required to be applied to the other Certificate Group) instead be distributed to the holders of the related Class B-IO Certificates, to the Master Servicer as an Extra Master Servicing Fee and to the holders of the Residual Certificates (in each case as provided in the Pooling and Servicing Agreement) on such Distribution Date until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount. With respect to a Certificate Group and any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Specified Overcollateralization Amount is the 'Excess Overcollateralization Amount' with respect to such Distribution Date.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates (each such date, an 'Interest Determination Date'), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ('One-Month LIBOR') for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest

Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The 'Reference Bank Rate' with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates and the
Class AF-[1] Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all Adjustable Rate Certificates and the Class AF-[1] Certificates for such Accrual Period. As used in this section, 'LIBOR Business Day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

        (1) with an established place of business in London,

        (2) which have been designated as such by the Trustee and

        (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide or any successor Master Servicer.

    The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

FIXED RATE CARRYOVER RESERVE FUND

    The Pooling and Servicing Agreement establishes an account (the 'Fixed Rate Carryover Reserve Fund'), which is held in trust by the Trustee on behalf of the Offered Fixed Rate Certificateholders. The Fixed Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Fixed Rate Certificates will be entitled to receive payments from the Fixed Rate Carryover Reserve Fund in an amount equal to any Fixed Net Rate Carryover for such Offered Fixed Rate Certificates as described herein under ' -- Overcollateralization and Crosscollateralization Provisions.' The amount required to be deposited in the Fixed Rate Carryover Reserve Fund on any Distribution Date (the 'Fixed Rate Carryover Reserve Fund Deposit') will equal the greater of:

        (a) any Fixed Net Rate Carryover for such Distribution Date and

        (b) an amount such that when added to other amounts already on deposit in the Fixed Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $[5,000] (such amount on deposit therein being subject to increase or decrease under certain circumstances, as provided in the Pooling and Servicing Agreement).

    Any investment earnings on amounts on deposit in the Fixed Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BF-IO Certificates and will not be available to pay any Fixed Net Rate Carryover.

ADJUSTABLE RATE CARRYOVER RESERVE FUND

    The Pooling and Servicing Agreement also establishes an account (the 'Adjustable Rate Carryover Reserve Fund'), which is held in trust by the Trustee on behalf of the Offered Adjustable Rate

Certificateholders and the Class AF-[1] Certificateholders. The Adjustable Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Adjustable Rate Certificates and, on a subordinated basis, the Class AF-[1] Certificateholders, will be entitled to receive payments from the Adjustable Rate Carryover Reserve Fund in an amount equal to any Adjustable Rate Certificate Carryover for such Certificates (and in the case of the Class AF-[1] Certificates, the Fixed Net Rate Carryover for such Certificates not paid from amounts on deposit in the Fixed Rate Carryover Reserve Fund) as described herein under ' -- Overcollateralization and Crosscollateralization Provisions.' The amount required to be deposited in the Adjustable Rate Carryover Reserve Fund on any Distribution Date (the 'Adjustable Rate Carryover Reserve Fund Deposit') will equal the greater of:

        (a) any Adjustable Rate Certificate Carryover for such Distribution Date plus the Fixed Net Rate Carryover for the Class AF-[1] Certificates for such Distribution Date; and

        (b) an amount such that when added to other amounts already on deposit in the Adjustable Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $[5,000] (such amount on deposit therein being subject to increase or decrease under certain circumstances, as provided in the Pooling and Servicing Agreement).

    Any investment earnings on amounts on deposit in the Adjustable Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BV-IO Certificates and will not be available to pay any Adjustable Rate Certificate Carryover.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

        (1) the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying:

           (a) the aggregate amount of any Principal Prepayments included therein,

           (b) the aggregate of all scheduled payments of principal included therein and

           (c) Extra Principal Distribution Amount,

        (2) the amount of such distribution to holders of the Offered Certificates allocable to interest,

        (3) the Interest Carry Forward Amounts for each Class of Offered Certificates (if any),

        (4) the Certificate Principal Balance of the Offered Certificates after giving effect to the distribution of principal on such Distribution Date,

        (5) the Pool Stated Principal Balance for the following Distribution
    Date,

        (6) the amount of the Servicing Fee paid to or retained by the Master Servicer for the related Due Period,

        (7) the Pass-Through Rate for each Class of Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for such Distribution Date,

        (8) the amount of Advances included in the distribution on such Distribution Date,

        (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group [and each Loan Subgroup]:

           (a) delinquent (exclusive of related Mortgage Loans in foreclosure):

                30 days,

                31 to 60 days,

                61 to 90 days and

                91 or more days, and

           (b) in foreclosure and delinquent:

                30 days,

                31 to 60 days,

                61 to 90 days and

                91 or more days,

in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

        (10) with respect to any Mortgage Loan in each Loan Group [and each Loan Subgroup] that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

        (11) with respect to each Loan Group, whether a Trigger Event exists,

        (12) the total number and principal balance of any REO Properties in each Loan Group [and each Loan Subgroup] as of the close of business on the Determination Date preceding such Distribution Date,

        (13) any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each Class of the Offered Adjustable Rate Certificates on such Distribution Date; and

        (14) any Fixed Net Rate Carryover paid and all remaining Fixed Net Rate Carryover remaining on each Class of the Offered Fixed Rate Certificates on such Distribution Date.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

    The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders, for any of the purposes set forth under 'The
Agreements -- Amendment' in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee and the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

        (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

        (2) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or

        (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

OPTIONAL TERMINATION

    The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties [in each Loan Group] and thereby effect early retirement of all the Certificates [of the related Certificate Group], subject to the Stated Principal Balance of the Mortgage Loans and REO Properties [in such Loan Group] at the time of repurchase being less than or equal to [10]% of [the sum of (i) the Initial Cut-off Date Principal Balance of such Loan Group and (ii) the portion of the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group] (each, an 'Optional

Termination Date'). In the event such option is exercised by the Master Servicer, the repurchase will be made at a price equal to the sum of:

        (1) 100% of the Stated Principal Balance of each Mortgage Loan [in such Loan Group] (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee,

        (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) [in such Loan Group], and

        (3) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances [for such Loan Group],

in each case previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from such repurchase will be distributed to the Certificateholders [in the related Certificate Group] in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates [on a Certificate Group] is entitled if, [with respect to the related Loan Group,] the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties [of a Loan Group] will result in an early retirement of the Certificates [in the related Certificate Group].

OPTIONAL PURCHASE OF DEFAULTED LOANS

    As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT

    Events of Default will consist of:

        (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates,

        (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, or

        (3) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

    As of any date of determination:

     holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and holders of the Class B-IO Certificates and the Residual Certificates will be allocated all of the remaining Voting Rights.

    Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

    No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    [Name of Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at [Address of Trustee, Attention: Name of Officer] or at such other addresses as the Trustee may designate from time to time.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

    The weighted average life of, and the yield to maturity on each Class of the Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group[, or in the case of the Class AV-[1] and Class AV-[2] Certificates, in the related Loan Subgroup]. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under 'The Mortgage Pool -- Assignment of the Mortgage Loans,' with respect to up to [50]% of the [Initial] Mortgage Loans [and all of the Subsequent Mortgage Loans] (the 'Delay Delivery Mortgage Loans'), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date [or Subsequent Transfer Date, as applicable]. Should the Seller fail to deliver all or a portion of any such Trustee Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee within the time periods described under 'The Mortgage Pool -- Assignment of the Mortgage Loans,' the Seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of
prepayments on the Mortgage Loans. [In addition, approximately [    ]% of the
Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and
approximately [    ]% of the Mortgage Loans in the Adjustable Rate [Statistical
Calculation] Loan Group require the payment of a penalty in connection with certain prepayments, generally during the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.]

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

    The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors:

        (1) the overcollateralization level of the assets in the Loan Group at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates),

        (2) the delinquency and default experience of the Mortgage Loans,

        (3) the level of One-Month LIBOR and the Mortgage Index for the Adjustable Rate Mortgage Loans, and

        (4) the provisions of the Pooling and Servicing Agreement that permit any principal to be distributed to the Class B-IO Certificates and the Residual Certificates and to the Master Servicer as an Extra Master Servicing Fee (in each case as provided in the Pooling and Servicing Agreement) when required overcollateralization levels have been met.

    To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a Class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Cashflow distributed at any time or in the aggregate. See 'Description of the Offered
Certificates -- Overcollateralization and Crosscollateralization Provisions' herein.

    The Class AF-[ ] Certificates will not be entitled to distributions of
principal until the Distribution Date in [          ] (except as otherwise
described herein). Thereafter, the relative entitlement of the Class AF-[ ] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-[ ] Distribution Amount. See 'Description of the Certificates -- Distributions' herein.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

    The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable]. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to such investor that is lower than the anticipated yield.

    All of the Mortgage Loans in the Fixed Rate Loan Group are fixed rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Fixed Rate Mortgage Loans with higher mortgage rates prepay at rates higher than other Fixed Rate Mortgage Loans, the Fixed Rate Net Cap may be lower than otherwise would be the case. As a result, the interest payable on the Fixed Rate Certificates on a Distribution Date could be reduced because of the imposition of the Fixed Rate Net Cap. In addition, the pass-through rate on the Class AF-[1] Certificates adjusts monthly based on One-Month LIBOR while the mortgage rates on the Fixed Rate Mortgage Loans are fixed, except for certain mortgage rates that may decline based on payment history.

    Although amounts deposited in the Fixed Rate Carryover Reserve Fund will be available to pay any Fixed Net Rate Carryover, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned Offered Fixed Rate Certificates do not address the likelihood of the payment of such amount.

    The effective yield to the holders of the Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the [ ]th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

    All of the Mortgage Loans in the Adjustable Rate Loan Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the [1/29], [2/28] and [3/27] Mortgage Loans may differ as they approach their respective First Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

    Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the related Offered Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Adjustable Rate Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date [45] days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Adjustable Rate Available Funds Cap on the related Offered Adjustable Rate Certificates. [In addition, a substantial portion of the Mortgage Loans in Adjustable Rate [Statistical Calculation] Loan Group have Mortgage Rates which will not adjust for a substantial period of time after origination.] See 'The Mortgage Pool' herein.

    Although amounts deposited in the Adjustable Rate Carryover Reserve Fund will be available to pay any Adjustable Rate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Adjustable Rate Certificates do not address the likelihood of the payment of any such amount.

    The 'Last Scheduled Distribution Date' for

        (A) the Class AF-[ ] Certificates is the Distribution Date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that:

         no prepayments are received on the Mortgage Loans in the related Loan Group,

         scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and

         Excess Cashflow and any Remainder Excess Cashflow is not used to make accelerated payments of principal; or

        (B) the Class AF-[ ], Class MF-[1], Class MF-[2] and Class BF Certificates and the Offered Adjustable Rate Certificates is the
    Distribution Date falling in the [       ] calendar month after the calendar
    month in which the last scheduled monthly payment is due on the Mortgage Loans in (i) the Fixed Rate [Statistical Calculation] Loan Group,
    (ii) [Statistical Calculation] Loan Subgroup [  ], in the case of the
    Class AV-[1] Certificates, (iii) [Statistical Calculation] Loan
    Subgroup [ ], in the case of the Class AV-[2] Certificates and (iv) the Adjustable Rate [Statistical Calculation] Loan Group, in the case of the Class MV-[1], Class MV-[2] and Class BV Certificates.

    The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

        (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

        (2) Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein and

        (3) the Master Servicer may purchase all the Mortgage Loans [in a Loan Group] when outstanding Stated Principal Balances thereof has declined to [10]% or less of [the sum of (i) the Initial Cut-off Date Principal Balance of such Loan Group and (ii) the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in such Loan Group].

    Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ('Prepayment Models') are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the 'Prepayment Vector' or 'PV') is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a [22]% Prepayment Vector assumes prepayment rates of [2.2]% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional [2.2]% per annum (i.e. [ 1/10] of the final per annum rate) in each month thereafter up to and including the [tenth] month. Beginning in the [eleventh] month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a [22]% Prepayment Vector assumes a constant prepayment rate of [22]% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e., [ 1/10] of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ('Constant Prepayment Rate' or 'CPR') is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. [27]% CPR assumes a constant prepayment rate of [27]% per annum.

    There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

    The following tables have been prepared on the basis of the following assumptions (collectively, the 'Modeling Assumptions'):

        (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

        (2) distributions on the Offered Certificates are received, in cash, on
    the [  ]th day of each month, commencing in [          ], in accordance with
    the payment priorities defined herein,

        (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur,

        (4) scheduled payments are assumed to be received on the first day of
    each month commencing in [          ], and prepayments represent payment in
    full of individual Mortgage Loans and are assumed to be received on the last
    day of each month, commencing in [            ], and include 30 days'
    interest thereon,

        (5) the level of the six-month LIBOR Mortgage Index remains constant at
    [   ]% per annum, the level of one-year CMT remains constant at [   ]% per
    annum and the level of One-Month LIBOR remains constant at [   ]% per annum.

        (6) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the [related] Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the [related] Optional Termination Date,

        (7) the Closing Date for the Certificates is [        ],

        (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of

           (a) the assumed level of the six-month LIBOR Mortgage Index and

           (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

        (9) a Servicing Fee Rate of [0.50]% for each Loan Group,

        (10) except as indicated with respect to the weighted average lives, no optional termination is exercised [with respect to either Loan Group] on the [respective] Optional Termination Date, [and

        (11) all of Pre-Funded Amount is used to purchase Subsequent Mortgage Loans for inclusion in the related Loan Group or Subgroup (as applicable) during the Funding Period,]

        (12) each Loan Group [or Loan Subgroup] consists of Mortgage Loans having the approximate characteristics described below:

                             FIXED RATE LOAN GROUP

                              [LOAN SUBGROUP [ ]]

                                       ORIGINAL
                                     AMORTIZATION   ORIGINAL TERM   REMAINING TERM
  PRINCIPAL                              TERM        TO MATURITY     TO MATURITY     AMORTIZATION
 BALANCE ($)     MORTGAGE RATE (%)   (IN MONTHS)     (IN MONTHS)     (IN MONTHS)        METHOD
 -----------     -----------------   -----------     -----------     -----------        ------
                                                                                      [Balloon]
                                                                                     [Level Pay]
                                                                                     [Step Down]

                           ADJUSTABLE RATE LOAN GROUP

                              [LOAN SUBGROUP [  ]]

                           ORIGINAL     ORIGINAL     REMAINING             INITIAL
                         AMORTIZATION     TERM         TERM      PERIODIC  PERIODIC  GROSS    LIFE  LIFE   MONTHS TO     RESET
  PRINCIPAL    MORTGAGE      TERM      TO MATURITY  TO MATURITY    CAP       CAP     MARGIN   CAP   FLOOR  NEXT RATE   FREQUENCY
 BALANCE ($)   RATE (%)  (IN MONTHS)   (IN MONTHS)  (IN MONTHS)    (%)       (%)      (%)     (%)    (%)   ADJUSTMENT (IN MONTHS)
 -----------   --------   -----------  -----------   -----------   ---       ---      ---     ---    ---   ---------- -----------


                                      S-77

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                         CLASS AF-[1]                       CLASS AF-[ ]
                                              ---------------------------------- ----------------------------------
FIXED RATE MORTGAGE LOANS (PV)                 0%   %    %    %    %    %    %    0%   %    %    %    %    %    %
                                              ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage........................... 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100%
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
Weighted Average Life in years(1)............
Weighted Average Life in years(1)(2).........

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                         CLASS MF-[1]                        CLASS MF-[2]
                                              ----------------------------------- -----------------------------------
FIXED RATE MORTGAGE LOANS (DV)                 0%    %    %    %    %    %    %    0%    %    %    %    %    %    %
                                              ---- ----- ---- ---- ---- ---- ---- ---- ----- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage........................... 100% 100%  100% 100% 100% 100% 100% 100% % 100 100% 100% 100% 100% 100%
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
Weighted Average Life in years(1)............
Weighted Average Life in years(1)(2).........

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                                                               CLASS BF
                                                                                  -----------------------------------
FIXED RATE MORTGAGE LOANS (PV)                                                     0%    %    %    %    %    %    %
                                                                                  ---- ----- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage............................................................... 100% 100% 100% 100% 100% 100% 100%
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
                  ...............................................................
Weighted Average Life in years(1)................................................
Weighted Average Life in years(1)(2).............................................

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                         CLASS AV-[1]                       CLASS AV-[2]
                                              ---------------------------------- ----------------------------------
ADJUSTABLE RATE MORTGAGE LOANS (CPR)           0%   %    %    %    %    %    %    0%   %    %    %    %    %    %
                                              ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage........................... 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100%
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
Weighted Average Life in years(1)............
Weighted Average Life in years(1)(2).........

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                         CLASS MV-[1]                        CLASS MV-[2]
                                              ----------------------------------- -----------------------------------
ADJUSTABLE RATE MORTGAGE LOANS (CPR)           0%    %    %    %    %    %    %    0%    %    %    %    %    %   54%
                                              ---- ----- ---- ---- ---- ---- ---- ---- ----- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage........................... 100% 100% 100% 100% 100% 100% 100% 100% % 100 100% 100% 100% 100% 100%
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
                  ...........................
Weighted Average Life in years(1)............
Weighted Average Life in years(1)(2).........

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                                                              CLASS BV
                                                                                 ----------------------------------
ADJUSTABLE RATE MORTGAGE LOANS (CPR)                                              0%   %    %    %    %    %    %
                                                                                 ---- ---- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage..................................................................  100% 100% 100% 100% 100% 100%
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
                  ..................................................................
Weighted Average Life in years(1)...................................................
Weighted Average Life in years(1)(2)................................................

---------
(1) The weighted average life of the Offered Certificates is determined by:

  (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

  (b) adding the results, and

  (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

(2) To the [respective] Optional Termination Date.

ADDITIONAL INFORMATION

    The Depositor intends to file certain additional yield tables and other computational materials with respect to the Class A Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

    The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Fixed Rate Carryover Reserve Fund and Adjustable Rate Carryover Reserve Fund, will comprise several Lower Tier REMICs (as defined in the Pooling and Servicing Agreement) and an Upper Tier REMIC (as defined in the Pooling and Servicing Agreement) organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Residual Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

    Each class of Offered Certificates and the Class B-IO Certificates will represent beneficial ownership of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Adjustable Rate Carryover Reserve Fund pursuant to an interest rate cap agreement included in the Pooling and Servicing Agreement (an 'Interest Rate Cap Agreement'). Due to their entitlement to Fixed Net Rate Carryover, the Offered Fixed Rate Certificates will be treated as also representing beneficial interests in contractual rights that would either be treated for United States federal income tax purposes as an interest rate cap agreement treated as a notional principal contract or as an interest in an entity taxable as a partnership for federal income tax purposes.

    Upon the issuance of the Offered Certificates, Brown & Wood LLP ('Tax Counsel'), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the 'Code') and the Offered Certificates represent regular interests in a REMIC. In addition, Tax Counsel will deliver an opinion concluding that the Adjustable Rate Carryover Reserve Fund is an 'outside reserve fund' that is beneficially owned by the holders of the Class BV-IO Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Offered Adjustable Rate Certificates to receive payments from the Adjustable Rate Carryover Reserve Fund pursuant to the Interest Rate Cap Agreement represents, for federal income tax purposes, contractual rights coupled with a REMIC regular interest within the meaning of Treasury regulations 91.860G-2(i).

TAXATION OF REGULAR INTERESTS

    A holder of an Offered Certificate of any Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the Upper Tier REMIC. The Offered Adjustable Rate Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap agreement. The treatment of the rights of the Offered Fixed Rate Certificates to any Fixed Net Rate Carryover is unclear for federal income tax purposes. The rights of such Certificates to Fixed Net Rate Carryover may be treated as representing beneficial interests in the right to receive payments from the Fixed Rate Carryover Reserve Fund pursuant to an Interest Rate Cap Agreement. Alternatively, the rights of such Certificates to Fixed Net Rate Carryover may be treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO Certificates in respect of each Class BF-IO Certificates' entitlement to interest, which may result in different tax timing consequences to Certificateholders and in withholding on such amounts to Certificateholders who are non-U.S. Persons. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of such Certificates to Fixed Net Rate Carryover.

    A holder of an Offered Certificate must allocate its purchase price for such Offered Certificate between its two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component or the partnership interest component, as applicable. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Interest Rate Cap Agreement component or the partnership interest component, as applicable, will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component or the partnership interest component, as applicable, has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ('OID') (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See 'Federal Income Tax Consequences -- Taxation of Regular Interest Certificates' in the Prospectus.

    Upon the sale, exchange, or other disposition of an Offered Certificate the holder must allocate the amount realized between the two components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a 'capital asset' within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component or the partnership interest component, as applicable, should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

        (1) the amount that would have been includable in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certficate over

        (2) the amount actually included in such holder's income.

    Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See 'Federal Income Tax Consequences -- Taxation of Regular Interest Certificates' in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to a [22]% Prepayment Vector in the case of the Offered Fixed Rate Certificates and [27]% CPR in the case of the Offered Adjustable Rate Certificates, each as described above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

    The Regular Interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as 'real estate assets' under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Adjustable Rate Carryover Reserve Fund, or the Fixed Rate Carryover Reserve Fund, as applicable, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Interest Rate Cap Agreement or partnership interest component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE FIXED RATE CARRYOVER RESERVE FUND AND ADJUSTABLE RATE CARRYOVER RESERVE FUND

    As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Adjustable Rate Certificate will be attributable to the Interest Rate Cap Agreement component of the Offered Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of an Offered Adjustable Rate Certificate.

    Any payments made to a holder of an Offered Adjustable Rate Certificate from the Adjustable Rate Carryover Reserve Fund from the Adjustable Rate Carryover Reserve Fund or Fixed Rate Carryover Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. The foregoing discussion will describe the treatment of the Fixed Rate Carryover Reserve Fund with respect to the Offered Fixed Rate Certificates in the event that the latter is treated as an Interest Rate Cap Agreement (rather than an interest in a partnership) for federal income tax purposes. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of such Certificates to Fixed Net Rate Carryover.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). The Trust Fund will not accept contributions that would subject it to such tax.

    In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts otherwise distributable to the holders of

Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

    For further information regarding the federal income tax consequences of investing in the Certificates, see 'Material Federal Income Tax
Consequences -- REMIC Certificates' in the Prospectus.

                                  STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving 'disqualified persons' and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, 'Plans'); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor has granted to [Underwriter] an administrative
exemption (Prohibited Transaction Exemption[    ]; Exemption Application
No.[          ], Fed. Reg. [    ] ([    ]) (the 'Exemption') from certain of the
prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

    For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see 'ERISA Considerations' in the Prospectus.

    It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

    The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Offered Certificates because the Subordinated Offered Certificates are subordinate to certain other Classes of Certificates. Consequently, transfers of the Subordinated Offered Certificates will not be registered by the Trustee unless the Trustee receives:

        (1) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer,

        (2) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an 'insurance company general account' (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ('PTCE 95-60')) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or

        (3) an opinion of counsel satisfactory to the Trustee that the purchase and holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be 'plan assets' and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

    Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinated Offered Certificate. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement
among the Depositor, [Underwriter] [and [                             ]] (an
affiliate of the Depositor, the Seller and the Master Servicer) (collectively, the 'Underwriters'), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have respectively agreed to purchase from the Depositor the initial Certificate Principal Balance of each Class of the Offered Certificates from the Depositor set forth below. It is expected that the proceeds to the Depositor from the sale of the Offered Certificates will be
approximately $[           ], plus accrued interest, before deducting issuance
expenses payable by the Depositor, estimated to be approximately $[      ].

CLASS                                                   [UNDERWRITER]                   [UNDERWRITER]
-----                                                   -------------                   -------------
AF-[1]........................................         $ [          ]                  $ [          ]
AF-[ ]........................................           [          ]                    [          ]
AF-[ ]........................................           [          ]                    [          ]
MF-[1]........................................           [          ]                    [          ]
MF-[2]........................................           [          ]                    [          ]
BF............................................           [          ]                    [          ]
AV-[1]........................................           [          ]                    [          ]
AV-[2]........................................           [          ]                    [          ]
MV-[1]........................................           [          ]                    [          ]
MV-[2]........................................           [          ]                    [          ]
BV............................................           [          ]                    [          ]
                                                       --------------                  --------------
        Total.................................         $ [          ]                  $ [          ]
                                                       --------------                  --------------
                                                       --------------                  --------------

    The Depositor has been advised that the Underwriters propose initially to offer the Offered Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                                               SELLING       REALLOWANCE
CLASS OF CERTIFICATES                                         CONCESSION      DISCOUNT
---------------------                                         ----------      --------
Class AF-[1] Certificates...................................   [     ]%       [      ]%
Class AF-[ ] Certificates...................................   [     ]%       [      ]%
Class AF-[ ] Certificates...................................   [     ]%       [      ]%
Class MF-[1] Certificates...................................   [     ]%       [      ]%
Class MF-[2] Certificates...................................   [     ]%       [      ]%
Class BF Certificates.......................................   [     ]%       [      ]%
Class AV-[1] Certificates...................................   [     ]%       [      ]%
Class AV-[2] Certificates...................................   [     ]%       [      ]%
Class MV-[1] Certificates...................................   [     ]%       [      ]%
Class MV-[2] Certificates...................................   [     ]%       [      ]%
Class BV Certificates.......................................   [     ]%       [      ]%

    After the initial public offering, the public offering price, such concessions and such discounts may be changed.

    The Depositor has been advised by each Underwriter that such Underwriter intends to make a market in the Offered Certificates, but neither of the Underwriters has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

    Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor either of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by
Brown & Wood LLP, New York, New York. [         ] will pass upon certain legal
matters on behalf of the Underwriters.

                                    RATINGS

    It is a condition of the issuance of the Offered Certificates that each Class of Offered Certificates be assigned the ratings designated below by [Rating Agency], and [Rating Agency] (the 'Rating Agencies').

                                    [RATING AGENCY]           [RATING AGENCY]
 CLASS                                   RATING                   RATING
 -----                                   ------                   ------
AF-[1]                                   [   ]                    [    ]
AF-[ ]                                   [   ]                    [    ]
AF-[ ]                                   [   ]                    [    ]
AV-[1]                                   [   ]                    [    ]
AV-[2]                                   [   ]                    [    ]
MF-[1]                                   [   ]                    [    ]
MV-[1]                                   [   ]                    [    ]
MF-[2]                                   [   ]                    [    ]
MV-[2]                                   [   ]                    [    ]
BF                                       [   ]                    [    ]
BV                                       [   ]                    [    ]

    The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Fixed Net Rate Carryover or Adjustable Rate Certificate Carryover (as the case may be) or the anticipated yields in light of prepayments.

    The Depositor has not requested a rating of the Offered Certificates by any rating agency other than [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                      PAGE
                                      ----
[1/29] Mortgage Loans.                    S-28
[2/28] Mortgage Loans.                    S-28
[3/27] Mortgage Loans...........          S-28
Accrual Period..................          S-59
Adjustable Rate Available Funds
  Cap...........................          S-60
Adjustable Rate Certificate
  Carryover.....................          S-60
Adjustable Rate Carryover
  Reserve Fund..................          S-68
Adjustable Rate Carryover
  Reserve Fund Deposit..........          S-69
Adjustable Rate Loan Group......          S-26
Adjustable Rate Mortgage
  Loans.........................          S-26
Adjustable Rate [Statistical
  Calculation] [Cut-off] Loan
  Group.........................          S-25
Adjustable Rate Statistical
  Calculation Loan Group........          S-25
Adjustment Date.................          S-27
Advance.........................          S-50
Applied Realized Loss Amount....    S-66, S-67
Bankruptcy Rate.................          S-11
B&C.............................          S-26
beneficial owner................          S-52
Book-Entry Certificates.........          S-52
Business Day....................          S-58
Capital asset...................          S-85
Certificates....................          S-51
Certificate Account.............          S-56
Certificate Group...............          S-51
Certificate Owners..............          S-52
CI..............................          S-53
Class A Adjustable Rate
  Certificates..................          S-51
Class A Certificates............          S-51
Class A Fixed Rate
  Certificates..................          S-51
Class A Principal Distribution
  Amount........................          S-63
Class AF-[  ] Distribution
  Amount........................          S-63
Class B Certificates............          S-57
Class B Principal Distribution
  Amount........................          S-64
Class B-IO Certificates.........          S-51
Class M-1 Certificates..........          S-51
Class M-1 Principal Distribution
  Amount........................          S-63
Class M-2 Certificates..........          S-51
Class M-2 Principal Distribution
  Amount........................          S-63
Clearstream, Luxembourg.........          S-53
Code............................          S-84
Collateral Value................          S-29
Combined Loan-to-Value Ratio....          S-29
Compensating Interest...........          S-50
Constant Prepayment Rate........          S-76
Contributions Tax...............          S-86
Cooperative.....................          S-54
Countrywide.....................          S-47
CPR.............................          S-76
Current Interest................          S-59
[Cut-off Date]..................          S-25
DBC.............................          S-53
Definitive Certificate..........          S-52
Delay Delivery Mortgage Loans...          S-73
Deleted Mortgage Loan...........          S-43
Depositor.......................          S-25
disqualified persons............          S-87
Distribution Account............          S-58
Distribution Account Deposit
  Date..........................          S-57
Distribution Date...............          S-58
DTC.............................     S-52, A-1
Due Dates.......................          S-49
Due Period......................          S-58
ERISA...........................          S-87
Euroclear.......................          S-52
Euroclear Operator..............          S-54
Euroclear Participants..........          S-54
European Depositaries...........          S-52
Excess Cashflow.................          S-64
Excess Overcollateralization
  Amount........................          S-67
Exemption.......................          S-87
Extra Principal Distribution
  Amount........................          S-64
Extra Master Servicing Fee......          S-67
Financial Intermediary..........          S-52
Fixed Net Rate Cap..............          S-60
Fixed Net Rate Carryover........          S-61
Fixed Rate Carryover Reserve
  Fund..........................          S-68
Fixed Rate Carryover Reserve
  Fund Deposit..................          S-68
Fixed Rate Credit Comeback
  Loans.........................          S-28
Fixed Rate Loan Group...........          S-26
Fixed Rate Mortgage Loans.......          S-26
Fixed Rate [Statistical
  Calculation] Loan Group.......          S-25
Foreclosure Rate................          S-49
Full Doc Program................          S-46
Funding Period..................          S-44
Global Securities...............           A-1
Gross Margin....................          S-27
Indirect Participants...........          S-52
insurance company general
  account.......................          S-88
Insurance Proceeds..............          S-56
Interest Carry Forward Amount...          S-59
Interest Determination Date.....          S-67
Interest Funds..................          S-57
Interest Rate Cap Agreement.....          S-84
Initial Cut-off Date............          S-25
Initial Cut-off Date Pool
  Principal Balance.............          S-25
[Initial] Mortgage Loans........          S-25
[Initial] Mortgage Pool.........          S-25
Last Scheduled Distribution
  Date..........................          S-75
LIBOR Business Day..............          S-68
Liquidation Proceeds............          S-56
Loan Group......................          S-26
Loan Subgroup...................          S-26
Loan Subgroup [  ]..............          S-26
Loan Subgroup [  ] Percentage...          S-62
Loan-to-Value Ratio.............          S-29
Master Servicer Advance Date....          S-50
Maximum Mortgage Rate...........          S-28

                                      PAGE
                                      ----
Mezzanine Adjustable Rate
  Certificates..................          S-51
Mezzanine Certificates..........          S-51
Mezzanine Fixed Rate
  Certificates..................          S-51
Minimum Mortgage Rate...........          S-43
Modeling Assumptions............          S-76
Mortgage Index..................          S-27
Mortgage Loans..................          S-42
Mortgage Notes..................          S-26
Mortgaged Properties............          S-26
net income from foreclosure
  property......................          S-86
Net Mortgage Rate...............          S-43
New CI..........................          S-53
OC Floor........................          S-64
Offered Adjustable Rate
  Certificates..................          S-51
Offered Certificates............          S-51
Offered Fixed Rate
  Certificates..................          S-51
OID.............................          S-85
One-Month LIBOR.................    S-60, S-67
Optional Termination Date.......          S-71
outside reserve fund............          S-84
Overcollateralization Amount....          S-65
Participants....................          S-52
parties in interest.............          S-87
Pass-Through Margin.............          S-60
Pass-Through Rate...............          S-60
Percentage Interest.............          S-59
Periodic Rate Cap...............          S-28
Plans...........................          S-87
plan assets.....................          S-88
Pooling and Servicing
  Agreement.....................          S-42
Pre-Funded Amount...............          S-44
Pre-Funding Account.............          S-44
Prepayment Interest Excess......          S-49
Prepayment Interest Shortfall...          S-50
Prepayment Models...............          S-76
Prepayment Period...............          S-50
Prepayment Vector...............          S-76
Principal Distribution Amount...          S-62
Principal Funds.................          S-57
prohibited transactions.........          S-86
Prohibited Transactions Tax.....          S-86
PTCE 95-60......................          S-88
Purchase Price..................          S-43
PV..............................          S-76
Rating Agencies.................          S-90
real estate assets..............          S-85
Realized Loss...................          S-67
Record Date.....................          S-58
Reference Banks.................          S-68
Reference Bank Rate.............          S-68
Relevant Depositary.............          S-52
Remainder Excess Cashflow.......          S-64
REO Property....................          S-50
Replacement Mortgage Loan.......          S-43
Required Percentage.............          S-65
Reserve Interest Rate...........
Residual Certificates...........          S-51
Rules...........................          S-52
Scheduled Payments..............          S-26
Servicing Fee...................          S-49
Servicing Fee Rate..............          S-49
Simple Doc Program..............          S-46
Specified
  Overcollateralization
  Amount........................          S-65
Stated Income Program...........          S-46
Stated Principal Balance........          S-29
[Statistical Calculation]
  [Cut-off] Date Pool Principal
  Balance.......................          S-25
[Statistical Calculation]
  [Cut-off] Date Subgroup
  Principal Balance.............          S-25
Statistical Calculation Date....          S-25
Statistical Calculation Loan
  Group.........................          S-25
Statistical Calculation Loan
  Subgroup......................          S-25
Statistical Calculation Loan
  Subgroup [ ]..................          S-25
Statistical Calculation Pool....          S-25
Stepdown Date...................          S-65
Subordinated Offered
  Certificates..................          S-51
Subordinated Offered Adjustable
  Rate Certificates.............          S-51
Subordinated Offered Fixed Rate
  Certificates..................          S-51
Subsequent Cut-off Date.........          S-44
Subsequent Mortgage Loans.......          S-44
Subsequent Transfer Agreement...          S-44
Subsequent Transfer Date........          S-44
Tax Counsel.....................          S-84
Terms and Conditions............          S-54
Trigger Event...................          S-65
Trustee.........................          S-42
Trustee's Mortgage File.........          S-42
Underwriters....................          S-89
Unpaid Realized Loss Amount.....          S-67
U.S. Person.....................           A-3

                                      S-92

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 200[ ]-[ ] (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

    Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

    Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change. After December 31, 2000 only Form W-8BEN will be acceptable.

    Exemption for non-U.S. Persons with Effectively Connected Income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States. After December 31, 2000 only Form W-8ECI will be acceptable.

    Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing
Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8.
Form 1001 may be filed by the Certificate Owners or his agent. After December 31, 2000 only Form W-8BEN will be acceptable.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

    The term 'U.S. Person' means:

        (1) a citizen or resident of the United States,

        (2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

        (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

        (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

        This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             $[                  ]
                                 (APPROXIMATE)

                 ASSET-BACKED CERTIFICATES, SERIES 200[ ]-[   ]

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                 [UNDERWRITER]

                                 [UNDERWRITER]

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 200[ ]-[ ] Asset-Backed Certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Asset-Backed Certificates will be required to
deliver a prospectus supplement and prospectus until [       ], 200[ ].

                             [           ], 200[ ]

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [             ], 200[ ])

                              $[                ]
                                 (APPROXIMATE)

                 COUNTRYWIDE HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                     ISSUER

       REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 200[ ]-[  ]
                               [CLASS [ ] NOTES]

                                  CWABS, INC.
                                   DEPOSITOR

                     [LOGO OF COUNTRYWIDE HOME LOANS, INC.]

                          SPONSOR AND MASTER SERVICER

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-13 IN THIS PROSPECTUS
  SUPPLEMENT AND ON PAGE 4 IN
  THE PROSPECTUS.
  The notes represent
  non-recourse obligations of
  the trust only and do not
  represent an interest in or
  obligation of CWABS, Inc.,
  [Countrywide Home Loans,
  Inc.] or any of their
  affiliates.
  This prospectus supplement
  may be used to offer
  and sell the
  notes only if
  accompanied by
  the prospectus.

                      THE NOTES

                          The Class [  ] [and Class [  ]] notes have [an]
                      original principal balance[s] of $[      ] [and $[      ],
                      respectively, each] subject to a permitted variance of plus or minus [10]%.

                                                                   PER $1,000 OF
                                                                       NOTES               TOTAL
                                                                       -----               -----
                                  Price to Public..............      $[          ]       $[          ]
                                  Underwriting Discount........      $[          ]       $[          ]
                                  Proceeds, before expenses, to
                                    the Depositor..............      $[          ]       $[          ]

                      THE TRUST FUND
                          The trust fund will own a pool consisting of [two]
                      loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. [The trust fund will also initially include funds from the sale of the notes in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [ ] notes will represent an interest in loan group [ ] only.]

                      THE POLICY
                          [Note Insurer] will issue an irrevocable and
                      unconditional note guaranty insurance policy which will guarantee certain payments to noteholders.

                              [NOTE INSURER LOGO]

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    [Underwriter] will offer the notes subject to prior sale and subject to its right to reject orders in whole or in part. The notes will be issued in
book-entry form on or about [            ], 200[ ] and will be offered in the
United States and Europe.

                                 [UNDERWRITER]

[            ], 200[ ]

                               TABLE OF CONTENTS



     PROSPECTUS SUPPLEMENT
                                 PAGE
                                 -----
Summary........................    S-3
Risk Factors...................    S-3
The Trust......................   S-21
The Note Insurer...............   S-22
The Master Servicer............   S-23
The Home Equity Loan Program...   S-23
Description of the Mortgage
  Loans........................   S-26
Maturity and Prepayment
  Considerations...............   S-42
Pool Factor....................   S-44
Description of the Notes.......   S-44
Description of the Indenture...   S-53
Description of the Sale and
  Servicing Agreement..........   S-62
Description of the Purchase
  Agreement....................   S-70
Use of Proceeds................   S-70
Material Federal Income Tax
  Consequences.................   S-70
State Taxes....................   S-74
ERISA Considerations...........   S-74
Legal Investment
  Considerations...............   S-75
Underwriting...................   S-76
Legal Matters..................   S-76
Experts........................   S-76
Ratings........................   S-76
Index of Defined Terms.........   S-78
Annex I........................  A-I-1

          PROSPECTUS

                                 PAGE
                                 -----
Important Notice About
  Information in This
  Prospectus and Each
  Accompanying Prospectus
  Supplement...................      3
Risk Factors...................      4
The Trust Fund.................     17
Use of Proceeds................     24
The Depositor..................     25
Loan Program...................     25
Description of the
  Securities...................     29
Credit Enhancement.............     46
Yield and Prepayment
  Considerations...............     53
The Agreements.................     55
Certain Legal Aspects of the
  Loans........................     72
Material Federal Income Tax
  Consequences.................     90
State Tax Considerations.......    116
ERISA Considerations...........    116
Legal Investment...............    122
Method of Distribution.........    123
Legal Matters..................    124
Financial Information..........    124
Rating.........................    124
Index to Defined Terms.........    126

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

TRUST FUND

Countrywide Home Equity Loan Trust 200[ ]-[ ]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the notes will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] and the repayment of the
Class [   ] Notes will be secured by a security interest in loan group [  ].
Likewise, holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ] and holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ].

[THE OFFERED NOTES

Countrywide Home Equity Loan Trust 200[  ]-[  ] will issue [   ] classes of
Revolving Home Equity Loan Asset Backed Notes and a transferor's interest. Only
the Class [   ] Notes are offered by this prospectus supplement.]

[OTHER NOTES

Countrywide Home Equity Loan Trust 200[  ]-[  ] is also issuing the Class [   ]
Notes and the transferor's interest. As described in this prospectus supplement,
except for limited cross-collateralization, the Class [   ] Notes are not
supported by the mortgage loans in loan group [ ], the group that supports the offered notes. A portion of the transferor's interest is subordinated in right
of payment to the payment of the notes. Information regarding the Class [   ]
Notes and the transferor's interest is included in this prospectus supplement
chiefly to provide you with a better understanding of the Class [   ] Notes.]

DEPOSITOR

CWABS, Inc., a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3300.

See 'The Depositor' in the prospectus.

SPONSOR AND MASTER SERVICER

[Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Credit Industries, Inc.]

See 'The Master Servicer' in this prospectus supplement.

INDENTURE TRUSTEE

[Name of Indenture Trustee].

OWNER TRUSTEE

[Name of Owner Trustee].

NOTE INSURER

[Note Insurer][, will insure the [Class [   ]] Notes as described in this
prospectus supplement].

See 'The Note Insurer' in this prospectus supplement.

INDENTURE

The notes will be issued pursuant to an indenture between the owner trustee and the indenture trustee.

CUT-OFF DATE

[          ], 200[  ].

CLOSING DATE

On or about [          ], 200[  ].

DISTRIBUTION DATES

The indenture trustee will make distributions on the [  ]th day of each calendar
month beginning in [     ] 200[  ]. If the [  ]th day of a month is not a
business day, then payments will be made on the next business day after the [ ]th day of the month.

RECORD DATE

The [last] day preceding a distribution date or, if the notes are no longer book-entry notes, the last day of the month preceding a distribution date.

DENOMINATIONS

[The Class [   ] Notes will be issued in minimum denominations of] $[25,000] and multiples of $[1,000] in excess of that.

REGISTRATION OF NOTES

The [Class [     ]] Notes will initially be issued in book-entry form. Persons
acquiring beneficial ownership interests in the [Class [       ]] Notes may
elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See 'Description of Notes -- Book-Entry Notes' in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance,

  plus

  any additional borrowings on that mortgage loan,

  minus

  all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month

  and

  a margin.

The loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year
repayment periods. These [   ]-year draw periods are generally extendible for an
additional [  ] years with the approval of the master servicer.

Statistics

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans that will be included in the pool on the closing date. Instead, this statistical information relates to statistical calculation loan groups that include the number and principal balances only of mortgage loans originated by the sponsor through the statistic calculation date and included in the applicable loan group. The aggregate principal balance of each statistic calculation loan group as of the statistic calculation date is the statistic
calculation loan group balance. The statistic calculation date is [          ],
200[  ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistic calculation loan group on the statistic calculation date.

See 'Description of the Mortgage Loans' in this prospectus supplement for additional information concerning the statistic calculation pool and the mortgage loans in general.

SUMMARY OF LOANS IN STATISTIC CALCULATION LOAN GROUP [ ] (AS OF STATISTIC CALCULATION DATE)

Loan Group [  ] Statistic Calculation Date
  Balance....................................  $             [          ]
Weighted Average Combined Loan-to-Value
  Ratio......................................                    [     ]%
Weighted Average Margin......................                    [     ]%
Range of Principal Balances..................  $    [     ] to $[       ]
Average Principal Balance....................  $                [       ]
Range of Credit Limits.......................  $    [     ] to $[       ]
Average Credit Limit.........................  $             [          ]
Origination Period...........................     [     ] through [     ]
Range of Loan Rates..........................        [     ]% to [     ]%
Weighted Average Loan Rate...................                    [     ]%
Weighted Average Maximum Loan Rate...........                    [     ]%
Weighted Average Minimum Loan Rate...........                    [     ]%
Maximum Credit Utilization Rate..............                    [     ]%
Average Credit Utilization Rate..............                    [     ]%
Weighted Average Credit Utilization Rate.....                    [     ]%
Percentage of Pool Secured by 1st liens......                    [     ]%
Percentage of Pool Secured by 2nd liens......                    [     ]%
Weighted Average Second Mortgage Ratio.......                    [     ]%
Percentage with Mortgaged Properties in:.....                    [     ]%
     [California]............................                    [     ]%
     [Michigan]..............................                    [     ]%
     [Colorado]..............................                    [     ]%
     [Illinois]..............................                    [     ]%
     [Florida]...............................                    [     ]%
Range of Remaining Term to Scheduled
  Maturity...................................       [   ] months to [   ]
                                                                   months

Weighted Average Remaining Term to Scheduled
Maturity.....................................                [   ] months
Percentage Single Family Residences..........                    [     ]%
Percent Owner Occupied.......................                    [     ]%

[SUMMARY OF LOANS IN STATISTIC CALCULATION LOAN GROUP [ ] (AS OF STATISTIC CALCULATION DATE)

Loan Group [  ] Statistic Calculation Date
  Balance.....................................  $             [          ]
Weighted Average Combined Loan-to-Value
  Ratio.......................................                    [     ]%
Weighted Average Margin.......................                    [     ]%
Range of Principal Balances...................  $    [     ] to $[       ]
Average Principal Balance.....................  $                [       ]
Range of Credit Limits........................  $    [     ] to $[       ]
Average Credit Limit..........................  $             [          ]
Origination Period............................     [     ] through [     ]
Range of Loan Rates...........................        [     ]% to [     ]%
Weighted Average Loan Rate....................                    [     ]%
Weighted Average Maximum Loan Rate............                    [     ]%
Weighted Average Minimum Loan Rate............                    [     ]%
Maximum Credit Utilization Rate...............                    [     ]%
Average Credit Utilization Rate...............                    [     ]%
Weighted Average Credit Utilization Rate......                    [     ]%
Percentage of Pool Secured by 1st liens.......                    [     ]%
Percentage of Pool Secured by 2nd liens.......                    [     ]%
Weighted Average Second Mortgage Ratio........                    [     ]%
Percentage with Mortgaged Properties in:......                    [     ]%
     [California].............................                    [     ]%
     [Michigan]...............................                    [     ]%
     [Colorado]...............................                    [     ]%
     [Illinois]...............................                    [     ]%
     [Florida]................................                    [     ]%
Range of Remaining Term to Scheduled
  Maturity....................................  [  ] months to [  ] months
Weighted Average Remaining Term to Scheduled
Maturity......................................                [   ] months
Percentage Single Family Residences...........                    [     ]%
Percent Owner Occupied........................                    [     ]%
                                                                         ]

THE [CLASS [     ]] NOTES

Note Rate

                               [Class [  ] Notes]

The note rate on the Class [   ] Notes may change from distribution date to
distribution date. On any distribution date the note rate for the [Class [   ]]
Notes will equal the least of:

  LIBOR plus [     ]% per annum,

  the weighted average of the loan rates on the mortgage loans in loan group [ ] minus certain fees, expenses and minimum spread requirements, and

  [     ]% per annum.

However, on any distribution date for which the note rate for the Class [   ]
Notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

A. [     ]% per annum and

B. LIBOR + [     ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [     ]%
per annum, but not at a rate in excess of [    ]% per annum) on the Class [   ]
Notes on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

                               [Class [  ] Notes

The note rate on the Class [   ] Notes may change from distribution date to
distribution date. On any distribution date the note rate for the Class [   ]
Notes will equal the least of:

  LIBOR plus [   ]% per annum,

  the weighted average of the loan rates on the mortgage loans in loan group [ ] minus certain fees, expenses and minimum spread requirements, and

  [     ]% per annum.

However, on any distribution date for which the note rate for the Class [   ]
Notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

A. [     ]% per annum and

B. LIBOR + [     ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [     ]%
per annum, but not at a rate in excess of [    ]% per annum) on the Class [   ]
Notes on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.]

See 'Description of the Notes -- Distributions on the Notes -- Application of Interest Collections' in this prospectus supplement.

Interest Period

For each distribution date and class of notes, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Note Principal Balance

The original principal balance of either class of notes may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal distributed on a class of notes on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

  the distribution date in [          ] and

  the existence of a rapid amortization event.

The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

See 'Description of Notes -- Distributions on the Notes -- Distributions of Principal Collections' in this prospectus supplement.

[ADDITIONAL LOAN ACCOUNT

On the closing date approximately $[          ] will be deposited into an
additional loan account [for loan group [  ] and approximately $[       ] will
be deposited into an additional loan account for loan group [   ], each] held as
a part of the trust fund. These funds represent the excess of the original
principal balance of the Class [     ] [and Class [  ]] Notes [,as applicable,]
over the cut-off date principal balance of the mortgage loans in [their related] loan group [ ] initially transferred to the trust fund. These funds are
expected to be used through [          ] to acquire additional home equity loans
that are not included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The sponsor and master servicer will not exercise any discretion in the selection of the additional home equity loans to be acquired by the trust fund. The selection will be made by a mechanical procedure on a first-in, first-out basis. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the
additional loan account[s] on [           ] will be used to prepay the [Class
[     ]] [related class of] Notes on the first distribution date.]

TERMINATION

The trust fund will terminate on the distribution date following the later of

A. payment in full of all amounts owing to the note insurer [and any third party credit enhancer] and

B. the earliest of
  the distribution date on which the principal balance of [both] classes of notes have been reduced to zero,

  the final payment or other liquidation of the last mortgage loan in the trust fund,

  the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

  the distribution date in [          ].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which the combined principal balance of both classes of notes is reduced to any amount less than or equal to 10% of the original combined principal balance of the notes and all amounts due and owing to the note insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on those amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See 'Description of the Indenture -- Termination; Retirement of the Notes' in this prospectus supplement and 'The Agreements -- Termination; Optional Termination' in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses that would otherwise be allocated to the notes related to that loan group, and to the extent described in this prospectus supplement, to the notes related to the other loan group.

Limited Subordination of Transferor Interest

The sum of the amounts by which the loan group balance of each loan group in the trust fund exceeds the principal balance of its related notes is the transferor interest. Initially, the transferor interest will be $0. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the note insurer, interest accrued on the notes and certain loss amounts due on the notes are applied as principal distributions on the notes, thereby creating overcollateralization of the notes. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related class of notes will cease, unless it is necessary to maintain the required level of overcollateralization. The transferor interest is also the mechanism that absorbs changes in the principal amount of mortgage loans in a loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the notes. Countrywide

Home Loans, Inc. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See 'Description of the Notes -- Limited Subordination of Transferor Interest' in this prospectus supplement.

Policy

The policy will irrevocably and unconditionally guarantee on each distribution date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the notes for the distribution date, and accrued and unpaid interest due on the notes.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding note
principal balance on the distribution date in [           ] (after giving effect
to all other amounts distributable and allocable to principal on that distribution date).

IN THE ABSENCE OF PAYMENTS UNDER THE POLICY, NOTEHOLDERS WILL DIRECTLY BEAR THE CREDIT AND OTHER RISKS ASSOCIATED WITH THEIR PERCENTAGE INTEREST IN THE TRUST FUND.

See 'Description of the Indenture -- The Policy' in this prospectus supplement.

[Limited Crosscollateralization

The indenture will allow for limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the indenture trustee on behalf of the noteholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Notes or to cover losses on the mortgage loans in either loan group.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under 'Material Federal Income Tax Consequences' in this prospectus supplement, Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Generally, the notes may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as certain conditions are met. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The [Class [   ]] Notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the [Class
[   ]] Notes.

See 'Legal Investment' in the prospectus.

NOTE RATING

The notes will not be offered unless they are each rated [    ] by [Rating
Agency] and [     ] by [Rating Agency] A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See 'Ratings' in this prospectus supplement and 'Risk Factors -- Rating of Securities' in the prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' 'ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

  The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under 'Risk Factors' in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR
  NOTES...................................  The underwriter intends to make a secondary market in the notes purchased by it, but has
                                            no obligation to do so. We cannot assure you
                                            that a secondary market will develop or, if it
                                            develops, that it will continue. Consequently,
                                            you may not be able to sell your notes readily
                                            or at prices that will enable you to realize
                                            your desired yield. The market values of the
                                            notes are likely to fluctuate; these
                                            fluctuations may be significant and could
                                            result in significant losses to you.

                                            The secondary markets for asset backed
                                            securities have experienced periods of
                                            illiquidity and can be expected to do so in
                                            the future. Illiquidity can have a severely
                                            adverse effect on the prices of securities
                                            that are especially sensitive to prepayment,
                                            credit, or interest rate risk, or that have
                                            been structured to meet the investment
                                            requirements of limited categories of
                                            investors.
CASH FLOW DISRUPTIONS COULD CAUSE PAYMENT
  DELAYS AND LOSSES.......................  Substantial delays could result while liquidating delinquent mortgage loans.
                                            Resulting shortfalls in distributions to
                                            noteholders could occur if the note insurer
                                            were unable to perform its obligations under
                                            the policy. Further, liquidation expenses
                                            (such as legal fees, real estate taxes, and
                                            maintenance and preservation expenses) will
                                            reduce the security for the related mortgage
                                            loans and in turn reduce the proceeds payable
                                            to noteholders. If any of the mortgaged
                                            properties fail to provide adequate security
                                            for the related mortgage loans, you could
                                            experience a loss if the note insurer were
                                            unable to perform its obligations under the
                                            policy.
YIELD AND REINVESTMENT MAY BE ADVERSELY
  AFFECTED BY UNPREDICTABILITY OF
  PREPAYMENTS.............................  During the period that a borrower may borrow money under the borrower's line of credit, the
                                            borrower may make monthly payments only for
                                            the accrued interest or may also repay some or
                                            all of the amount previously borrowed. In
                                            addition, borrowers may

                                            borrow additional amounts up to the maximum
                                            amounts of their lines of credit. As a result,
                                            the amount each loan group receives in any
                                            month (and in turn the amount distributed to
                                            the holders of the related class of notes) may
                                            change significantly. Even during the
                                            repayment period, borrowers generally may
                                            prepay their mortgage loans at any time
                                            without penalty. However, prepayments on loans
                                            secured by property in California and certain
                                            other jurisdictions may be subject to account
                                            termination fees during the first five years
                                            after origination of the loan. Generally,
                                            revolving home equity loans are not viewed by
                                            borrowers as permanent financing. The mortgage
                                            loans may be repaid at faster rates than
                                            traditional mortgage loans. The trust fund's
                                            prepayment experience may be affected by a
                                            wide variety of factors, including:

                                              general economic conditions,

                                              interest rates,

                                              the availability of alternative financing and

                                              homeowner mobility.

                                            In addition, substantially all of the mortgage
                                            loans contain due-on-sale provisions and the
                                            master servicer intends to enforce those
                                            provisions unless doing so is not permitted by
                                            applicable law or the master servicer permits
                                            the purchaser of the mortgaged property in
                                            question to assume the mortgage loan in a
                                            manner consistent with reasonable commercial
                                            practice. See 'Description of the Notes' in
                                            this prospectus supplement and 'Certain Legal
                                            Aspects of the Loans -- Due-on-Sale Clauses'
                                            in the prospectus for a description of certain
                                            provisions of the credit line agreements that
                                            may affect the prepayment experience on the
                                            mortgage loans.

                                            The yield to maturity and weighted average
                                            life of your notes will be affected primarily
                                            by

                                              the rate and timing of repayments and
                                              prepayments on the mortgage loans in your loan
                                              group as compared with the creation and
                                              amount of additional balances and

                                              the realization of liquidation loss amounts.

                                            You bear the reinvestment risks resulting from
                                            a faster or slower rate of principal payments
                                            than you expected. [You also bear the
                                            reinvestment risk if by [         ] all of the
                                            funds in the additional loan

                                            account[s] have not been used to acquire
                                            additional home equity loans, which would
                                            result in a prepayment of [each class of] [the
                                            Class [   ]] Notes in an amount equal to the
                                            amount remaining in [its related] [the]
                                            additional loan account on that date.] See
                                            'Maturity and Prepayment Considerations' in
                                            this prospectus supplement and 'Yield and
                                            Prepayment Considerations' in the prospectus.
WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE VALUE OF
  THE NOTES...............................  The rating of the notes will depend primarily on an assessment by the rating agencies of the
                                            mortgage loans and upon the financial strength
                                            of the note insurer. Any reduction in a rating
                                            assigned to the financial strength of the note
                                            insurer may result in a reduction in the
                                            rating of the notes. A reduction in the rating
                                            assigned to the notes probably would reduce
                                            the market value of the notes and may affect
                                            your ability to sell them.

                                            The rating by each of the rating agencies of
                                            the notes is not a recommendation to purchase,
                                            hold or sell the notes since that rating does
                                            not address the market price or suitability
                                            for a particular investor. The rating agencies
                                            may reduce or withdraw the ratings on the
                                            notes at any time they deem appropriate. In
                                            general, the ratings address credit risk and
                                            do not address the likelihood of prepayments.
JUNIOR LIEN PRIORITY COULD RESULT IN
  PAYMENT DELAY OR LOSS...................  The mortgage loans are secured by mortgages that generally are second mortgages. The
                                            master servicer has the power under certain
                                            circumstances to consent to a new mortgage
                                            lien on the mortgaged property having priority
                                            over the mortgage loan in the trust fund.
                                            Mortgage loans secured by second mortgages are
                                            entitled to proceeds that remain from the sale
                                            of the related mortgaged property after any
                                            related senior mortgage loan and prior
                                            statutory liens have been satisfied. If the
                                            remaining proceeds are insufficient to satisfy
                                            the mortgage loans secured by second mortgages
                                            and prior liens in the aggregate and the note
                                            insurer is unable to perform its obligations
                                            under the policy, you will bear

                                              the risk of delay in distributions while any
                                              deficiency judgment against the borrower is
                                              sought and

                                              the risk of loss if the deficiency judgment
                                              cannot be obtained or is not realized on.

                                              See 'Certain Legal Aspects of the Loans' in
                                              the prospectus.
TRUST FUND MAY BE UNSECURED
  CREDITOR UNDER CERTAIN MORTGAGE LOANS
  SINCE MORTGAGE LOAN ASSIGNMENTS NOT
  RECORDED................................  Although the mortgage notes relating to the mortgage loans will be delivered to the
                                            indenture trustee within [30] days of the
                                            closing date [(or within 30 days after receipt
                                            by the trust fund, with respect to the
                                            additional home equity loans)], assignments of
                                            mortgage loans to the indenture trustee will
                                            not be recorded [unless the rating of the
                                            long-term senior unsecured debt obligations of
                                            Countrywide Home Loans falls below a rating of
                                            'BBB' by Standard & Poor's, a division of The
                                            McGraw-Hill Companies, Inc., or 'Baa2' by
                                            Moody's Investors Service, Inc.] In addition,
                                            assignments of mortgage loans will not be
                                            required to be recorded if the master servicer
                                            delivers to the indenture trustee an opinion
                                            of counsel reasonably acceptable to each
                                            rating agency and the note insurer to the
                                            effect that recording is not required

                                              to protect the indenture trustee's interest in
                                              the related mortgage loan or

                                              to perfect a first priority security interest
                                              in favor of the indenture trustee in the
                                              related mortgage loan if a court were to
                                              recharacterize the sale of the mortgage loans
                                              as a financing.

                                            In certain states in which the mortgage
                                            properties are located, failure to record the
                                            assignments of the related mortgages to the
                                            indenture trustee will have the result of
                                            making the sale of the mortgage loans
                                            potentially ineffective against

                                              any creditors of [Countrywide Home Loans] who
                                              may have been fraudulently or inadvertently
                                              induced to rely on the mortgage loans as
                                              assets of [Countrywide Home Loans], or

                                              any purchaser of a mortgage loan who had no
                                              notice of the prior conveyance to the trust
                                              fund if the purchaser perfects his interest
                                              in the mortgage loan by taking possession of
                                              the related documents or other evidence of
                                              indebtedness or otherwise.

                                            In those events, the trust fund would be an
                                            unsecured creditor of [Countrywide Home
                                            Loans].
DISTRIBUTIONS TO AND RIGHTS OF
  INVESTORS COULD BE ADVERSELY AFFECTED BY
  THE BANKRUPTCY OR INSOLVENCY OF CERTAIN
  PARTIES.................................  [Countrywide Home Loans] will treat its sale of the mortgage loans to the depositor as a
                                            sale of the mortgage loans. However, if
                                            [Countrywide Home Loans] becomes bankrupt, the
                                            trustee in bankruptcy of [Countrywide Home
                                            Loans] may argue that the mortgage loans were
                                            not sold but were only pledged to secure a
                                            loan to [Countrywide Home Loans]. If that
                                            argument is made you could experience delays
                                            or reductions in payments on the notes. The
                                            depositor will warrant in the sale and
                                            servicing agreement that the transfer of the
                                            mortgage loans by it to the trust fund is
                                            either a valid transfer and assignment of the
                                            mortgage loans to the trust fund or the grant
                                            to the trust fund of a security interest in
                                            the mortgage loans.

                                            If certain events relating to the bankruptcy
                                            or insolvency of the transferor were to occur,
                                            [no further additional home equity loans would
                                            be acquired with any funds remaining in the
                                            additional loan account,] additional balances
                                            would not be sold to the trust fund, and the
                                            rapid amortization period would commence.

                                            If the master servicer becomes bankrupt, the
                                            bankruptcy trustee or receiver may have the
                                            power to prevent the appointment of a
                                            successor master servicer.
DEVELOPMENTS IN [CALIFORNIA] COULD HAVE
  DISPROPORTIONATE EFFECT ON THE POOL OF
  MORTGAGE LOANS DUE TO GEOGRAPHIC
  CONCENTRATION OF MORTGAGED PROPERTIES...  Approximately [     ]% of the mortgage loans
                                            in statistic calculation loan group [  ] and
                                            approximately [     ]% of the mortgage loans
                                            in statistic calculation loan group [  ] are
                                            secured by mortgaged properties located in the
                                            State of [California]. After the statistic
                                            calculation date, the geographic concentration
                                            could change because of the addition or
                                            removal of mortgage loans, prepayments or the
                                            creation of additional balances. Property in
                                            [California] may be more susceptible than
                                            homes

                                            located in other parts of the country to
                                            certain types of uninsurable hazards, such as
                                            earthquakes, floods, mudslides and other
                                            natural disasters. In addition:

                                              economic conditions in [California] (which may
                                              or may not affect real property values) may
                                              affect the ability of borrowers to repay
                                              their loans on time;

                                              declines in the [California] residential real
                                              estate market may reduce the values of
                                              properties located in [California], which
                                              would result in an increase in the
                                              loan-to-value ratios; and

                                              any increase in the market value of properties
                                              located in [California] would reduce the
                                              loan-to-value ratios and could, therefore,
                                              make alternative sources of financing
                                              available to the borrowers at lower interest
                                              rates, which could result in an increased
                                              rate of prepayment of the mortgage loans.
MASTER SERVICER HAS ABILITY TO CHANGE THE
  TERMS OF THE MORTGAGE LOANS.............  The master servicer may agree to changes in the terms of a credit line agreement if the
                                            changes

                                              do not materially and adversely affect the
                                              interest of the related noteholders[, any
                                              third party credit enhancer] or the note
                                              insurer, and

                                              are consistent with prudent business practice.

                                            In addition, the master servicer, within
                                            certain limitations, may increase the credit
                                            limit related to a mortgage loan or reduce the
                                            loan rate for a mortgage loan. Any increase in
                                            the credit limit related to a mortgage loan
                                            would increase the combined loan-to-value
                                            ratio of that mortgage loan and, accordingly,
                                            would increase the risk of the related class
                                            of notes' investment in the mortgage loan. In
                                            addition, any reduction in the loan rate of a
                                            mortgage loan would reduce the related loan
                                            group's excess cash flow available to absorb
                                            losses.
YOUR RETURN COULD BE ADVERSELY AFFECTED BY
  DELINQUENT MORTGAGE LOANS...............  The trust fund may include mortgage loans that are 59 or fewer days delinquent as of
                                            [                ] (the cut-off date for the
                                            pool of mortgage loans). We expect that the
                                            principal balance of mortgage loans that are
                                            between 30 days and 59 days delinquent as of
                                            the cut-off date will not exceed approximately
                                            $[       ]. Mortgage loans that are already
                                            delinquent

                                            may increase the risk that the trust fund will
                                            experience a loss if

                                              the investor interest collections are not
                                              sufficient to cover the investor loss amounts
                                              for any distribution date,

                                              amounts intended to provide protection for the
                                              notes that are otherwise payable to the owner
                                              of the transferor interest have been
                                              exhausted and

                                              the note insurer fails to perform its
                                              obligations under the policy.

EFFECT OF LOAN RATES ON THE NOTES.........  The notes accrue interest at a rate based on the one-month LIBOR index plus a specified
                                            margin, but are subject to a cap [based in
                                            part on the interest rates on the mortgage
                                            loans].

                                            The mortgage loans have interest rates that
                                            are based on the prime rate, and have periodic
                                            and maximum limitations on adjustments to the
                                            loan rate. As a result, the notes may accrue
                                            less interest than they would accrue if the
                                            note rate were based solely on the LIBOR index
                                            plus the specified margin.

                                            A variety of factors could limit the note
                                            rate. Some of these factors are described
                                            below:

                                              Each note rate adjusts [monthly] while the
                                              loan rates on the mortgage loans may adjust
                                              less frequently. Consequently, the loan rates
                                              may limit increases in one or both note rates
                                              for extended periods in a rising interest
                                              rate environment.

                                              The prime rate may respond to different
                                              economic and market factors than LIBOR and
                                              thus may increase or decrease at different
                                              times. As a result, the loan rates could
                                              decline while LIBOR is stable or rising. And
                                              although both the loan rates and LIBOR may
                                              either decline or increase during the same
                                              period, the loan rates could decline more
                                              rapidly or increase more slowly than LIBOR.

                                            These factors may adversely affect the yield
                                            to maturity on the notes.

                                            For a discussion of additional risks
                                            pertaining to the notes, see 'Risk Factors' in
                                            the prospectus.
[CERTAIN RIGHTS MAY BE AFFECTED BY THE
  ISSUANCE OF [TWO] CLASSES OF NOTES
  SECURED BY A SINGLE TRUST FUND..........  The ability to declare an event of master servicing termination under the sale and
                                            servicing agreement or

                                            an event of default under the indenture, or to
                                            amend the sale and servicing agreement or the
                                            indenture rests with the note insurer and the
                                            holders of specified percentages of the notes
                                            in both groups. [In addition, under certain
                                            circumstances the third party credit enhancer
                                            will have those rights as they relate to the
                                            Class [   ] Notes.] As a result you may have
                                            less ability to control certain actions than
                                            you would have had if only a single class of
                                            notes had been issued.]

                                   THE TRUST

GENERAL

    Countrywide Home Equity Loan Trust 200[ ]-[ ] is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated
[        , 200[  ]], between CWABS, Inc., as depositor, and [Name of owner trustee], as owner trustee, to do the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the mortgage loans and the other assets of the trust and their proceeds,

     issuing the Notes and the transferor's interest,

     making payments on the Notes and the transferor's interest, and engaging in other activities that are appropriate in connection these activities.

    The trust's principal offices are located in Wilmington, Delaware, in care of [Name of owner trustee], as owner trustee, at its address below.

TRUST ASSETS

The property of the trust will generally consist of:

     the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement during the life of the trust fund ('Additional Balances');

     collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date);

     mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     the collection account for the Notes (excluding its net earnings);

     [the Additional Loan Account[s] [and the similar account for loan group 1] and any additional loans purchased with their proceeds;]

     [the Reserve Fund (excluding its net earnings);]

     the Policy and any further credit enhancement for the Notes; and

     an assignment of the depositor's rights under the purchase agreement.

    The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan Account, the Reserve Fund,] the Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [ ] Notes pursuant to the indenture. [The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan Account, the Reserve Fund,] the Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [ ] Notes pursuant to the indenture.]

    A substantial portion of the economic interest in the mortgage loans, and consequently the trust, is related to the repayment of the Notes and subject to the lien of the indenture. All of the remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor.

    The transferor has the right to sell or pledge the transferor interest at any time, if the Rating Agencies have notified the transferor and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy [or any other third party credit enhancements], and certain other conditions specified in the trust agreement are satisfied.

    The owner trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the trust fund under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

    The owner trustee may resign at any time, in which event the indenture trustee must appoint a successor acceptable to the Note Insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible to continue as such under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

DUTIES OF THE OWNER TRUSTEE

    The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes, or the mortgage loans, or the investment of any monies by the master servicer before being deposited into the collection accounts. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

CERTAIN ACTIVITIES

    The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the trust agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Notes for the mortgage loans), or repurchase or otherwise reacquire its securities. See 'Description of the Sale and Servicing Agreement -- Evidence as to Compliance' above for information regarding reports as to the compliance by the master servicer with the sale and servicing agreement.

TERMINATION

    In no event, however, will the trust fund created by the trust agreement continue for more than 21 years after the death of certain individuals named in the sale and servicing agreement. Written notice of termination of the trust agreement will be given to each noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

THE OWNER TRUSTEE

    [Name of owner trustee] will act as the owner trustee under the trust agreement. [Name of owner trustee] is a Delaware banking corporation and its
principal officers are located at [             ], Wilmington, Delaware.

                                THE NOTE INSURER

    The following information in this section has been provided by [Note Insurer] (the 'Note Insurer'). Accordingly, none of the depositor, the sponsor and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of the information in this section.

    [Description of Note Insurer, including financial information]

                              THE MASTER SERVICER

GENERAL

    [Countrywide Home Loans, Inc. ('Countrywide') will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are one- to four-family properties, condominiums and planned unit developments.

    Countrywide may perform any of its obligations under the sale and servicing
agreement dated as of [        ], 200[  ] among CWABS, Inc., as depositor,
Countrywide, as sponsor and master servicer [Name of third party enhancer, if any] and [Name of owner trustee], as owner trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

    [Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

    At [        ], 200[  ] Countrywide provided servicing for approximately
$[    ] billion aggregate principal amount of mortgage loans, substantially all
of which are being serviced for unaffiliated persons. At [        ], Countrywide
provided servicing for approximately $[ ] billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

    The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

    [The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

    Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, and employment history and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

    The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program, its Reduced Documentation Loan Program and its Streamlined Documentation Loan Program. Generally the Alternative Documentation Program permits a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of obtaining a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate/term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve month period. Under the Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to $30,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing.

    Full appraisals are generally performed on all home equity loans that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits less than or equal to $100,000, Countrywide may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line.

    After obtaining all applicable employment, credit and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

    It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.]

SERVICING OF THE MORTGAGE LOANS

    [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     the collection and aggregation of payments relating to the mortgage loans;

     the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

    Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with the monthly statements. All payments are due by the fifteenth day of the month.

    The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan after the loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

     if a notice of default on a senior lien is received by the master servicer.

    Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

    Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

    After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

    Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

    [The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans in the loan groups. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans in the loan groups will experience.

    For the purposes of the following table:

     The period of delinquency is based on the number of days payments are contractually past due.

     Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     'Foreclosure Rate' is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     'Bankruptcy Rate' is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                       AS OF [ ]                        AS OF [ ]                        AS OF [ ]
                             ------------------------------   ------------------------------   ------------------------------
                                 PRINCIPAL                        PRINCIPAL                        PRINCIPAL
                                  BALANCE        PERCENTAGE        BALANCE        PERCENTAGE        BALANCE        PERCENTAGE
                                  -------        ----------        -------        ----------        -------        ----------
Portfolio..................       $[         ]        --           $[         ]        --           $[         ]        --
Delinquency percentage
   30-59 Days..............       $[         ]       [ ]%          $[         ]       [ ]%          $[         ]       [ ]%
   60-89 Days..............        [         ]       [ ]            [         ]       [ ]            [         ]       [ ]
   90+ Days................        [         ]       [ ]            [         ]       [ ]            [         ]       [ ]
                             -----------------      ----      -----------------      ----      -----------------     -----
      Total................       $[         ]       [ ]%          $[         ]       [ ]%          $[         ]       [ ]%
                             -----------------      ----      -----------------      ----      -----------------     -----
                             -----------------      ----      -----------------      ----      -----------------     -----
Foreclosure Rate...........       $[         ]       [ ]%          $[         ]       [ ]%          $[         ]       [ ]%
Bankruptcy Rate............       $[         ]       [ ]%          $[         ]       [ ]%          $[         ]       [ ]%

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

    [Certain statistical information concerning the pool of mortgage loans is set forth below (the pool is referred to as the 'Statistic Calculation Pool' and each mortgage loan is referred to as a 'Statistic Calculation Pool Mortgage Loan'). The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [ ] and loan group [ ]. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] only [and the repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ].] [Loan group [ ] information is included chiefly to provide a better understanding about the trust fund.] A detailed description of the mortgage loans actually delivered (the 'Detailed Description') will be available to purchasers of the Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Notes. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date and will also include, among other things, the following information regarding the mortgage loans:

     the outstanding principal balances of the mortgage loans as of [        ],
     200[  ] (the cut-off date) [or the related transfer date],

     the lien priorities of the mortgage loans,

     the loan rates borne by the mortgage loans as of the cut-off date,

     the combined loan-to-value ratios of the mortgage loans,

     the remaining term to scheduled maturity of the mortgage loans,

     the type of properties securing the mortgage loans,

     the geographical distribution of the mortgage loans by state and the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

[The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are one- to four-family properties. See ' -- Mortgage Loan Terms' below.

    Information regarding the Statistical Calculation Pool Mortgage Loans as of
[      ], 200[  ] (the 'Statistic Calculation Date') can be found on the tables on pages S-27 through S-38.]

MORTGAGE LOAN TERMS

    [General. A borrower may access a mortgage loan by writing a check in a
minimum amount of $[   ]. The mortgage loans bear interest at a variable rate
that changes monthly on the first business day of the related month with changes in the applicable index rate. The Statistic Calculation Pool Mortgage Loans are subject to a
maximum per annum interest rate ranging from [    ]% to [    ]% per annum,
subject to applicable usury limitations. See 'Certain Legal Aspects of the
Loans -- Applicability of Usury Laws' in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The margin generally ranges between
[    ]% and [    ]%. The index rate is based on the highest 'prime rate'
published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.

    The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistic Calculation
Pool Mortgage Loans was approximately [    ]%. The weighted average second
mortgage ratio for the Loan Group [  ] Statistic Calculation Pool Mortgage Loans
was approximately [    ]%.

    Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

    In general, the home equity loans may be drawn on during a draw period of [five] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, with Countrywide's
approval) constitute approximately [    ]% of the Loan Group [  ] Statistic
Calculation Pool Mortgage Loans and approximately [    ]% of the Loan Group [  ]
Statistic Calculation Pool Mortgage Loans, each by Statistic Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance at the end of the draw period.

    The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

    The principal balance of a mortgage loan (other than a Liquidated Mortgage
Loan) on any day is equal to

     its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loans] plus any Additional Balances for the mortgage loan, minus

     all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

    The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

    Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the sponsor through the Statistic Calculation Date, and is based on the number and the principal balances of the mortgage loans in each loan group as of the Statistic Calculation Date. The depositor expects that the actual pool as of the Closing
Date will represent approximately $[        ] aggregate principal balance of
mortgage loans. Loan group [  ], which has a Statistic Calculation Date
Principal Balance of approximately $[         ], is expected to have a cut-off
date principal balance of approximately $[        ]. Loan group [  ], which has
a Statistic Calculation Date Principal Balance of approximately $[      ], is
expected to have a cut-off date principal balance of $[         ]. [The trust
also will include approximately $[      ] for loan group [  ] and $[      ] for
loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the sponsor on or before the cut-off date and sold by the sponsor to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented in this prospectus supplement, some amortization will occur and some Additional Balances may be created before the cut-off date. Moreover, certain

Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of characteristics of each Statistic Calculation Loan Group as presented in this prospectus supplement, although the variance will not be material. If the sponsor does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the sponsor
and sell to the trust fund on the cut-off date (i.e. approximately $[        ]
aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the sponsor has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Notes may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related Notes over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the 'Additional Loan Account'). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the 'Additional Home Equity Loans'). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage
Loans. Any funds remaining in the Additional Loan Account on [        ] will be
used to prepay the Class [  ] Notes on the first distribution date].

    The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistic Calculation Pool or the Loan Group [ ] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:

                                LOAN GROUP [  ]

                               PRINCIPAL BALANCES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES                 LOANS       BALANCE        PRINCIPAL BALANCE
            ---------------------------                 -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
       RANGE OF COMBINED LOAN-TO-VALUE RATIOS           LOANS       BALANCE        PRINCIPAL BALANCE
       --------------------------------------           -----       -------        -----------------
Less than     %.....................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The loan rates in the following table reflect the fact that approximately
[    ]% of the Loan Group [  ] Statistic Calculation Pool Mortgage Loans by
Statistic Calculation Date Principal Balance are currently subject to an
introductory rate of [   ]% per annum and [    ]% of the Loan Group [  ]
Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date
Principal Balance are currently subject to an introductory rate of [    ]% per
annum.

                                   LOAN RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                      RANGE OF                        MORTGAGE     PRINCIPAL        DATE AGGREGATE
                     LOAN RATES                         LOANS       BALANCE        PRINCIPAL BALANCE
                     ----------                         -----       -------        -----------------
Less than     %.....................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                            GEOGRAPHIC DISTRIBUTION

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
STATE                                                   LOANS       BALANCE        PRINCIPAL BALANCE
-----                                                   -----       -------        -----------------
 ....................................................              $                           %
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                 PROPERTY TYPE

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   PROPERTY TYPE                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
Single Family.......................................              $                           %
PUD.................................................
Lo Condo............................................
2 - 4 Units.........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 LIEN PRIORITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   LIEN PROPERTY                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
1st Liens...........................................              $                           %
2nd Liens...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                    MARGINS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  RANGE OF MARGINS                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
    %...............................................              $                           %
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistic Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                  RANGE OF CREDIT                     MORTGAGE     PRINCIPAL        DATE AGGREGATE
              LIMIT UTILIZATION RATES                   LOANS       BALANCE        PRINCIPAL BALANCE
              -----------------------                   -----       -------        -----------------
    %...............................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 MAXIMUM RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   MAXIMUM RATES                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
     %..............................................              $                           %
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                  RANGE OF MONTHS                     NUMBER OF      UNPAID      STATISTIC CALCULATION
                    REMAINING TO                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                 SCHEDULED MATURITY                     LOANS       BALANCE        PRINCIPAL BALANCE
                 ------------------                     -----       -------        -----------------
    -    ...........................................              $                           %
    -    ...........................................
    -    ...........................................
    -    ...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The above table assumes that the draw period for Loan Group [ ] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  ORIGINATION YEAR                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
 ....................................................              $                           %
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                               DELINQUENCY STATUS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                  LOANS       BALANCE        PRINCIPAL BALANCE
             -------------------------                  -----       -------        -----------------
Current.............................................              $                           %
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 CREDIT LIMITS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
               RANGE OF CREDIT LIMITS                   LOANS       BALANCE        PRINCIPAL BALANCE
               ----------------------                   -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES                 LOANS       BALANCE        PRINCIPAL BALANCE
            ---------------------------                 -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
       RANGE OF COMBINED LOAN-TO-VALUE RATIOS           LOANS       BALANCE        PRINCIPAL BALANCE
       --------------------------------------           -----       -------        -----------------
Less than     %.....................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The loan rates in the following table reflect the fact that approximately
[    ]% of the Loan Group [  ] Statistic Calculation Pool Mortgage Loans by
Statistic Calculation Date Principal Balance are currently subject to an
introductory rate of [   ]% per annum and [    ]% of the Loan Group [  ]
Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date
Principal Balance are currently subject to an introductory rate of [   ]% per
annum.

                                   LOAN RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                      RANGE OF                        MORTGAGE     PRINCIPAL        DATE AGGREGATE
                     LOAN RATES                         LOANS       BALANCE        PRINCIPAL BALANCE
                     ----------                         -----       -------        -----------------
      -      %......................................              $                           %
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
      -      .......................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                            GEOGRAPHIC DISTRIBUTION

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
STATE                                                   LOANS       BALANCE        PRINCIPAL BALANCE
-----                                                   -----       -------        -----------------
 ....................................................              $                           %
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
 ....................................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                 PROPERTY TYPE

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   PROPERTY TYPE                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
Single Family.......................................              $                           %
PUD.................................................
Lo Condo............................................
2 - 4 Units.........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 LIEN PRIORITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   LIEN PRIORITY                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
1st Liens...........................................              $                           %
2nd Liens...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                    MARGINS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  RANGE OF MARGINS                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
    %...............................................              $                           %
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
     -     .........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistic Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                  RANGE OF CREDIT                     MORTGAGE     PRINCIPAL        DATE AGGREGATE
              LIMIT UTILIZATION RATES                   LOANS       BALANCE        PRINCIPAL BALANCE
              -----------------------                   -----       -------        -----------------
    %...............................................              $                           %
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
     -      ........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                                 MAXIMUM RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                   MAXIMUM RATES                        LOANS       BALANCE        PRINCIPAL BALANCE
                   -------------                        -----       -------        -----------------
     %..............................................              $                           %
     ...............................................
     ...............................................
     ...............................................
     ...............................................
     ...............................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                  RANGE OF MONTHS                     NUMBER OF      UNPAID      STATISTIC CALCULATION
                    REMAINING TO                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                 SCHEDULED MATURITY                     LOANS       BALANCE        PRINCIPAL BALANCE
                 ------------------                     -----       -------        -----------------
    -    ...........................................              $                           %
    -    ...........................................
    -    ...........................................
    -    ...........................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

    The above table assumes that the draw period for Loan Group [ ] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
                  ORIGINATION YEAR                      LOANS       BALANCE        PRINCIPAL BALANCE
                  ----------------                      -----       -------        -----------------
    ................................................              $                           %
    ................................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

                               DELINQUENCY STATUS

                                                                                    PERCENTAGE OF
                                                                   AGGREGATE       LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID     STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL       DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                  LOANS       BALANCE       PRINCIPAL BALANCE
             -------------------------                  -----       -------       -----------------
Current.............................................              $                          %
                                                        -----     ------------         ------
    Total...........................................              $                    100.00%
                                                        -----     ------------         ------
                                                        -----     ------------         ------

                                 CREDIT LIMITS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        LOAN GROUP [ ]
                                                      NUMBER OF      UNPAID      STATISTIC CALCULATION
                                                      MORTGAGE     PRINCIPAL        DATE AGGREGATE
               RANGE OF CREDIT LIMITS                   LOANS       BALANCE        PRINCIPAL BALANCE
               ----------------------                   -----       -------        -----------------
$          - $      ................................              $                           %
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
$          - $      ................................
                                                        -----     ------------          ------
    Total...........................................              $                     100.00%
                                                        -----     ------------          ------
                                                        -----     ------------          ------

CONVEYANCE OF MORTGAGE LOANS

    The obligation of the trust fund to purchase mortgage loans [for loan group [ ]] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Note Insurer:

     the mortgage loan may not be 60 or more days delinquent as of the Closing Date;

     the remaining term to stated maturity of the mortgage loan will not exceed
     [   ] months;

     the mortgage loan will be secured by a mortgage in a first or second lien position;

     the mortgage loan will not have a loan rate less than [   ]%;

     the mortgage loan will be otherwise acceptable to the Note Insurer;

     following the purchase of the mortgage loan by the trust fund, the mortgage loans as of the Closing Date

       (a) will have a weighted average loan rate of at least [   ]%;

       (b) will have a weighted average remaining term to stated maturity of not
           more than [   ] months;

       (c) will have a weighted average combined loan-to-value ratio of not more
           than [    ]%;

       (d) will have no mortgage loan with a principal balance in excess of
           $[      ];

       (e) will have a concentration in any one state not in excess of [    ]%;
           and will have a concentration in any one zip code not in excess of
           [   ]%;

       (f) will have not more than [   ]% in aggregate principal balance of
           mortgage loans relating to non-owner occupied properties; and

       (g) will not have more than [   ]% in aggregate principal balance of
           mortgage loans that were appraised electronically;

         the mortgage loan shall have a combined loan-to-value ratio not in
         excess of [    ];

         the mortgage loan will have a credit limit between $[    ] and
         $[      ];

         the mortgage loan will have a margin between [    ]% and [    ]%; and

         the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

    [The trust fund may acquire Additional Home Equity Loans through [        ]
[that will be included in loan group [ ]] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under 'The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans.' Additional Home Equity Loans will be purchased using amounts on deposit in the Additional Loan Account[s] at a cash purchase price of [100]% of their
principal balance on a designated cut-off date before [        ]. The amount
paid from the Additional Loan Account[s] for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans [for a loan group], the aggregate principal balance of [the relevant] loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly.

    Any conveyance of Additional Home Equity Loans is subject to various conditions including:

     that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

     that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the Notes and the Note Insurer;

     that the trust fund receive opinions of counsel acceptable to the Note Insurer and the indenture trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

     that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

    No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Additional Loan Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the initial closing date.]

[THE ADDITIONAL LOAN ACCOUNT

    The assets of the trust fund will include the Additional Loan Account[s]
that will contain approximately $[      ] on the closing date representing the
excess of the original principal balance of the [Class [   ]] Notes over the
cut-off date principal balance of the mortgage loans [in loan group [   ]]
initially transferred to the trust fund on the closing date. Monies in the Additional Loan Account[s] are expected to be used to purchase Additional Home
Equity Loans through [        ]. The Additional Loan Account[s] will be part of
the trust fund, but will not be available to cover losses on the mortgage loans.
Any funds remaining on deposit in the Additional Loan Account[s] on [         ]
will be used to prepay the [relevant class of] [Class [   ]] Notes on the first
distribution date. Net income on investment of funds in the Additional Loan Account[s] will be paid to the master servicer, and will not be available for payment on the Notes.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under 'Description of the Notes -- Distributions on the Notes,' until the Note principal balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in
the Additional Loan Account[s] on [        ] after the purchase of any
Additional Home Equity Loans on that date will be used to prepay the [relevant
class of] [Class [   ]] Notes on the first distribution date.]

    For any date of calculation through the first distribution date on which the balance of the transferor interest for a loan group is greater than or equal to the applicable Required Transferor Subordinated Amount, the 'Investor Fixed
Allocation Percentage' will equal the greater of (i) [   ]% and (ii) 100% minus
the percentage obtained by dividing the amount of the transferor interest allocable to a loan group at the beginning of the relevant Collection Period by the loan group balance at the beginning of the relevant Collection Period.
Thereafter, the Investor Fixed Allocation Percentage will equal [   ]%. During a
Rapid Amortization Period, noteholders will receive amounts from principal collections based solely on the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to noteholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive their respective Investor Principal Collections and not a lesser amount.

    In addition, respective Investor Interest Collections may be distributed as principal to noteholders of Notes in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Notes related to a particular loan group, those noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Notes.

    [As of the closing date, the transferor interest with respect to each loan group will be $0. The transferor interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the transferor interest may grow. An increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate during the Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans in a loan group is based on the applicable Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the trust fund, so long as the portion of the transferor interest related to the applicable loan group (after giving effect to the removal) is not less than the related Minimum Transferor Interest. See 'Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor.'

    All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in California are
subject to an account termination fee equal to the lesser of $[   ] or [  ]
months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed
$[   ] and do not apply to accounts terminated after a date designated in the related mortgage note that, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related Notes.

    The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under 'Description of the Mortgage Loans -- Mortgage Loan Terms,' rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain 'due-on-sale' provisions, and the master servicer intends to enforce them, unless enforcement is not permitted by applicable law or

     the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

    The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related mortgage loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the prospectus.

    The sponsor is not required to deliver certain documents relating to the mortgage loans to the indenture trustee until [30] days after the Closing Date [(or in the case of the Additional Home Equity Loans, until 21 days after they are acquired by the trust fund)]. See 'Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans.' Should the sponsor fail to deliver all or a portion of the required documents for any mortgage loan to the depositor, or, at the depositor's direction, to the indenture trustee within the required period, the sponsor must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transfered will be deducted from the related loan group balance, thus reducing the amount of the transferor interest related to relevant loan group. If the deduction would cause the portion of the transferor interest related to the relevant loan group to become less than the related Minimum Transferor Interest at the time, the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the portion of the transferor interest would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated as a payment in full of the mortgage loan.

    The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by the investor at the time the Notes were purchased.

    Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

    We cannot predict the level of prepayments that will be experienced by the trust fund and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See 'Yield and Prepayment Considerations' in the prospectus.

                                  POOL FACTOR

    The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note principal balance of each class of Notes as of each distribution date as a proportion of the Original Note Principal Balance after giving effect to any distribution of principal to that class of Notes on the distribution date. On the Closing Date, the pool factor for each class of Notes will be 1.0000000. See 'Description of the Notes -- Distributions on the Notes.' Thereafter, the pool factor for each class of Notes will decline to reflect reductions in the related Note principal balance resulting from distributions of principal to that class of Notes and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

    Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the Invested Amount, the pool factor and various other items of information for each class of Notes will be made available to the noteholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ]calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See 'Description of the Notes -- Book-Entry Notes' and 'Description of the Indenture -- Reports to Noteholders.'

                            DESCRIPTION OF THE NOTES

    The Revolving Home Equity Loan Asset Backed Notes Class [   ] and Class
[   ] (each is sometimes referred to as a 'Class'), Series 200[  ]-[  ] (the
'Notes') will be issued pursuant to the indenture. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part.

GENERAL

    The [Class [   ]] Notes will be issued in denominations of $[25,000] and
multiples of $[1,000] in excess of that. The repayment of the Class [   ] Notes
will be secured by a securities interest in loan group [   ] and the repayment
of the Class [   ] Notes [(which are not offered by this prospectus supplement)]
will be secured by a security interest in loan group [   ].

    Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the Notes. See ' -- Book-Entry Notes' below. No service charge will be made for any registration of exchange or transfer of Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The aggregate undivided interest in the trust fund represented by the Notes
as of the Closing Date is expected to equal approximately $[        ] (the
'Original Invested Amount'), which represents approximately 100% of the sum of the cut-off date pool balance [and the additional loan accounts].

    As of the Closing Date, the Class [   ] Notes are expected to equal
approximately $[        ] (the 'Class [   ] Original Invested Amount'), which
represents approximately 100% of the sum of the cut-off date loan group [  ]
principal balance [and approximately $[      ] deposited in the related
additional loan account]. The 'Class [   ] Original Note Principal Balance' is
expected to equal approximately $[        ].

    As of the Closing Date, the Class [   ] Notes are expected to equal
approximately $[        ] (the 'Class [   ] Original Invested Amount'), which
represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Additional Loan Account]. The
'Class [   ]Original Note Principal Balance' is expected to equal approximately
$[        ]. [Of the Class [   ] Original Invested Amount approximately
$[      ] represents the proceeds deposited into the Additional Loan Account
which may be used through [         ] to purchase additional home equity loans
for addition to loan group [  ].]

    Following the Closing Date, the 'Invested Amount' for each class of Notes for any distribution date will be an amount equal to the Original Invested Amount for the class of Notes minus the amount of the related Investor Principal Collections previously distributed on the class of Notes [and any return of the related additional loan account funds], and minus an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group for the distribution date.

    For each class of Notes, the principal amount of the outstanding Notes in that class on any distribution date is equal to the applicable Original Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Notes in that class. See ' -- Distributions on the Notes' below. Each Note represents the right to receive payments of interest at the related note rate and payments of principal as described below.

    The residual interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor. The portion of the transferor interest related to a loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding the date of determination, less the Invested Amount for the loan group as of the close of business on the preceding distribution date.

    The Required Transferor Subordinated Amount initially is approximately
$[      ], which, in the aggregate, will represent approximately [  ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account] plus approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the Additional Loan Account], but the indenture requires the transferor interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the sponsor (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

    The Note Insurer requires, based on the Insurance Agreement, that the portion of the transferor's interest related to each class of Notes be maintained at the related Required Transferor Subordinated Amount for the class. The portion of the transferor's interest related to each class of Notes as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the transferor's interest on future distribution dates until it equals the Required Transferor Subordinated Amount.

BOOK-ENTRY NOTES

    The [Class [   ]] Notes will be book-entry notes. Persons acquiring
beneficial ownership interests in the [Class [   ]] Notes may elect to hold
their [Class [   ]] Notes through the Depository Trust Company in the United
States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or
more notes that equal the aggregate principal balance of the [Class [   ]] Notes
and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the
book-entry notes in minimum denominations representing [Class [   ]] Note
principal balances of $[25,000] and in multiples of $[1,000] in excess of that. One investor in the book-entry notes may hold a beneficial interest that is not an integral multiple of $[1,000]. Except as described below, no person acquiring a book-entry note will be entitled to receive a definitive note
representing the [Class [   ]] Note. Until definitive notes are issued, Cede &
Co., as nominee of DTC, is expected to be the only 'noteholder' of the [Class
[   ]] Notes. Beneficial owners of [Class [   ]] Notes will not be noteholders
as that term is used in the indenture. Beneficial owners of [Class [   ]] Notes
are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

    The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

    Beneficial owners of [Class [   ]] Notes will receive all distributions of
principal of, and interest on, the [Class [   ]] Notes from the indenture
trustee through DTC and DTC participants. While the [Class [   ]] Notes are
outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC must make book-entry transfers among participants on whose behalf
it acts with respect to the [Class [   ]] Notes and must receive and transmit
distributions of principal of, and interest on, the [Class [   ]] Notes.
Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either
directly or indirectly, with whom beneficial owners of [Class [   ]] Notes have
accounts for [Class [   ]] Notes are similarly required to make book-entry
transfers and receive and transmit distributions on behalf of their respective
beneficial owners of [Class [   ]] Notes. Accordingly, although beneficial
owners of [Class [   ]] Notes will not possess [Class [   ]] Notes, the Rules
provide a mechanism by which beneficial owners of [Class [   ]] Notes will
receive distributions and will be able to transfer their interest.

    Beneficial owners of [Class [   ]] Notes will not receive or be entitled to
receive notes representing their respective interests in the [Class [   ]]
Notes, except under the limited circumstances described below. Until definitive
notes are issued, beneficial owners of [Class [   ]] Notes who are not
participants may transfer ownership of [Class [   ]] Notes only through
participants and indirect participants by instructing them to transfer [Class
[   ]] Notes, by book-entry transfer, through DTC for the account of the
purchasers of the [Class [   ]] Notes, which account is maintained with their
respective participants. Under the Rules and in accordance with DTC's normal
procedures, transfers of ownership of [Class [   ]] Notes will be executed
through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the
selling and purchasing beneficial owners of [Class [   ]] Notes.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see 'Material Federal Income Tax
Consequences -- Foreign Investors' and ' -- Backup Withholding' herein and 'Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ('Clearstream, Luxembourg'), was incorporated in 1970 as 'Cedel S.A,' a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

    Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is 'Clearstream.' With effect from 14 January 2000 New Cedel International has been renamed 'Clearstream International, societe anonyme.' On 18 January 2000, Cedelbank was renamed 'Clearstream Banking, societe anonyme,' and Cedel Global Services was renamed 'Clearstream Services, societe anonyme.'

    On 17 January 2000 Deutsche Borse Clearing AG was renamed 'Clearstream Banking AG.' This means that there are now two entities in the corporate group headed by Clearstream International which share the name 'Clearstream Banking,' the entity previously named 'Cedelbank' and the entity previously named 'Deutsche Brse Clearing AG.'

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry notes will be made on each distribution date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the distributions to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

    Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be
forwarded by the indenture trustee to Cede & Co. Distributions on [Class [   ]]
Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Material Federal Income Tax Consequences -- Foreign Investors' and
' -- Backup Withholding.' Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the
book-entry notes in book-entry form may reduce the liquidity of [Class [   ]]
Notes in the secondary market since certain potential investors may be unwilling
to purchase [Class [   ]] Notes for which they cannot obtain definitive notes.

    Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

    DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some [Class
[   ]] Notes that conflict with actions taken for other [Class [   ]] Notes.

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
    Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

     DTC or the transferor advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the transferor or the indenture trustee is unable to locate a qualified successor, the transferor, at its sole option, elects to terminate a book-entry system through DTC or after the occurrence of an Event of Servicing Termination, beneficial owners having interests aggregating not less than 51% of the Note principal balance of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the the availability of definitive notes, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the
foregoing procedures to facilitate transfers of [Class [   ]] Notes among
participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    The foregoing information with respect to DTC has been provided for informational purposes only and is not a representation, warranty, or contract modification of any kind by DTC.

DISTRIBUTIONS ON THE NOTES

    Beginning with the first distribution date (which will occur on [        ]),
distributions on the Notes will be made by the indenture trustee or the paying agent on each distribution date to the persons in whose names the Notes are registered at the close of business on the day before each distribution date or, if the Notes are no longer book-entry notes, at the close of business on the record date (which is the [last] day of the month preceding the distribution date). The term distribution date means the [fifteenth] day of each month or, if that day is not a business day, then the next business day. Generally,
distributions on the [Class [   ]] Notes will be made by check or money order
mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the determination date. At the request of a noteholder owning at least $[1,000,000] principal amount of Notes, distributions will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final distribution on the Notes will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final distribution. A 'business day' is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

    Application of Interest Collections. On each distribution date, the indenture trustee or a paying agent will apply the Investor Interest Collections for [a] loan group [ ] in the following order of priority:

        (1) to pay the indenture trustee's fees under the indenture and the owner trustee's fees under the trust;

        (2) to pay the Note Insurer for the portion of the premium for the Policy [related to loan group [ ]];

        (3) to pay noteholders the interest accrued at the related note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the Notes;

        (4) to pay noteholders the related Investor Loss Amount for the distribution date;

        (5) to pay noteholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the transferor interest, (c) funded by related Subordinated Transferor Collections [, (d) funded by the Reserve Fund, (e) funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

        (6) to reimburse the Note Insurer for prior draws made from the Policy (with interest on the draws);

        (7) to pay noteholders the principal of the Notes until the related portion of the transferor interest equals the related Required Transferor Subordinated Amount (the principal so paid, the 'Accelerated Principal Distribution Amount');

        (8) to pay any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

        (9) [to pay the other class of notes any deficiency in items (3), (4) and (5) above, after taking into account the allocation of 100% of the other class' Investor Interest Collections on the distribution date (the amount of one class' remaining Investor Interest Collections allocated to the other class on a distribution date is a 'Crossover Amount');]

        (10) [to the Reserve Fund for application in accordance with the indenture, to the extent that the sum of the portion of the transferor's interest for [both] loan groups as of the distribution date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of the distribution date;]

        (11) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement;

        (12) to pay the noteholders any Basis Risk Carryforward of the Notes;
    and

        (13) the remaining amounts to the transferor.

    Payments to noteholders pursuant to clause (3) will be interest payments on the Notes. Payments to noteholders pursuant to clauses (4), (5) and (7) will be principal payments on the Notes and will therefore reduce the related Note principal balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

    [On each distribution date, if Investor Interest Collections for a class of Notes, plus any Crossover Amount available from the other class of Notes, are insufficient to pay the amounts specified in items (3), (4) and (5) above for a class of Notes, the amount of the insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit in it.]

    [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts for [both] loan groups over (y) the sum of the portion of the transferor's interest for each loan group. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

    To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Notes, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If this insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each] [has] been reduced to zero and results in the related Note principal balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the Policy.

    The 'Investor Loss Amount' for a loan group is the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for the distribution date. The Investor Loss Amount for a loan group will be allocated to the Notes related to that loan group.

    The 'Liquidation Loss Amount' for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its Net Liquidation Proceeds.

    A 'Liquidated Mortgage Loan' means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

    The 'Collection Period' related to a distribution date is the calendar month preceding the distribution date (or, in the case of the first Collection Period,
the period beginning on the cut-off date and ending on the last day of [    ],
200[  ]).

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
    Interest will be distributed on each distribution date at the applicable
note rate for the related Interest Period. The note rate for the [Class [   ]]
Notes for a distribution date will generally equal a per annum rate equal to the least of:

        (a) the sum of

         the London Interbank offered rate for one-month United States dollar deposits ('LIBOR'), plus

         [   ]% [for the Class [   ] Notes and [   ]% for the Class [   ]
         Notes];

        (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of the servicing fee rate,

         the rate at which the fees payable to the indenture trustee and the owner trustee are calculated,

         the rate at which the premium payable to the Note Insurer [and the guaranty fee to Fannie Mae are each] [is] calculated and,

         commencing with the distribution date in [      ], [   ]% per annum,
         weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle before the Collection Period relating to the distribution date, and

        (c) [    ]%.

However, on any distribution date for which the note rate for a class of notes has been determined pursuant to clause (b) of note rate, the excess of the amount of interest that would have accrued on those notes during the related Interest Period had interest been determined pursuant to clause (a)
     of note rate (but not at a rate in excess of [    ]% per annum) over

     the interest actually accrued on those notes during the Interest Period (the excess is referred to as 'Basis Risk Carryforward')

will accrue interest at the note rate calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent distribution dates to the extent funds are available therefor.

    Interest on the Notes for any distribution date will accrue on the Note principal balance from the preceding distribution date (or in the case of the first distribution date, from the Closing Date) through the day preceding the distribution date (each period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

    Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the distribution date. The reset date for each Interest Period is the second LIBOR business day before the distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 A.M., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to

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
leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

    Transferor Collections. Collections allocable to the transferor interest in respect of a loan group will be distributed to the transferor only to the extent that the distribution will not reduce the amount of the portion of the transferor interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of these limitations will be retained in the collection account until the portion of the transferor interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders of the related class of notes as a reduction of the related Note principal balance.

    Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have
earlier occurred, through and including the distribution date in [        ] is
the 'Managed Amortization Period.' The amount of principal collections payable to noteholders for each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for the loan group and distribution date. The Scheduled Principal Collections Distribution Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on
the last day of [      ]. On any distribution date during the Managed
Amortization Period, the 'Scheduled Principal Collections Distribution Amount' for a loan group is the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. For any loan group and distribution date, the 'Maximum Principal Payment' is the product of the Investor Fixed Allocation Percentage for the loan group and principal collections for the loan group and distribution date. For any loan group and distribution date, the 'Alternative Principal Payment' for the loan group is the sum of the amount of principal collections for the loan group and distribution date minus the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period, but not less than zero.

    Beginning with the first distribution date following the end of the Managed Amortization Period (the 'Rapid Amortization Period'), the amount of principal collections payable to noteholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

    If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to noteholders on the distribution date will be correspondingly reduced by the amount of the reduction.

    Distributions of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the related noteholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal collections from the mortgage loans in a loan group not allocated to the noteholders will be allocated to the portion of the transferor interest related to that loan group. The aggregate distributions of principal to the noteholders will not exceed the Original Note Principal Balance.

    In addition, to the extent of funds available therefor (including funds
available under the Policy), on the distribution date in [      ], noteholders
will be entitled to receive as a payment of principal an amount equal to the outstanding Note principal balance.

    The Paying Agent. The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the noteholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

    If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest on

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
overdue interest to the extent permitted by applicable law) on the related Notes and (ii) the applicable Investor Loss Amount on the distribution date (the insufficiency being the 'Required Amount'), a portion of the interest collections from the mortgage loans in that loan group and principal collections allocable to the portion of the transferor interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the 'Subordinated Transferor Collections') will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the portion of the transferor interest related to that loan group, thereby reducing the transferor interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If the Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections that have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Note principal balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions of principal to be made on the Notes on the distribution date), a draw will be made on the Policy in the amount of the excess. See 'Description of the Indenture -- The Policy.'

    The 'Available Transferor Subordinated Amount' for any distribution date and loan group is the lesser of the portion of the transferor interest for that loan group and the related Required Transferor Subordinated Amount for the distribution date.

                          DESCRIPTION OF THE INDENTURE

    The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

    The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor, the Note Insurer [and any other third party credit enhancer], as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt unless the master servicer qualifies for monthly depositing. Mortgage loan collections may be remitted to the collection account by the master servicer on a monthly basis not later than the business day before the related distribution date [so long as Countrywide is the master servicer, Countrywide's long-term senior unsecured debt obligations are rated at least equal to 'Baa2' by Moody's and 'BBB' by Standard & Poor's, and the Note Insurer's claims-paying ability is rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's.]

    Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next distribution date or on the next distribution date if approved by the Rating Agencies, the
Note Insurer [and any other third party credit enhancer]. Not later than the [fifth] business day before each distribution date (the 'Determination Date'), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related distribution date.

An 'Eligible Account' is

     an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

     an account with a depository institution having a minimum long-term unsecured debt rating of ['BBB' by Standard & Poor's and 'Baa3' by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

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
     a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity or otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Notes without regard to the Policy [or any other third party credit enhancement].

Eligible Investments are limited to:

     obligations of the United States;

     obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

     general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

     commercial paper issued by [Countrywide Home Loans, Inc.] or any of its affiliates that is rated no lower than ['A-1' by Standard & Poor's and 'P-2' by Moody's] if the long-term debt of [Countrywide Home Loans, Inc.] is rated at least [A3 by Moody's], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     notes of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     demand or time deposits or notes of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

     repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

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
     interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

     short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and

     any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive interest only payments on the obligations underlying it or both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

ALLOCATIONS AND COLLECTIONS

    All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any distribution date will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, less servicing fees for the related Collection Period and

     amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections will be determined for any distribution date on a loan group basis and will be equal to the sum of the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and any Transfer Deposit Amounts.

    Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan. Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

    The portion of interest collections allocable to the related class of Notes ('Investor Interest Collections') for any distribution date and loan group will equal the product of (a) interest collections for the distribution date and loan group and (b) the Investor Floating Allocation Percentage for the loan group. The 'Investor Floating Allocation Percentage' for any distribution date and loan group is a fraction whose numerator is the Invested Amount at the close of business on the preceding distribution date (or the Closing Date in the case of the first distribution date) and whose denominator is the loan group balance for the loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the transferor interest related to that loan group.

    Principal collections on the mortgage loans in each loan group will be allocated between the noteholders and the transferor ('Investor Principal Collections' and 'Transferor Principal Collections,' respectively).

    The indenture trustee will apply any amounts drawn under the Policy as provided in the indenture.

    The loan group balance for any date and loan group is the aggregate of the principal balances of all mortgage loans in that loan group as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances for the mortgage loan minus (2) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

    Certain excess cashflow for each class of Notes will be applied as a payment of principal of that class of Notes on each distribution date to increase or maintain the portion of the transferor's interest related to that class to or at the Required Transferor Subordinated Amount for the class for the distribution date. The amount of the excess cashflow of a class of Notes so applied as a payment of principal on a distribution date is an 'Accelerated Principal Distribution Amount' for the related class of Notes. The requirement to maintain the transferor's interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the sponsor, the master servicer, the indenture trustee, the Note Insurer or any other person.

    [The indenture requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of Notes to be applied to the funding of a reserve fund, which has been required by the Note Insurer to be established and maintained for the Notes (the 'Reserve Fund'). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts for each class of Notes over (y) the sum of the portion of the transferor's interest related to each class of Notes. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

    [The Note Insurer may permit the Required Transferor Subordinated Amount for a class of Notes to decrease or 'step down' over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an 'Overcollateralization Reduction Amount' which, with respect to each class of Notes, may result in a release of cash from the trust fund in an amount up to the Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Note Insurer), or result in the removal of cash or mortgage loans from the trust fund on distribution dates occurring after the step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount for a class will first be released from the Reserve Fund, to the extent of the amount on deposit. If the amount on deposit in the Reserve Fund for a class is not sufficient to fund the full amount of the Overcollateralization Reduction Amount for the class, then an amount equal to the remaining portion of the Overcollateralization Reduction Amount will be released from the monthly cashflow for the class, thus reducing the portion of the transferor's interest for the class.]

THE POLICY

    [The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the 'Insurance Agreement') to be dated as of the Closing Date, among the sponsor, the depositor, the master servicer, the indenture trustee and the Note Insurer.

    The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the indenture trustee for the benefit of the noteholders of each class of Notes the full and complete payment of Insured Amounts with respect to the related Notes for the distribution date. An 'Insured Amount' for each class of Notes as of any distribution date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Distribution Amount for the related Notes for the distribution date and (ii) the Guaranteed Distributions for the related Notes for the distribution date and (b) any Preference Amount that occurs before the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Notes. The Policy does not cover any Basis Risk Carryforward.

    The 'Guaranteed Principal Distribution Amount' for any class of Notes on the
distribution date in [        ] is the amount needed to pay the outstanding
principal balance of the Notes, and for any other distribution date on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, is the amount by which the Note principal balance of the

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
class of Notes exceeds the related Invested Amount as of the distribution date. All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the Notes for the distribution date.

    'Guaranteed Distributions' are accrued and unpaid interest for a distribution date due on the related Notes calculated in accordance with the original terms of the Notes or the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

    A 'Preference Amount' means any amount previously distributed to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 NOON, New York City time, on the second Business Day following Receipt of the notice for payment and
(ii) 12:00 NOON, New York City time, on the relevant distribution date.

    Receipt means actual delivery to the Note Insurer and occurs on the day delivered if delivered before 12:00 NOON, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 NOON, New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

    Under the Policy, 'business day' means any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

    The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the Notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

    Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    Pursuant to the sale and servicing agreement, unless a Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.]

RAPID AMORTIZATION EVENTS

    The Managed Amortization Period will continue through and including the
distribution date in [        ], unless a Rapid Amortization Event occurs before
then. 'Rapid Amortization Event' refers to any of the following events:

        (a) the failure of the sponsor

            to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

            to record assignments of mortgage loans when required pursuant to the sale and servicing agreement or

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
            to observe or perform in any material respect any other covenants or agreements of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

        (b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

        (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

        (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

        (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred
    during the Managed Amortization Period exceeds [   ]% of the Original
    Invested Amount.

    If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee or noteholders holding Notes evidencing more than 51% of the aggregate principal amount of the Notes, the Note Insurer (so long as there is no default by the Note Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, [any other third party credit enhancer] or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

    Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

REPORTS TO NOTEHOLDERS

    Concurrently with each distribution to the noteholders, the master servicer will forward to the indenture trustee for mailing to each noteholder a statement setting forth among other items:

        (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

        (ii) the amount being distributed to each class of Notes;

        (iii) the amount of interest included in the distribution and the related note rate for each class of Notes;

        (iv) the amount of overdue accrued interest for a class of Notes included in the distribution (and the amount of interest or overdue interest to the extent permitted by applicable law);

        (v) the amount of the remaining overdue accrued interest for a class of Notes after giving effect to the distribution;

        (vi) the amount of principal included in the distribution;

        (vii) the amount of the reimbursement of previous Investor Loss Amounts for a class of notes included in the distribution;

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        (viii) the amount of Basis Risk Carryforward for a class of notes paid and the amount of Basis Risk Carryforward accrued;

        (ix) the amount of the aggregate unreimbursed Investor Loss Amounts for a class of notes after giving effect to the distribution;

        (x) the servicing fee for the distribution date;

        (xi) for each class of notes: the Invested Amount, the Note principal balance and the pool factor, each after giving effect to the distribution;

        (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

        (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

        (xiv) the book value of any real estate in each loan group that is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

        (xv) the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

        (xvi) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

        (xvii) with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the indenture trustee within 30 days after the Closing Date.

    The amounts in clauses (iii), (iv), (v), (vi), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 increment of Notes.

    Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the indenture trustee a statement containing the information in clauses (iii) and (vi) above aggregated for the calendar year.

EVENTS OF DEFAULT UNDER THE INDENTURE

    Events of Default under the indenture include:

        (i) a default in the payment of any principal or interest when it becomes due and continuance of the default for five days;

        (ii) failure by the trust to perform in any material respect any covenant or agreement under the indenture (other than a covenant covered in clause (i) hereof) or the breach of a representation or warranty of the trust under the indenture or the sale and servicing agreement, that continues for thirty days after notice of it is given; and

        (iii) certain events of bankruptcy, insolvency, receivership, or liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

    If an event of default under the indenture has occurred and is continuing, either the indenture trustee or noteholders representing a majority of the then outstanding principal amount of the Notes may declare the principal amount of the Notes payable immediately. A declaration of acceleration may be rescinded by noteholders representing a majority of the then outstanding principal amount of the Notes. Although a declaration of acceleration has occurred, the indenture trustee may elect not to liquidate the assets of the trust if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

    The indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default unless the holders of 100% of the Notes and the Note Insurer consent to the sale, or

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     the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

     the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal balance of the Notes.

    No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the holder has previously notified the indenture trustee of a default and unless noteholders representing not less than a majority of the aggregate outstanding principal balance of the Notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has neglected or refused to institute the proceeding. The indenture trustee is not obligated to exercise any of the trusts or powers vested in it unless the noteholders requesting the action have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred and the Note Insurer has consented to the action.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE

    Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be liable to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment. However, none of the indenture trustee or any of its directors, officers or employees will be protected against any liability that would otherwise be imposed on it for willful malfeasance, bad faith or negligence in the performance of its duties or for its reckless disregard of its obligations under the indenture.

    The indenture trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee may appoint co-trustees or separate trustees of any part of the trust fund under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

DUTIES OF THE INDENTURE TRUSTEE

    The indenture trustee will make no representations about the validity or sufficiency of the indenture, the Notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes or the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

AMENDMENT

    The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to the trust and the indenture trustee, the trust may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the 'TIA')), in form satisfactory to the indenture trustee, for any of the following purposes:

     to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

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     to add to the covenants of the trust for the benefit of the noteholders, or to surrender any right of the trust in the indenture;

     to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

     to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

     to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture if the action will not materially and adversely affect the interests of the noteholders or the
     Note Insurer;

     to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

    The indenture also provides that the indenture trustee, at the request of the trust, may, with prior notice to the Note Insurer and with the consent of the Note Insurer and the Noteholders affected thereby representing not less than a majority of the aggregate outstanding principal balance of the Notes, enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or to modify in any manner the rights of the noteholders, except that no supplemental indenture may, without the consent of each noteholder affected thereby:

     change the date of payment of any installment of principal of or interest on any Note, or reduce its principal amount or interest rate, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates they become due;

     reduce the percentage of the outstanding principal balances of the Notes the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences;

     modify or alter the provisions of the proviso to the definition of the term 'Outstanding' in the indenture or modify or alter the exception in the definition of the term 'Holder';

     reduce the percentage of the outstanding principal balances of the Notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

     modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each Noteholder affected thereby;

     modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any distribution date; or

     permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholders of the security provided by the lien of the indenture.

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
TERMINATION; RETIREMENT OF THE NOTES

    The indenture will terminate on the distribution date following the later of

    (A) payment in full of all amounts owing to the Note Insurer [and any other third party credit enhancer] and

    (B) the earliest of

     the distribution date on which the Note principal balance of each class of Notes has been reduced to zero,

     the final payment or other liquidation of the last mortgage loan in the trust fund,

     the optional transfer to the transferor of the mortgage loans, as described below; and

     the distribution date in [      ].

    The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Note principal balance of
both classes of Notes is reduced to an amount less than or equal to [     ]% of
the aggregate Original Note Principal Balance for both classes of Notes and all amounts due to the Note Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Note principal balance of each class of Notes plus accrued and unpaid interest on them at the applicable note rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued and unpaid interest on it.

    [In addition, Notes must be prepaid and redeemed in part with any funds
remaining in the relevant additional loan account on [        ] after the
purchase of any Additional Home Equity Loans on that day.]

THE INDENTURE TRUSTEE

    [Name of indenture trustee], a [        ] banking association with its
principal place of business in [      ], is the indenture trustee.

    The commercial bank or trust company serving as indenture trustee may own Notes and have normal banking relationships with the master servicer, the transferor and the Note Insurer and their affiliates.

    The indenture trustee may resign at any time, in which event the trust must appoint a successor indenture trustee with the consent of the Note Insurer. The
Note Insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS

    At the time of issuance of the Notes, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the 'Related Documents'), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the Notes to the depositor and the transferor certificate to the transferor. [Subsequent closings may occur for the purchase of Additional Home
Equity Loans on dates specified by the depositor through [      ], 200[  ]. On
those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the owner trustee pursuant to the sale and servicing agreement. The

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
mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

    The sale and servicing agreement will require that [Countrywide] deliver to the depositor for delivery to the owner trustee or, at the depositor's direction, directly to the owner trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents on the [initial] Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date;

     not later than [30] days after the initial Closing Date, with respect to the [remaining] mortgage loans; [and]

     [not later than [21] days after the relevant closing date, with respect to the Additional Home Equity Loans.]

    In lieu of delivery of original documentation, [Countrywide] may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the Notes without regard to the Policy [or any other third party credit enhancements].

    [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS'r' System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS'r' System may, at the discretion of the master servicer, in the future be held through the MERS'r' System. For any mortgage held through the MERS'r' System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.]

    The sale and servicing agreement will not require [Countrywide] to record assignments of the mortgage loans to the owner trustee or the indenture trustee [so long as the rating of the long-term senior unsecured debt obligations of Countrywide do not fall below a rating of 'BBB' by Standard & Poor's or 'Baa2' by Moody's]. If [Countrywide]'s long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an 'Assignment Event'), [Countrywide] will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the owner trustee on behalf of the trust fund as owner and in favor of the indenture trustee on behalf of the noteholders and the Note Insurer as secured party (unless opinions of counsel satisfactory to the Rating Agencies and the Note Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the transferor, the owner trustee and the indenture trustee in the mortgage loans).

    Within 180 days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within 180 days of the relevant closing date with respect to Additional Home Equity Loans], the indenture trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the applicable loan group balance, thus reducing the amount of the transferor interest. If the deduction would cause the portion of the transferor interest related to the loan group to become less than the related Minimum Transferor Interest at the time (a 'Transfer Deficiency'), the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the 'Transfer Deposit Amount') equal to the amount by which the portion of the transferor interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the sponsor

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to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

    An 'Eligible Substitute Mortgage Loan' is a mortgage loan substituted by the sponsor for a defective mortgage loan that must, on the date of substitution,

     have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

     have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan;

     have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

     have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

     have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     satisfy certain other conditions specified in the sale and servicing agreement.

    The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee on behalf of the trust fund with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the Closing Date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan]. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

    Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'

AMENDMENTS TO CREDIT LINE AGREEMENTS

    Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes do not materially and adversely affect the interest of the noteholders, the
     Note Insurer [or any other third party credit enhancer], and are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

    To permit the transferor to reduce the transferor interest any time the portion of the transferor interest related to a loan group exceeds the level required by the Note Insurer[, any other third party credit enhancer] and

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the Rating Agencies, on any distribution date the transferor may, but is not obligated to, remove on the distribution date (the 'Transfer Date') from the loan group, certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     no Rapid Amortization Event has occurred;

     the portion of the transferor interest allocable to the loan group as of the Transfer Date (after giving effect to the removal) exceeds the Minimum Transferor Interest;

     the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     the transferor delivers to the owner trustee and the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal;

     the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] were used by the transferor in selecting the mortgage loans;

     in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date no Rating Agency has notified the transferor or the Note Insurer in writing that the transfer would result in a reduction or withdrawal of the ratings assigned to either class of Notes without regard to the Policy [or any other third party credit enhancement]; and

     the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's note confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the 'Minimum Transferor Interest' for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

    The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

    The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

HAZARD INSURANCE

    The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

    The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of the maximum insurable value of the mortgaged property or

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     the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION ON DEFAULTED MORTGAGE LOANS

    The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

    The master servicer may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment for 91 days or more. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be distributed to noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a
monthly servicing fee in the amount equal to [   ]% per annum on the aggregate
principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

    The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of

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noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

EVIDENCE AS TO COMPLIANCE

    The sale and servicing agreement provides for delivery by [May 31] in each year, beginning [May 31, [200[ ]], to the indenture trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

    By [May 31] of each year, beginning [May 31, [200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

    The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

    (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

    (b) on satisfaction of the following conditions:

         the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

         the Rating Agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the Notes without regard to the Policy [or any other third party credit enhancement]; and

         the proposed successor servicer is reasonably acceptable to the Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

    The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee and the noteholders for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

    The sale and servicing agreement provides that the master servicer will indemnify the trust fund and the owner trustee against any loss, liability, expense, damage or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. Under the sale and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of the sale and servicing agreement to the extent provided in the sale and servicing agreement (other than losses resulting from defaults under the mortgage loans). The sale and servicing agreement provides that other than the indemnification by the master servicer neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be liable to the trust fund, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the sale and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability that would otherwise be imposed for willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the sale and servicing agreement or

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for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION

    The 'Events of Servicing Termination' are:

        (i) any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under ' -- Payments on Mortgage Loans; Deposits to Collection Account,' three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer [, any other third party credit enhancer] or noteholders evidencing an aggregate undivided interest in the trust fund of at least 25% of the aggregate Note principal balance;

        (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders[, any other third party credit enhancer] or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer[, any other third party credit enhancer] or noteholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Note principal balance; or

        (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

    Under certain other circumstances, the Note Insurer or the holders of Notes evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Note principal balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer[, any other third party credit enhancer] and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

RIGHTS AFTER AN EVENT OF SERVICING TERMINATION

    So long as an Event of Servicing Termination remains unremedied, either the indenture trustee, or noteholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Note principal balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at
least $[      ] and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as

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master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

AMENDMENT

    The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor and the indenture trustee and with the consent of the Note Insurer, but without the consent of the noteholders, to cure any ambiguity,

     to correct any defective provision or to correct or supplement any provisions in it that may be inconsistent with any other provisions of the sale and servicing agreement,

     to add to the duties of the depositor, the sponsor, the transferor or the master servicer,

     to add or amend any provisions of the sale and servicing agreement as required by the Rating Agencies to maintain or improve any rating of the Notes (after obtaining the ratings in effect on the Closing Date, neither the transferor, the sponsor, the depositor, the owner trustee, the indenture trustee nor the master servicer must obtain, maintain, or improve any rating), to add any other provisions with respect to matters arising under the sale and servicing agreement or the Policy that are not be inconsistent with the sale and servicing agreement [or any other third party credit enhancement], to comply with any requirement of the Internal Revenue Code or to increase the limits in the sale and servicing agreement as to the amount of senior liens that the master servicer may consent to, if the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder, the Note Insurer [or any other third party credit enhancer].

No amendment will be considered to materially and adversely affect the noteholders and no opinion of counsel will be required to be delivered if the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in a downgrading of the then current rating of the Notes without regard to the Policy [or any other third party credit enhancement].

    The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, and the owner trustee on behalf of the trust fund, and the master servicer and the Note Insurer may from time to time consent to the amendment of the Policy, with the consent at least 51% of the Note principal balance of the affected class and the Note Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, so long as the amendment does not reduce in any manner the amount of, or delay the timing of, payments on the Notes or distributions or payments under the Policy that are required to be made on any Note without the consent of each affected noteholder, reduce the aforesaid percentage required to consent to any such amendment, without the consent of all the noteholders adversely affect in any material respect the interests of the Note Insurer [or any other third party credit enhancer].

    The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Note principal balance [of both classes of Notes] is reduced to an amount less than or equal to [10]% of the aggregate Original Note Principal Balance [for both classes of Notes] and all amounts due and owing to the Note Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest on the draws, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

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     the outstanding Note principal balance of each class of Notes plus accrued interest at the applicable note rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued interest.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

    The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the sponsor pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sponsor, as transferor of the mortgage loans. Under the purchase agreement, the sponsor will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights under the purchase agreement to the trust fund. The following is a description of the material provisions of the purchase agreement.

TRANSFERS OF MORTGAGE LOANS

    Pursuant to the purchase agreement, the sponsor will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

REPRESENTATIONS AND WARRANTIES

    The sponsor will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The sponsor will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the sponsor was the sole owner and holder of the mortgage loans free and clear of any liens and security interests. The sponsor will make similar representations and warranties in the sale and servicing agreement. The sponsor will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the sponsor and a valid sale to the depositor of all interest of the sponsor in the mortgage loans and their proceeds.

ASSIGNMENT TO TRUST FUND

    The sponsor will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the trust fund and the security interest granted in those rights under the indenture. The sponsor also will agree to perform its obligations under the purchase agreement for the benefit of the trust fund.

TERMINATION

    The purchase agreement will terminate on the termination of the trust fund.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the [Class [   ]] Notes
will be applied by the depositor towards the purchase of the initial [loan group [ ]] mortgage loans [and the deposit to the Additional Loan Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as

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amended (the 'Code'), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of
[Class [   ]] Notes in light of their personal investment circumstances or to
certain types of beneficial owners of [Class [   ]] Notes subject to special
treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

    Based on the application of existing law to the facts established by the indenture and other relevant documents and assuming compliance with the indenture as in effect on the date of issuance of the Notes, Brown & Wood LLP, special tax counsel to the depositor ('Tax Counsel'), is of the opinion that the Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Notes will be treated as 'Debt Securities' as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See 'Material Federal Income Tax Consequences' in the prospectus.

    THE TRANSFEROR AND THE NOTEHOLDERS EXPRESS IN THE SALE AND SERVICING AGREEMENT THEIR INTENT THAT, FOR APPLICABLE TAX PURPOSES, THE NOTES WILL BE INDEBTEDNESS SECURED BY THE MORTGAGE LOANS. The transferor, the depositor and the noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor
and has not been transferred to the beneficial owners of [Class [   ]] Notes.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF BENEFICIAL OWNERS

    Assuming that the beneficial owners of [Class [   ]] Notes are holders of
debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See 'Material Federal Income Tax Consequences' in the prospectus.

    While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the 'OID Regulations') it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ('OID') if the interest were not treated as 'unconditionally payable' under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes
would be includible in income of beneficial owners of [Class [   ]] Notes as
OID, but would not be includible again when the interest is actually received. See 'Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount' in the prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis

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
discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE NOTES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

    The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus Supplement and the accompanying prospectus with respect to the Notes constitutes a sale of the mortgage loans
(or an interest therein) to the beneficial owners of [Class [   ]] Notes and
that the proper classification of the legal relationship between the transferor
and the beneficial owners of [Class [   ]] Notes resulting from this transaction
is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

    If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the beneficial
owners of [Class [   ]] Notes. Cash distributions to the beneficial owners of
[Class [   ]] Notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership between the
beneficial owners of [Class [   ]] Notes and the transferor, the partnership
itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the trust agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

    Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

    The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That a tax might reduce amounts available for distributions to
beneficial owners of [Class [   ]] Notes. The amount of the tax would depend
upon whether distributions to beneficial owners of [Class [   ]] Notes would be
deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

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FOREIGN INVESTORS

    In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See 'Material Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors' in the prospectus.

    Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered 'portfolio interest' and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Note with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that non-U.S. person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

    Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the 'New Withholding Regulations') were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

    If the interests of the beneficial owners of [Class [   ]] Notes were deemed
to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

    In addition, the interest paid on Notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as 'portfolio interest' under the Code, or because, even if the mortgage loan interest were to be treated as portfolio interest, interest payments on the Notes could be treated as 'guaranteed payments' within the meaning of the partnership provisions of the Code.

    If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

    Certain beneficial owners of [Class [   ]] Notes may be subject to backup
withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

    The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'noteholder' of record is Cede & Co., as nominee for DTC, beneficial owners
of [Class [   ]] Notes and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a note on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN REGULAR NOTES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                  STATE TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

    ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

    Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. 2510.3-101 (the 'Plan Asset Regulation').

PROHIBITED TRANSACTIONS

    General. Section 406 of ERISA prohibits parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

    Plan Asset Regulation and The Notes. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of the plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be 'plan assets' such that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an 'equity interest' in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

    Under the Plan Asset Regulation, the term 'equity interest' is defined as any interest in an entity other than an instrument that is treated as indebtedness under 'applicable local law' and which has no 'substantial equity features.' If the Notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the Notes would not cause the assets of the issuer to be deemed plan assets. However, the issuer, the master servicer, a servicer, the indenture trustee and the underwriter may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

    The Notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, the underwriter or any of their respective affiliates:

     has investment or administrative discretion with respect to the plan assets;

     has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect o the plan assets, and (ii) will be based on the particular investment needs for the plan; or

     is an employer maintaining or contributing to the plan.

    If the Notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the Notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title 1 of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of a equity interest in the issuer by a plan.

    Without regard to whether the Notes are considered to be equity interests in the issuer, certain affiliates of the issuer or the master servicer might be considered or might become parties in interest or disqualified persons with respect to a plan. In either case, the acquisition or holding of Notes by or on behalf of the plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ('PTCE') 84-14, which exempts certain transactions effected on behalf of a plan by a 'qualified professional asset manager'; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain 'in-house asset managers.' Each purchaser or transferee of a Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

    The sale of Notes to a plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

    ANY PLAN INVESTOR PROPOSING TO INVEST IN THE NOTES SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT THE INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                        LEGAL INVESTMENT CONSIDERATIONS

    Although, as a condition to their issuance, the [Class [   ]] Notes will be
rated in the highest rating category of each of the Rating Agencies, the [Class
[   ]] Notes will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in
the [Class [   ]] Notes, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'Legal Investment' in the prospectus.

                                  UNDERWRITING

    Pursuant to the underwriting agreement, dated [        ], 200[  ], between
the depositor and [        ] ('[               ]'), [which is an affiliate of
the depositor, the sponsor and the master servicer,] the depositor has agreed to
sell to [        ], and [        ] has agreed to purchase from the depositor,
the [Class [   ]] Notes.

    Pursuant and subject to the underwriting agreement, [   ] has agreed to
purchase all the [Class [   ]] Notes if any of the [Class [   ]] Notes are
purchased.

    The depositor has been advised by [        ] that it proposes initially to
offer the [Class [   ]] Notes to the public in Europe and the United States at
the offering price on the cover page and to certain dealers at the offering
price less a discount not in excess of [   ]% of the Note denominations. [   ]
may allow and the dealers may reallow a discount not in excess of [    ]% of the
Note denominations to certain other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

    Until the distribution of the [Class [   ]] Notes is completed, rules of the
Securities and Exchange Commission may limit the ability of [        ] and
certain selling group members to bid for and purchase the [Class [   ]] Notes.
As an exception to these rules, [        ] is permitted to engage in certain
transactions that stabilize the price of the [Class [   ]] Notes. Stabilizing
transactions consist of bids or purchases for the purposes of pegging, fixing or
maintaining the price of the [Class [   ]] Notes. In general, purchases of a
security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of
stabilizing purchases. Neither the depositor nor [   ] makes any representation
or prediction as to the direction or magnitude of any effect that the stabilizing transactions may have on the prices of the Notes. In addition,
neither the depositor nor [   ] makes any representation that [   ] will engage
in stabilizing transactions or that stabilizing transactions, once commenced, will not be discontinued without notice.

    The underwriting agreement provides that the depositor will indemnify [   ]
against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Notes will be passed on for the
depositor by Brown & Wood LLP, New York, New York. [        ], will pass on
certain legal matters on behalf of the underwriters.

                                    EXPERTS

    [The consolidated financial statements of [Note Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon
the report of [        ], independent certified public accountants, incorporated
by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.]

                                    RATINGS

    It is a condition to the issuance of the Class [   ] [and Class [   ]] Notes
that they [each] be rated [    ] by [Rating Agency] and [   ] by [Rating Agency]
(each a 'Rating Agency').

    A securities rating addresses the likelihood of the receipt by noteholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects
associated with the [Class [   ]] Notes. The ratings on the [Class [   ]] Notes
do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might
realize a lower than anticipated yield. The ratings on the [Class [   ]] Notes
do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

    The ratings assigned to the [Class [   ]] Notes will depend primarily upon
the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially
assigned to the [Class [   ]] Notes may result in a reduction of one or more of
the ratings assigned to the [Class [   ]] Notes.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

    The depositor has not requested a rating of the [Class [   ]] Notes by any
rating agency other than the Rating Agencies; however, we cannot assure you that
no other rating agency will rate the [Class [   ]] Notes or, if it does, what
rating would be assigned by another rating agency. The rating assigned by
another rating agency to the [Class [   ]] Notes could be lower than the
respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                       PAGE
                                       ----
Accelerated Principal Distribution
  Amount.............................     48
Additional Balances..................     19
Additional Home Equity Loans.........     26
Additional Loan Account..............     26
Assignment Event.....................     63
Available Transferor Subordinated
  Amount.............................     52
Bankruptcy Rate......................     24
Basis Risk Carryforward..............     50
Class................................     42
Class [     ] Original Invested
  Amount.............................     43
Class [     ] Original Note Principal
  Balance............................     43
Clearstream, Luxembourg..............     45
Code.................................     70
Collection Period....................     49
Countrywide..........................     21
Crossover Amount.....................     48
Debt Securities......................     71
Defective Mortgage Loans.............     64
Detailed Description.................     24
Determination Date...................     52
Eligible Account.....................     52
Eligible Substitute Mortgage Loan....     63
Events of Servicing Termination......     67
Foreclosure Rate.....................     24
Global Securities....................  A-I-1
Guaranteed Distributions.............     56
Guaranteed Principal Distribution
  Amount.............................     56
Insurance Agreement..................     55
Insured Amount.......................     55
Interest Period......................     50
Investor Fixed Allocation
  Percentage.........................     40
Investor Floating Allocation
  Percentage.........................     54
Investor Interest Collections........     54
Investor Loss Amount.................     49
                                       PAGE
                                       ----
Investor Principal Collections.......     55
LIBOR................................     49
Liquidated Mortgage Loan.............     49
Liquidation Loss Amount..............     49
Managed Amortization Period..........     51
Maximum Principal Payment............     51
Minimum Transferor Interest..........     65
New Withholding Regulations..........     73
Note Insurer.........................     20
Notes................................     42
OID..................................     71
OID Regulations......................     71
Original Invested Amount.............     43
Overcollateralization Reduction
  Amount.............................     55
Plan Asset Regulation................     74
Preference Amount....................     56
Rapid Amortization Event.............     57
Rapid Amortization Period............     51
Rating Agency........................     77
Related Documents....................     62
Required Amount......................     51
Reserve Fund.........................     55
Rules................................     44
Scheduled Principal Collections
  Distribution Amount................     51
Statistic Calculation Date...........     25
Statistic Calculation Pool...........     24
Statistic Calculation Pool Mortgage
  Loan...............................     24
Subordinated Transferor
  Collections........................     51
Tax Counsel..........................     71
taxable mortgage pool................     72
Transfer Date........................     64
Transfer Deficiency..................     63
Transfer Deposit Amount..............     63
Transferor Principal Collections.....     55
U.S. Person..........................  A-I-4

                                    ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series [200[ ]-[ ]] (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ('DTC'), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

    Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

    Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

                                     A-I-1

    Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

    Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

    Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

        (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

                                     A-I-2

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

    Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons ([Form W-8 or] W-8BEN). Beneficial Owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed [Form W-8 (Note of Foreign Status) or] Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form [W-8] changes a new Form [W-8] must be filed within 30 days of the change. [As of December 31, 2000 only Form W-8BEN will be acceptable.]

        Exemption for non-U.S. Persons with effectively connected income ([Form 4224 or] Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing [Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or] Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States). [As of December 31, 2000, only Form W-8ECI will be acceptable.]

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries ([Form 1001 or] Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing [Form 1001 (Ownership, Exemption or Reduced Rate Note) or] Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form [W-8]. Form [1001] may be filed by the Beneficial Owner or his agent. [As of December 31, 2000 only Form W-8BEN will be acceptable.]

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                                     A-I-3

        [U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.]

    The term 'U.S. Person' means (i) a citizen or resident of the United States,
(ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or
(iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-4

                              $[                ]
                                 (APPROXIMATE)

                COUNTRYWIDE HOME EQUITY LOAN TRUST 200[ ]-[    ]

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                          SPONSOR AND MASTER SERVICER

                           REVOLVING HOME EQUITY LOAN
                    ASSET BACKED NOTES, SERIES 200[ ]-[    ]

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                 [UNDERWRITER]

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 200[ ]-[   ] Revolving Home Equity Loan Asset
Backed Notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as
underwriters of the Series 200[ ]-[   ] Revolving Home Equity Loan Asset Backed
Notes and with respect to their unsold allotments or subscriptions. In addition,
all dealers selling the Series 200[ ]-[   ] Revolving Home Equity Loan Asset
Backed Notes will be required to deliver a prospectus supplement and prospectus
until [       ], 200[ ].

                                 [       ], 200[ ]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, ISSUED        , 200[ ]

PROSPECTUS

                                  CWABS, INC.
                                   DEPOSITOR

                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

  PLEASE CAREFULLY CONSIDER
  OUR DISCUSSION OF SOME OF
  THE RISKS OF INVESTING IN
  THE SECURITIES UNDER
  'RISK FACTORS' BEGINNING
  ON PAGE 4.

                             THE TRUSTS

                             Each trust will be established to hold assets in its
                             trust fund transferred to it by CWABS, Inc. The assets in
                             each trust fund will be specified in the prospectus
                             supplement for the particular trust and will generally
                             consist of:

                               first lien mortgage loans secured by one- to four-family
                               residential properties,

                               mortgage loans secured by first and/or subordinate liens
                               on small multifamily residential properties, such as
                               rental apartment buildings or projects containing five
                               to fifty residential units,

                               closed-end and/or revolving home equity loans, secured
                               in whole or in part by first and/or subordinate liens on
                               one- to four-family residential properties, or


                               home improvement installment sale contracts and
                               installment loan agreements that are secured by first or
                               subordinate liens on one- to four-family residential
                               properties.


THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                              -------------------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         , 200[ ]

             TABLE OF CONTENTS


                                        PAGE
                                        ----
Important Notice About Information in
  This Prospectus and Each
  Accompanying Prospectus
  Supplement..........................    3
Risk Factors..........................    4
The Trust Fund........................   17
    General...........................   17
    The Loans.........................   18
    Substitution of Trust Fund
      Assets..........................   23
    Available Information.............   23
    Incorporation of Certain Documents
      by Reference....................   24
    Reports to Securityholders........   24
Use of Proceeds.......................   24
The Depositor.........................   25
Loan Program..........................   25
    Underwriting Standards............   25
    Qualifications of Sellers.........   26
    Representations by Sellers;
      Repurchases.....................   27
Description of the Securities.........   29
    General...........................   29
    Distributions on Securities.......   31
    Advances..........................   33
    Reports to Securityholders........   34
    Categories of Classes of
      Securities......................   35
    Indices Applicable to Floating
      Rate and Inverse Floating Rate
      Classes.........................   38
    Book-Entry Registration of
      Securities......................   42
Credit Enhancement....................   46
    General...........................   46
    Subordination.....................   47
    Letter of Credit..................   48
    Insurance Policies, Surety Bonds
      and Guaranties..................   48
    Over-Collateralization............   49
    Reserve Accounts..................   49
    Pool Insurance Policies...........   51
    Cross Support.....................   52
Yield and Prepayment Considerations...   53
The Agreements........................   55
    Assignment of the Trust Fund
      Assets..........................   56
    Payments on Loans; Deposits to
      Security Account................   58
    Pre-Funding Account...............   60
    Sub-Servicing by Sellers..........   61
    Collection Procedures.............   61
    Hazard Insurance..................   62
    Realization Upon Defaulted
      Loans...........................   65
    Servicing and Other Compensation
      and Payment of Expenses.........   66
    Evidence as to Compliance.........   66
    Certain Matters Regarding the
      Master Servicer and the
      Depositor.......................   67
    Events of Default; Rights Upon
      Event of Default................   68
    Amendment.........................   70
    Termination; Optional
      Termination.....................   71
    The Trustee.......................   72
Certain Legal Aspects of the Loans....   72
    General...........................   73
    Foreclosure.......................   74
    Environmental Risks...............   77
    Rights of Redemption..............   78
    Anti-Deficiency Legislation and
      Other Limitations on Lenders....   78
    Due-on-Sale Clauses...............   80
    Enforceability of Prepayment and
      Late Payment Fees...............   80
    Applicability of Usury Laws.......   81
    Home Improvement Contracts........   81
    Installment Contracts.............   83
    Soldiers' and Sailors' Civil
      Relief Act......................   84
    Junior Mortgages and Rights of
      Senior Mortgagees...............   84
    The Title I Program...............   85
    Consumer Protection Laws..........   89
Material Federal Income Tax
  Consequences........................   90
State Tax Considerations..............  116
ERISA Considerations..................  116
Legal Investment......................  122
Method of Distribution................  123
Legal Matters.........................  124
Financial Information.................  124
Rating................................  124
Index to Defined Terms................  126

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

    Information about each series of securities is contained in two separate documents:

     this prospectus, which provides general information, some of which may not apply to a particular series; and

     the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

    You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                              -------------------

    If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see 'The Trust
Fund -- Incorporation of Certain Documents by Reference' beginning on page 24.

                                  RISK FACTORS

    You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE   The applicable prospectus supplement may
  TO SELLERS, DEPOSITOR OR SERVICER         provide that securities will be payable from
                                            other trust funds in addition to their
                                            associated trust fund, but if it does not,
                                            they will be payable solely from their
                                            associated trust fund. If the trust fund does
                                            not have sufficient assets to distribute the
                                            full amount due to you as a securityholder,
                                            your yield will be impaired, and perhaps even
                                            the return of your principal may be impaired,
                                            without your having recourse to anyone else.
                                            Furthermore, at the times specified in the
                                            applicable prospectus supplement, certain
                                            assets of the trust fund may be released and
                                            paid out to other people, such as the
                                            depositor, a servicer, a credit enhancement
                                            provider, or any other person entitled to
                                            payments from the trust fund. Those assets
                                            will no longer be available to make payments
                                            to you. Those payments are generally made
                                            after other specified payments that may be set
                                            forth in the applicable prospectus supplement
                                            have been made.

                                            You will not have any recourse against the
                                            depositor or any servicer if you do not
                                            receive a required distribution on the
                                            securities. Nor will you have recourse against
                                            the assets of the trust fund of any other
                                            series of securities.

                                            The securities will not represent an interest
                                            in the depositor, any servicer, any seller to
                                            the depositor, or anyone else except the trust
                                            fund. The only obligation of the depositor to
                                            a trust fund comes from certain
                                            representations and warranties made by it
                                            about assets transferred to the trust fund. If
                                            these representations and warranties turn out
                                            to be untrue, the depositor may be required to
                                            repurchase some of the transferred assets.
                                            CWABS, Inc., which is the depositor, does not
                                            have significant assets and is unlikely to
                                            have significant assets in the future. So if
                                            the depositor were required to repurchase a
                                            loan because of a breach of a representation,
                                            its only sources of funds for the repurchase
                                            would be:

                                                funds obtained from enforcing a
                                                corresponding obligation of a seller or
                                                originator of the loan, or

                                                funds from a reserve fund or similar
                                                credit enhancement established to pay for
                                                loan repurchases.

                                            The only obligations of the master servicer to
                                            a trust fund (other than its master servicing
                                            obligations) comes from certain
                                            representations and warranties made by it in
                                            connection with its loan servicing activities.
                                            If these representations and warranties turn
                                            out to be untrue, the master servicer may be
                                            required to repurchase or substitute for some
                                            of the loans. However, the master servicer may
                                            not have the financial ability to make the
                                            required repurchase or substitution.

                                            The only obligations to a trust fund of a
                                            seller of loans to the depositor comes from
                                            certain representations and warranties made by
                                            it in connection with its sale of the loans
                                            and certain document delivery requirements. If
                                            these representations and warranties turn out
                                            to be untrue, or the seller fails to deliver
                                            required documents, it may be required to
                                            repurchase or substitute for some of the
                                            loans. However, the seller may not have the
                                            financial ability to make the required
                                            repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement is intended to reduce the
TO PROTECT YOU FROM LOSSES                  effect of loan losses. But credit enhancements
                                            may benefit only some classes of a series of
                                            securities and the amount of any credit
                                            enhancement will be limited as described in
                                            the applicable prospectus supplement.
                                            Furthermore, the amount of a credit
                                            enhancement may decline over time pursuant to
                                            a schedule or formula or otherwise, and could
                                            be depleted from payments or for other reasons
                                            before the securities covered by the credit
                                            enhancement are paid in full. In addition, a
                                            credit enhancement may not cover all potential
                                            sources of loss. For example, a credit
                                            enhancement may or may not cover fraud or
                                            negligence by a loan originator or other
                                            parties. Also, the trustee may be permitted to
                                            reduce, substitute for, or even eliminate all
                                            or a portion of a credit

                                            enhancement so long as the rating agencies
                                            that have rated the securities at the request
                                            of the depositor indicate that that would not
                                            cause them to change adversely their rating of
                                            the securities. Consequently, securityholders
                                            may suffer losses even though a credit
                                            enhancement exists and its provider does not
                                            default.

NATURE OF MORTGAGES

    Junior Status of Liens Securing Home    The mortgages and deeds of trust securing the
    Equity Loans Could Adversely Affect     home equity loans will be primarily junior
    You                                     liens subordinate to the rights of the
                                            mortgagee under the related senior mortgage(s)
                                            or deed(s) of trust. Accordingly, the proceeds
                                            from any liquidation, insurance or
                                            condemnation proceeds will be available to
                                            satisfy the outstanding balance of the junior
                                            lien only to the extent that the claims of the
                                            related senior mortgagees have been satisfied
                                            in full, including any related foreclosure
                                            costs. In addition, if a junior mortgagee
                                            forecloses on the property securing a junior
                                            mortgage, it forecloses subject to any senior
                                            mortgage and must take one of the following
                                            steps to protect its interest in the property:

                                                pay the senior mortgage in full at or
                                                prior to the foreclosure sale, or

                                                assume the payments on the senior mortgage
                                                in the event the mortgagor is in default
                                                under the senior mortgage.

                                            The trust fund may effectively be prevented
                                            from foreclosing on the related property since
                                            it will have no funds to satisfy any senior
                                            mortgages or make payments due to any senior
                                            mortgagees.

                                            Some states have imposed legal limits on the
                                            remedies of a secured lender in the event that
                                            the proceeds of any sale under a deed of trust
                                            or other foreclosure proceedings are
                                            insufficient to pay amounts owed to that
                                            secured lender. In some states, including
                                            California, if a lender simultaneously
                                            originates a loan secured by a senior lien on
                                            a particular property and a loan secured by a
                                            junior lien on the same property, that lender
                                            as the holder of the junior lien may be
                                            precluded from obtaining a deficiency judgment
                                            with respect to the excess of:

                                                the aggregate amount owed under both the
                                                senior and junior loans over

                                                the proceeds of any sale under a deed of
                                                trust or other foreclosure proceedings.

                                            See 'Certain Legal Aspects of the Loans --
                                            Anti-Deficiency Legislation; Bankruptcy Laws;
                                            Tax Liens.'

    Declines in Property Values May         The value of the properties underlying the
    Adversely Affect You                    loans held in the trust fund may decline over
                                            time. Among the factors that could adversely
                                            affect the value of the properties are:

                                                an overall decline in the residential real
                                                estate market in the areas in which they
                                                are located,

                                                a decline in their general condition from
                                                the failure of borrowers to maintain their
                                                property adequately, and

                                                natural disasters that are not covered by
                                                insurance, such as earthquakes and floods.

                                            In the case of home equity loans, declining
                                            property values could diminish or extinguish
                                            the value of a junior mortgage before reducing
                                            the value of a senior mortgage on the same
                                            property.

                                            If property values decline, the actual rates
                                            of delinquencies, foreclosures, and losses on
                                            all underlying loans could be higher than
                                            those currently experienced in the mortgage
                                            lending industry in general. These losses, to
                                            the extent not otherwise covered by a credit
                                            enhancement, will be borne by the holder of
                                            one or more classes of securities.

    Delays In Liquidation May Adversely     Even if the properties underlying the loans
    Affect You                              held in the trust fund provide adequate
                                            security for the loans, substantial delays
                                            could occur before defaulted loans are
                                            liquidated and their proceeds are forwarded to
                                            investors. Property foreclosure actions are
                                            regulated by state statutes and rules and are
                                            subject to many of the delays and expenses of
                                            other lawsuits if defenses or counterclaims
                                            are made, sometimes requiring several years to
                                            complete. Furthermore, in some states if the
                                            proceeds of the foreclosure are insufficient
                                            to repay the loan, the borrower is not liable
                                            for the deficit. Thus, if a borrower defaults,

                                            these restrictions may impede the trust's
                                            ability to dispose of the property and obtain
                                            sufficient proceeds to repay the loan in full.
                                            In addition, the servicer will be entitled to
                                            deduct from liquidation proceeds all expenses
                                            reasonably incurred in attempting to recover
                                            on the defaulted loan, including legal fees
                                            and costs, real estate taxes, and property
                                            maintenance and preservation expenses.

    Disproportionate Effect of Liquidation  Liquidation expenses of defaulted loans
    Expenses May Adversely Affect You       generally do not vary directly with the
                                            outstanding principal balance of the loan at
                                            the time of default. Therefore, if a servicer
                                            takes the same steps for a defaulted loan
                                            having a small remaining principal balance as
                                            it does for a defaulted loan having a large
                                            remaining principal balance, the amount
                                            realized after expenses is smaller as a
                                            percentage of the outstanding principal
                                            balance of the small loan than it is for the
                                            defaulted loan having a large remaining
                                            principal balance.

    Consumer Protection Laws May Adversely  State laws generally regulate interest rates
    Affect You                              and other charges, require certain
                                            disclosures, and require licensing of mortgage
                                            loan originators and servicers. In addition,
                                            most states have other laws and public
                                            policies for the protection of consumers that
                                            prohibit unfair and deceptive practices in the
                                            origination, servicing, and collection of
                                            mortgage loans. Depending on the particular
                                            law and the specific facts involved,
                                            violations may limit the ability to collect
                                            all or part of the principal or interest on
                                            the underlying loans held in the trust fund.
                                            In some cases, the borrower may even be
                                            entitled to a refund of amounts previously
                                            paid.

                                            The loans held in the trust fund may also be
                                            subject to certain federal laws, including:

                                                the Federal Truth in Lending Act and its
                                                regulations, which require disclosures to
                                                the borrowers regarding the terms of any
                                                mortgage loan;

                                                the Equal Credit Opportunity Act and its
                                                regulations, which prohibit discrimination
                                                in the extension of credit on the basis of
                                                age, race, color, sex, religion, marital
                                                status, national origin, receipt of public
                                                assistance, or

                                                the exercise of any right under the
                                                Consumer Credit Protection Act; and

                                                the Fair Credit Reporting Act, which
                                                regulates the use and reporting of
                                                information related to the borrower's
                                                credit experience.

                                            Home Equity Loan Consumer Protection Act. For
                                            loans that were originated or closed after
                                            November 7, 1989, the Home Equity Loan
                                            Consumer Protection Act of 1988, which
                                            requires additional application disclosures,
                                            limits changes that may be made to the loan
                                            documents without the borrower's consent and
                                            restricts a lender's ability to declare a
                                            default or to suspend or reduce a borrower's
                                            credit limit to certain enumerated events.

                                            The Riegle Act. Certain mortgage loans may be
                                            subject to the Riegle Community Development
                                            and Regulatory Improvement Act of 1994, known
                                            as the Riegle Act, which incorporates the Home
                                            Ownership and Equity Protection Act of 1994.
                                            These provisions impose additional disclosure
                                            and other requirements on creditors with
                                            respect to non-purchase money mortgage loans
                                            with high interest rates or high up-front fees
                                            and charges. The provisions of the Riegle Act
                                            apply on a mandatory basis to all mortgage
                                            loans originated on or after October 1, 1995.
                                            These provisions can impose specific statutory
                                            liabilities upon creditors who fail to comply
                                            with their provisions and may affect the
                                            enforceability of the related loans. In
                                            addition, any assignee of the creditor would
                                            generally be subject to all claims and
                                            defenses that the consumer could assert
                                            against the creditor, including the right to
                                            rescind the mortgage loan.

                                            Holder in Due Course Rules. The home
                                            improvement contracts are also subject to the
                                            so-called holder in due course rules which
                                            comprise the Preservation of Consumers' Claims
                                            and Defenses regulations of the Federal Trade
                                            Commission and other similar federal and state
                                            statutes and regulations. The holder in due
                                            course rules protect the homeowner from
                                            defective craftsmanship or incomplete work by
                                            a contractor. These laws permit the obligor to
                                            withhold payment if the work does not meet the
                                            quality and durability standards agreed to by
                                            the homeowner and the

                                            contractor. The holder in due course rules
                                            have the effect of subjecting any assignee of
                                            the seller in a consumer credit transaction to
                                            all claims and defenses which the obligor in
                                            the credit sale transaction could assert
                                            against the seller of the goods.

                                            Some violations of these federal laws may
                                            limit the ability to collect the principal or
                                            interest on the loans held in the trust fund,
                                            and in addition could subject the trust fund
                                            to damages and administrative enforcement.
                                            Losses on loans from the application of those
                                            laws that are not otherwise covered by a
                                            credit enhancement will be borne by the
                                            holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are     Some of the mortgage loans held in the trust
  Borne by You                              fund may not be fully amortizing over their
                                            terms to maturity and, thus, will require
                                            substantial principal payments (that is,
                                            balloon payments) at their stated maturity.
                                            Loans with balloon payments involve a greater
                                            degree of risk than fully amortizing loans
                                            because typically the borrower must be able to
                                            refinance the loan or sell the property to
                                            make the balloon payment at maturity. The
                                            ability of a borrower to do this will depend
                                            on such factors as mortgage rates at the time
                                            of sale or refinancing, the borrower's equity
                                            in the property, the relative strength of the
                                            local housing market, the financial condition
                                            of the borrower, and tax laws. Losses on these
                                            loans that are not otherwise covered by a
                                            credit enhancement will be borne by the
                                            holders of one or more classes of
                                            certificates.

YOUR RISK OF LOSS MAY BE HIGHER THAN YOU    Multifamily lending may expose the lender to a
  EXPECT IF YOUR SECURITIES ARE BACKED BY   greater risk of loss than single family
  MULTIFAMILY LOANS                         residential lending. Owners of multifamily
                                            residential properties rely on monthly lease
                                            payments from tenants to

                                                pay for maintenance and other operating
                                                expenses of those properties,

                                                fund capital improvements and

                                                service any mortgage loan and any other
                                                debt that may be secured by those
                                                properties.

                                            Various factors, many of which are beyond the
                                            control of the owner or operator of a
                                            multifamily

                                            property, may affect the economic viability of
                                            that property.

                                            Changes in payment patterns by tenants may
                                            result from a variety of social, legal and
                                            economic factors. Economic factors include the
                                            rate of inflation, unemployment levels and
                                            relative rates offered for various types of
                                            housing. Shifts in economic factors may
                                            trigger changes in payment patterns including
                                            increased risks of defaults by tenants and
                                            higher vacancy rates. Adverse economic
                                            conditions, either local or national, may
                                            limit the amount of rent that can be charged
                                            and may result in a reduction in timely lease
                                            payments or a reduction in occupancy levels.
                                            Occupancy and rent levels may also be affected
                                            by construction of additional housing units,
                                            competition and local politics, including rent
                                            stabilization or rent control laws and
                                            policies. In addition, the level of mortgage
                                            interest rates may encourage tenants to
                                            purchase single family housing. We are unable
                                            to determine and have no basis to predict
                                            whether, or to what extent, economic, legal or
                                            social factors will affect future rental or
                                            payment patterns.

                                            The location and construction quality of a
                                            particular building may affect the occupancy
                                            level as well as the rents that may be charged
                                            for individual units. The characteristics of a
                                            neighborhood may change over time or in
                                            relation to newer developments. The effects of
                                            poor construction quality will increase over
                                            time in the form of increased maintenance and
                                            capital improvements. Even good construction
                                            will deteriorate over time if adequate
                                            maintenance is not performed in a timely
                                            fashion.

YOUR RISK OF LOSS MAY BE HIGHER THAN YOU    The trust fund may also include home equity
  EXPECT IF YOUR SECURITIES ARE BACKED BY   loans that were originated with loan-to-value
  PARTIALLY UNSECURED HOME EQUITY LOANS     ratios or combined loan-to-value ratios in
                                            excess of the value of the related mortgaged
                                            property. Under these circumstances, the trust
                                            fund could be treated as a general unsecured
                                            creditor as to any unsecured portion of any
                                            related loan. In the event of a default under
                                            a loan that is unsecured in part, the trust
                                            fund will have recourse only against the
                                            borrower's assets generally for the unsecured
                                            portion of the loan, along

                                            with all other general unsecured creditors of
                                            the borrower.

YOU COULD BE ADVERSELY AFFECTED BY          Federal, state, and local laws and regulations
VIOLATIONS OF ENVIRONMENTAL LAWS            impose a wide range of requirements on
                                            activities that may affect the environment,
                                            health, and safety. In certain circumstances,
                                            these laws and regulations impose obligations
                                            on owners or operators of residential
                                            properties such as those that secure the loans
                                            held in the trust fund. Failure to comply with
                                            these laws and regulations can result in fines
                                            and penalties that could be assessed against
                                            the trust as owner of the related property.

                                            In some states, a lien on the property due to
                                            contamination has priority over the lien of an
                                            existing mortgage. Also, a mortgage lender may
                                            be held liable as an 'owner' or 'operator' for
                                            costs associated with the release of petroleum
                                            from an underground storage tank under certain
                                            circumstances. If the trust is considered the
                                            owner or operator of a property, it will
                                            suffer losses as a result of any liability
                                            imposed for environmental hazards on the
                                            property.

RATINGS OF THE SECURITIES DO NOT ASSURE     Any class of securities issued under this
THEIR PAYMENT                               prospectus and the accompanying prospectus
                                            supplement may be rated by one or more
                                            nationally recognized rating agencies. A
                                            rating is based on the adequacy of the value
                                            of the trust assets and any credit enhancement
                                            for that class, and reflects the rating
                                            agency's assessment of how likely it is that
                                            holders of the class of securities will
                                            receive the payments to which they are
                                            entitled. A rating does not constitute an
                                            assessment of how likely it is that principal
                                            prepayments on the underlying loans will be
                                            made, the degree to which the rate of
                                            prepayments might differ from that originally
                                            anticipated, or the likelihood that the
                                            securities will be redeemed early. A rating is
                                            not a recommendation to purchase, hold, or
                                            sell securities because it does not address
                                            the market price of the securities or the
                                            suitability of the securities for any
                                            particular investor.

                                            A rating may not remain in effect for any
                                            given period of time and the rating agency
                                            could lower or withdraw the rating entirely in
                                            the future. For
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
                                            example, the rating agency could lower or
                                            withdraw its rating due to:

                                                a decrease in the adequacy of the value of
                                                the trust assets or any related credit
                                                enhancement,

                                                an adverse change in the financial or
                                                other condition of a credit enhancement
                                                provider, or

                                                a change in the rating of the credit
                                                enhancement provider's long-term debt.

                                            The amount, type, and nature of credit
                                            enhancement established for a class of
                                            securities will be determined on the basis of
                                            criteria established by each rating agency
                                            rating classes of the securities. These
                                            criteria are sometimes based upon an actuarial
                                            analysis of the behavior of similar loans in a
                                            larger group. That analysis is often the basis
                                            upon which each rating agency determines the
                                            amount of credit enhancement required for a
                                            class. The historical data supporting any
                                            actuarial analysis may not accurately reflect
                                            future experience, and the data derived from a
                                            large pool of similar loans may not accurately
                                            predict the delinquency, foreclosure, or loss
                                            experience of any particular pool of mortgage
                                            loans. Mortgaged properties may not retain
                                            their values. If residential real estate
                                            markets experience an overall decline in
                                            property values such that the outstanding
                                            principal balances of the loans held in a
                                            particular trust fund and any secondary
                                            financing on the related mortgaged properties
                                            become equal to or greater than the value of
                                            the mortgaged properties, the rates of
                                            delinquencies, foreclosures, and losses could
                                            be higher than those now generally experienced
                                            in the mortgage lending industry. In addition,
                                            adverse economic conditions may affect timely
                                            payment by mortgagors on their loans whether
                                            or not the conditions affect real property
                                            values and, accordingly, the rates of
                                            delinquencies, foreclosures, and losses in any
                                            trust fund. Losses from this that are not
                                            covered by a credit enhancement will be borne,
                                            at least in part, by the holders of one or
                                            more classes of securities.

BOOK-ENTRY REGISTRATION                     Securities issued in book-entry form may have
  Limit on Liquidity                        only limited liquidity in the resale market,
                                            since investors
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
                                            may be unwilling to purchase securities for
                                            which they cannot obtain physical instruments.

  Limit on Ability to Transfer or Pledge    Transactions in book-entry securities can be
                                            effected only through The Depository Trust
                                            Company, its participating organizations, its
                                            indirect participants, and certain banks.
                                            Therefore, your ability to transfer or pledge
                                            securities issued in book-entry form may be
                                            limited.

  Delays in Distributions                   You may experience some delay in the receipt
                                            of distributions on book-entry securities
                                            since the distributions will be forwarded by
                                            the trustee to The Depository Trust Company
                                            for it to credit the accounts of its
                                            participants. In turn, these participants will
                                            then credit the distributions to your account
                                            either directly or indirectly through indirect
                                            participants.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE     The seller and the depositor will treat the
  TIMING AND AMOUNT OF DISTRIBUTIONS ON     transfer of the loans held in the trust fund
  THE SECURITIES                            by the seller to the depositor as a sale for
                                            accounting purposes. The depositor and the
                                            trust fund will treat the transfer of the
                                            loans from the depositor to the trust fund as
                                            a sale for accounting purposes. If these
                                            characterizations are correct, then if the
                                            seller were to become bankrupt, the loans
                                            would not be part of the seller's bankruptcy
                                            estate and would not be available to the
                                            seller's creditors. On the other hand, if the
                                            seller becomes bankrupt, its bankruptcy
                                            trustee or one of its creditors may attempt to
                                            recharacterize the sale of the loans as a
                                            borrowing by the seller, secured by a pledge
                                            of the loans. Presenting this position to a
                                            bankruptcy court could prevent timely payments
                                            on the securities and even reduce the payments
                                            on the securities. Similarly, if the
                                            characterizations of the transfers as sales
                                            are correct, then if the depositor were to
                                            become bankrupt, the loans would not be part
                                            of the depositor's bankruptcy estate and would
                                            not be available to the depositor's creditors.
                                            On the other hand, if the depositor becomes
                                            bankrupt, its bankruptcy trustee or one of its
                                            creditors may attempt to recharacterize the
                                            sale of the loans as a borrowing by the
                                            depositor, secured by a pledge of the loans.
                                            Presenting this position to a bankruptcy court
                                            could prevent timely payments on the
                                            securities and even reduce the payments on the
                                            securities.
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

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
                                            If the master servicer becomes bankrupt, the
                                            bankruptcy trustee may have the power to
                                            prevent the appointment of a successor master
                                            servicer. The period during which cash
                                            collections may be commingled with the master
                                            servicer's own funds before each distribution
                                            date for securities will be specified in the
                                            applicable prospectus supplement. If the
                                            master servicer becomes bankrupt and cash
                                            collections have been commingled with the
                                            master servicer's own funds for at least ten
                                            days, the trust fund will likely not have a
                                            perfected interest in those collections. In
                                            this case the trust might be an unsecured
                                            creditor of the master servicer as to the
                                            commingled funds and could recover only its
                                            share as a general creditor, which might be
                                            nothing. Collections commingled less than ten
                                            days but still in an account of the master
                                            servicer might also be included in the
                                            bankruptcy estate of the master servicer even
                                            though the trust may have a perfected security
                                            interest in them. Their inclusion in the
                                            bankruptcy estate of the master servicer may
                                            result in delays in payment and failure to pay
                                            amounts due on the securities.

                                            Federal and state statutory provisions
                                            affording protection or relief to distressed
                                            borrowers may affect the ability of the
                                            secured mortgage lender to realize upon its
                                            security in other situations as well. For
                                            example, in a proceeding under the federal
                                            Bankruptcy Code, a lender may not foreclose on
                                            a mortgaged property without the permission of
                                            the bankruptcy court. And in certain instances
                                            a bankruptcy court may allow a borrower to
                                            reduce the monthly payments, change the rate
                                            of interest, and alter the mortgage loan
                                            repayment schedule for under collateralized
                                            mortgage loans. The effect of these types of
                                            proceedings can be to cause delays in
                                            receiving payments on the loans underlying
                                            securities and even to reduce the aggregate
                                            amount of payments on the loans underlying
                                            securities.

The principal amount of securities may      The market value of the assets relating to a
  exceed the market value of the trust      series of securities at any time may be less
  fund assets                               than the principal amount of the securities of
                                            that series then outstanding, plus accrued
                                            interest. After an event of default and a sale
                                            of the assets relating to a series of
                                            securities, the trustee, the master servicer,
                                            the credit
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

                                            enhancer, if any, and any other service
                                            provider specified in the related prospectus
                                            supplement generally will be entitled to
                                            receive the proceeds of that sale to the
                                            extent of unpaid fees and other amounts owing
                                            to them under the related transaction document
                                            prior to distributions to securityholders.
                                            Upon any such sale, the proceeds may be
                                            insufficient to pay in full the principal of
                                            and interest on the securities of the related
                                            series.

                                            Certain capitalized terms are used in this
                                            prospectus to assist you in understanding the
                                            terms of the securities. The capitalized terms
                                            used in this prospectus are defined on the
                                            pages indicated under the caption 'Index to
                                            Defined Terms' beginning on page 127.
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                                       16







                                 THE TRUST FUND

GENERAL

    The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the 'Trust Fund Assets') consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

    The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the 'Sellers'), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under 'Loan
Program -- Underwriting Standards' or as otherwise described in the related prospectus supplement. See 'Loan Program -- Underwriting Standards'.

    The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement (each, a 'Master Servicing Agreement') between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See 'Loan Program' and 'The Agreements'. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

    As used herein, 'Agreement' means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates

------------------------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term 'Pass-Through Rate' will refer to the pass- through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

    If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the depositor and the trustee of such trust fund.

    With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

    The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See 'The Agreements -- Assignment of the Trust Fund Assets'. The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under 'Loan Program -- Representations by Sellers; Repurchases' and 'The Agreements -- Sub-Servicing
By Sellers' and ' -- Assignment of the Trust Fund Assets') and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under 'Description of the Securities -- Advances'. The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

    The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the 'Detailed Description'). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

    General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement contracts. For purposes hereof, 'home equity loans' includes 'closed-end loans' and 'revolving credit line loans'. If so specified, the loans may include cooperative apartment loans ('cooperative loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be 'conventional' loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the 'FHA') or the Department of Veterans' Affairs (the 'VA').

    The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the 'Loan Rate') for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

    A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.


    The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the 'Properties'. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.


    Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

    The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

    Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ('Single Family Properties'). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

    Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

    Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.


    Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.


    Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date, the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements), the original terms to maturity of the loans,

     the largest principal balance and the smallest principal balance of any of the loans,

     the earliest origination date and latest maturity date of any of the loans,

     the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

     the Loan Rates or annual percentage rates ('APR') or range of Loan Rates or APR's borne by the loans,

     the maximum and minimum per annum Loan Rates and

     the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Assets.

    The 'Loan-to-Value Ratio' of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The 'Combined

Loan-to-Value Ratio' of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The 'Collateral Value' of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the 'Collateral Value' of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

    No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

    Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

    The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World

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
Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

    This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

    The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See 'Description of the Securities -- Reports to Securityholders.'

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

    CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

    Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

    The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards.'

UNDERWRITING STANDARDS

    The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

    The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

    Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

    After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

    In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

    Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

    Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

    Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

     that there were no delinquent tax or assessment liens against the Property;

     that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

    The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either to repurchase such loan from the trust fund at a price (the 'Purchase Price') equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See 'Description of the Securities -- General'. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

    Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under 'The Agreements -- Assignment of Trust Fund Assets'.

                         DESCRIPTION OF THE SECURITIES

    Each series of certificates will be issued pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the 'Indenture') between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

    The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement, the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ('Retained Interest')), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the 'Cut-off Date Principal Balance'));

     the assets required to be deposited in the related Security Account from time to time;

     property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

    Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under 'Credit Enhancement' herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

    Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a 'Record Date'). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the 'Security Register'); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

    The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or the Internal Revenue Code of 1986, as amended (the 'Code'), may result in prohibited transactions, within the meaning of ERISA and the Code. See 'ERISA Considerations'. The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to each series, an election may be made to treat the related trust fund or designated portions thereof as a 'real estate mortgage investment conduit' or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute 'regular interests' in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

    General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See 'Credit Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

    Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

    Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. 'Available Funds' for each distribution date will generally equal the amount on deposit in the related

Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

    Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the 'Class Security Balance') entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

    With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

    Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of

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
any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and, in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

     in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

    If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See 'Credit Enhancement -- Subordination'.

    Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

    To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

    In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under 'Credit Enhancement', in each case as described in the related prospectus supplement.

    In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See 'Description of the Securities -- Distributions on Securities'.

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

     the amount of such distribution allocable to interest;

     the amount of any advance;

     the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

     the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

     the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

     the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

     the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

     the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

     the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

    The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

CATEGORIES OF CLASSES                                  DEFINITION
                                                    PRINCIPAL TYPES
Accretion Directed.............  A class that receives principal payments from the accreted interest from specified Accrual classes. An
                                 accretion directed class also may receive principal
                                 payments from principal paid on the underlying Trust
                                 Fund Assets for the related series.
Component Securities...........  A class consisting of 'components.' The components of a class of component securities may have different
                                 principal and/or interest payment characteristics but
                                 together constitute a single class. Each component of
                                 a class of component securities may be identified as
                                 falling into one or more of the categories in this
                                 chart.
Notional Amount Securities.....  A class having no principal balance and bearing interest on the related notional amount. The notional
                                 amount is used for purposes of the determination of
                                 interest distributions.
Planned Principal Class or
  PACs.........................  A class that is designed to receive principal payments using a predetermined principal balance schedule
                                 derived by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two rates are
                                 the endpoints for the 'structuring range' for the
                                 planned principal class. The planned principal classes
                                 in any series of certificates may be subdivided into
                                 different categories (e.g., primary planned principal
                                 classes, secondary planned principal classes and so
                                 forth) having different effective structuring ranges
                                 and different principal payment priorities. The
                                 structuring range for the secondary planned principal
                                 class of a series of certificates will be narrower
                                 than that for the primary planned principal class of
                                 the series.
Scheduled Principal Class......  A class that is designed to receive principal payments using a predetermined principal balance schedule but
                                 is not designated as a Planned Principal Class or
                                 Targeted Principal class. In many cases, the schedule
                                 is derived by assuming two constant prepayment rates
                                 for the underlying Trust Fund Assets. These two rates
                                 are the endpoints for the 'structuring range' for the
                                 scheduled principal class.
Sequential Pay.................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined
                                 principal balance schedules and that under all
                                 circumstances receive payments of principal
                                 continuously from the first distribution date on which
                                 they receive principal until they are retired. A
                                 single class that receives

                                 principal payments before or after all other classes
                                 in the same series of securities may be identified as
                                 a sequential pay class.
Strip..........................  A class that receives a constant proportion, or
                                 'strip,' of the principal payments on the underlying
                                 Trust Fund Assets.
Support Class (also sometimes
  referred to as 'companion
  classes')....................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                 made on specified planned principal classes, targeted
                                 principal classes and/or Scheduled Principal Classes.
Targeted Principal Class or
  TACs.........................  A class that is designed to receive principal payments using a predetermined principal balance schedule
                                 derived by assuming a single constant prepayment rate
                                 for the underlying Trust Fund Assets.

                                                     INTEREST TYPES
Fixed Rate.....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate..................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                 with changes in such index.
Inverse Floating Rate..........  A class with an interest rate that resets periodically based upon a designated index and that varies
                                 inversely with changes in such index.
Variable Rate..................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                 interest applicable to specified assets or instruments
                                 (e.g., the Loan Rates borne by the underlying loans).
Interest Only..................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and
                                 little or no principal. Interest Only classes have
                                 either a nominal principal balance or a notional
                                 amount. A nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely small
                                 compared to other classes. A notional amount is the
                                 amount used as a reference to calculate the amount of
                                 interest due on an Interest Only class that is not
                                 entitled to any distributions in respect of principal.
Principal Only.................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual................  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added
                                 to the principal balance of such class on each
                                 applicable distribution date, with the remainder

                                 of such accrued interest to be distributed currently
                                 as interest on such class. Such accretion may continue
                                 until a specified event has occurred or until such
                                 Partial Accrual class is retired.
Accrual........................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                 will be added as principal to the principal balance of
                                 such class on each applicable distribution date. Such
                                 accretion may continue until some specified event has
                                 occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

    The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

    If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

    Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

       (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

       (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

        LIBOR as determined on the previous LIBOR determination date or the reserve interest rate.

   The reserve interest rate shall be the rate per annum which the calculation agent determines to be either the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

       (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

    Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

    If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association 'Interest Settlement Rate' for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

    If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under 'LIBO Method.'

    The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

    The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

    A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

    The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

    The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI securities') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

    The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

    The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

    The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the 'constant maturity' specified in the prospectus supplement or if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

    Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

    The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the securities ('Security Owners') will hold their securities through the Depository Trust Company ('DTC') in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry security (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'securityholders' of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants

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
on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ('Clearstream, Luxembourg Participants') and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and

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
borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Morgan' and in such capacity, the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Belgian Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' and ' -- Tax Consequences to Holders of the Notes -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry securities. In addition, issuance of the Book-Entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry securities of such beneficial owners are credited.

    DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive securities, and thereafter the trustee will recognize the holders of such Definitive securities as securityholders under the applicable Agreement.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

    If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the 'Senior Securities') to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

    In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

    If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

    As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in

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
relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

    The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the 'L/C Percentage'). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See 'The Agreements -- Termination: Optional Termination.' A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the 'SEC') as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

    If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

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
OVER-COLLATERALIZATION

    If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

    If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

    The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

    Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in 'Permitted Investments' which may include

     (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

    (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

   (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

    (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

     (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ('Moody's') is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

    (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

   (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

  (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

    (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

     (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

    (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency; and

   (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

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
If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

    If specified in the related prospectus supplement, a separate pool insurance policy ('Pool Insurance Policy') will be obtained for the pool and issued by the insurer (the 'Pool Insurer') named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

    The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

    The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS SUPPORT

    If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

    If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

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
                      YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

    The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a 'due-on-sale' provision (as described below) will have the same effect as a prepayment of the related loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

    Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

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
    Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Agreements -- Collection Procedures' and 'Certain Legal Aspects of the Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

    When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

    Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet

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
repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

    If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

    Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See 'The Agreements -- Termination; Optional Termination'.

    The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

    The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

    Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

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
ASSIGNMENT OF THE TRUST FUND ASSETS

    Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

    In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

     the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     the mortgage, deed of trust or similar instrument (a 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

    With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.


    The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of such assignment, the interest of securityholders in the home improvement contracts could be defeated. See 'Certain Legal Aspects of the Loans -- The Home Improvement Contracts.'


    The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under 'Loan Program -- Representations by Sellers; Repurchases,' neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

    The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

    The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

    Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

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
PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the 'Security Account'). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

    The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     all payments on account of interest on the loans, net of applicable servicing compensation;

     all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with

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
     liquidation or foreclosure ('Liquidation Expenses') and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under 'Loan Program -- Representations by Sellers; Repurchases' or ' -- Assignment of Trust Fund Assets' above and all proceeds of any loan repurchased as described under ' -- Termination; Optional Termination' below;

     all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

     any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     all other amounts required to be deposited in the Security Account pursuant to the Agreement.

    The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

     to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

     to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all

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
     amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

     to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     to clear and terminate the Security Account upon termination of the Agreement.

    In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

    If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the 'Pre-Funding Account'), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the 'Pre-Funded Amount') on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the 'Funding Period') to pay to the depositor the purchase price for loans purchased during such Funding Period (the 'Subsequent Loans'). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

    In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the 'Capitalized Interest Account') cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized

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Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

    Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

    The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

    In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing

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
compensation. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. In connection with any such assumption, the terms of the related loan may not be changed.

    With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Loans'. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

    In general a 'tenant-stockholder' (as defined in Code Section 216(b)(2) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

    In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of the maximum insurable value of the improvements securing such loan or the greater of

       (1) the outstanding principal balance of the loan and

       (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the

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
related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement'.

    The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to

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such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

    If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See 'Credit Enhancement'.

    The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the

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extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

    Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

    FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see 'Certain Legal Aspects of the Loans -- Title I Program', certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

    Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the

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'Master Servicing Fee'). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

    The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

    Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

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    Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

    Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

    In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and

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Servicing Agreement or Master Servicing Agreement, but if it does not, the
Events of Default will consist of

     any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class ('percentage interests');

     any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under 'Credit Enhancement' herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

    The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

    Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of

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securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

    Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

     a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

     failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

    If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

    If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless the holders of 100% of the percentage interests of the notes of such series consent to such sale,

     the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such

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     notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

    In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

    In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

    The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

    (a) to cure any ambiguity;

    (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

    (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series

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stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

    In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

    The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

    Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

     (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

    (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see 'Federal Income Tax Consequences' below), from the related

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         trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

    Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

    The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of

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all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

    The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the

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purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

    Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

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    Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See 'Junior Mortgages; Rights of Senior Mortgagees' below.

    Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder,

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including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization

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laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest (the 'secured creditor exclusion') but without 'participating in the management' of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

    Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

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    If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

    In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on

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the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

    Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

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    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

    Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the

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Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT CONTRACTS


    General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (such home improvement contracts are hereinafter referred to in this section as 'contracts'). These contracts generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trust fund's interest in the contracts could be defeated.


    Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the

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fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they

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satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    The loans may also consist of installment contracts. Under an installment contract the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

    To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the

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property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

    General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Property Improvement Loans' or 'Title I Loans'). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

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    There are two basic methods of lending or originating such loans which include a 'direct loan' or a 'dealer loan'. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

    Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the

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term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the

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lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

    Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or

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deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note
(or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the 'Claimable Amount' means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

    The federal income tax consequences to Holders will vary depending on whether the securities of a series are classified as indebtedness;

     an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code');

     the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

    The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

    Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized

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as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt securities.'

    Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at

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maturity and tested under the de minimis rule described below. In the case of a
Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt security will generally have OID. Holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

    Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, such interest is unconditionally payable at least annually,

     the issue price of the debt instrument does not exceed the total noncontingent principal payments and interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The Internal Revenue Services (the 'IRS') issued final regulations in June 1996 (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the 'daily

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portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

    The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

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    A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

    Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under ' -- Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See ' -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities.'

    Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

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    Market Discount.  A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

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    On December 30, 1997 the IRS issued final regulations (the 'Final Bond
Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

    Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    General. In the opinion of Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related prospectus supplement.

    Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

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REMIC EXPENSES; SINGLE CLASS REMICs

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

     3% of the excess of adjusted gross income over the applicable amount, or

     80% of the amount of itemized deductions otherwise allowable for such taxable year.

The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

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A holder of a Residual Interest Security that is an individual or a
'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     subject to a limited exception, the sale or other disposition of a cash flow investment;

     the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on

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the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a

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
holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.' The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price

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(calculated in a manner analogous to the determination of the issue price of a
Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an 'electing large partnership'. If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

    Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer

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     the present value of the expected future distributions on the Residual
     Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

    The REMIC Regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

    Proposed Treasury regulations issued on February 4, 2000 (the 'New Proposed Regulations') would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

    If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

    Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

    In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

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ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, 'Pass-Through Securities'). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ('Stripped Securities'), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

    Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee

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(to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

    In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

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    Servicing fees in excess of reasonable servicing fees ('excess servicing')
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

    The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments 'secured by' those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

    Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

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    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code and 'loans secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest security. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

    Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security fails to furnish the trustee with its taxpayer identification number
     ('TIN');

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     furnishes the trustee an incorrect TIN;

     fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or

     under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The trustee will report to the Holders and to the servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

    Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding

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tax purposes only when paid or distributed (or when the Residual Interest
Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

    Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

    OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the

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requirements for 'qualified stated interest' under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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    Foreign Holders.  Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person is not actually or constructively a '10 percent shareholder' of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a 'controlled foreign corporation' with respect to which the trust fund or the seller is a 'related person' within the meaning of the Code and provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of

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the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

    Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the

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certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

    All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

    The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

    If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

    Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a

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partnership would cause a deemed contribution of assets of the partnership (the
'old partnership') to a new partnership (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

    Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in

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
keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

    Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

    The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority

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dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a 'backup' withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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NEW WITHHOLDING REGULATIONS

    Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the 'New Withholding Regulations') were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally attempt to unify certification requirements and modify reliance standards. In particular, the New Withholding Regulations replace the current IRS Form W-8, Form 4224 and Form 1001 with various revised IRS Forms W-8 and provide that the current Form W-8, Form 4224 and Form 1001 will be invalid after December 31, 2000. Therefore, the holder of securities will be required to file the appropriate revised Form W-8 before December 31, 2000. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in 'Federal Income Tax Consequences,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

    ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, 'Plans') subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

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    On November 13, 1986, the United States Department of Labor (the 'DOL')
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

    In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ('Single Family Securities') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a Subordinate Security or a security which is not a Single Family Security may be made to a Plan.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class

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of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under 'Credit Enhancement' herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See 'Description of the Securities' herein. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

    The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-back pass-through trusts, provided the conditions and requirements of the Underwriter Exemptions are met.

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
    While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

    (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

    (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch Investors Service, Inc. ('Fitch');

    (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

    (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

    (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    The trust fund must also meet the following requirements:

        (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes such Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

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
     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, the related Underwriter, the trustee, the master servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the 'Restricted Group').

    On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the 'Obligations') supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the 'Pre-Funding Period'), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

    (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the 'Pre-Funding Limit') must not exceed twenty-five percent (25%).

    (2) All Obligations transferred after the Closing Date (the 'Additional Obligations') must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

    (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

    (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

    (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

        (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

        (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

    (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

    (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ('Certain Investments').

    (8) The related prospectus or prospectus supplement must describe:

        (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

        (ii) the duration of the Pre-Funding Period;

       (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

        (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

    (9) The related pooling and servicing agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

    The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

    Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

    The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes of securities that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities', securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a 'mortgage related security'). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

    All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a 'mortgage related security') should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement') setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities', which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as securities not entitled to distributions allocated to principal or interest, or

Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' or in securities which are issued in book-entry form.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

    Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     by negotiated firm commitment underwriting and public reoffering by underwriters;

     by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     by placement directly by the depositor with institutional investors.

    A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide

Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

    Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

    If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                 LEGAL MATTERS

    The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

    A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

    It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related prospectus supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

         INDEX TO DEFINED TERMS

           TERM                PAGE
           ----                ----
Accretion Directed.........         36
Accrual....................         38
Additional Obligations.....        121
Agreement..................         17
APR........................         22
Available Funds............         31
Belgian Cooperative........         45
BIF........................         58
Capitalized Interest
  Account..................         60
Cash Flow Bond Method......        106
CERCLA.....................         77
Certain Investments........        122
Claimable Amount...........         89
Class Security Balance.....         32
Clearstream, Luxembourg
  Participants.............         44
Code.......................     30, 91
COFI Securities............         41
Collateral Value...........         23
Combined Loan-to-Value
  Ratio....................         23
Component Securities.......         36
Contingent Regulations.....         93
cooperative loans..........         18
cooperatives...............         18
Cut-off Date Principal
  Balance..................         29
DCR........................        120
Debt Securities............         92
Definitive Security........         43
Detailed Description.......         18
DOL........................        117
DTC........................         42
Eleventh District..........         40
ERISA......................         30
Euroclear Operator.........         45
Euroclear Participants.....         44
European Depositaries......         43
FHA........................         19
FHLBSF.....................         40
Final Bond Premium
  Regulations..............         97
Financial Intermediary.....         43
Fitch......................        120
Fixed Rate.................         37
Floating Rate..............         37
foreign person.............        110
Funding Period.............         60
Garn-St Germain Act........         80
Indenture..................         29
Insurance Proceeds.........         59
Insured Expenses...........         58
Interest Only..............         37
Interest Weighted
  Securities...............         95
Inverse Floating Rate......         37
IRS........................         93
L/C Bank...................         48
L/C Percentage.............         48
Liquidation Expenses.......         59
Liquidation Proceeds.......         59
Loan Rate..................         19
Loan-to-Value Ratio........         22
Lockout periods............         19
Master Servicing
  Agreement................         17
Master Servicing Fee.......         66
Moody's....................    50, 120
Morgan.....................         45
Mortgage...................         56
mortgaged properties.......         26
National Cost of Funds
  Index....................         41
NCUA.......................        123
New Proposed Regulations...        103
New Withholding
  Regulations..............        116
Nonresidents...............        108
Notional Amount
  Securities...............         36
Obligations................        121
OID........................         92
OID Regulations............         92
OTS........................         41
PACs.......................         36
Partial Accrual............         37
Parties in Interest........        118

           TERM                PAGE
           ----                ----
Pass-Through Rate..........         17
Pass-Through Securities....        104
Pay-Through Security.......         94
Percentage Interests.......         68
Permitted Investments......         49
Planned Principal Class....         36
Plans......................        117
Policy Statement...........        123
Pool Insurance Policy......         51
Pool Insurer...............         51
Pooling and Servicing
  Agreement................         29
Pre-Funded Amount..........         60
Pre-Funding Account........         60
Pre-Funding Limit..........        121
Pre-Funding Period.........        121
Prepayment Assumption......         94
Primary Mortgage Insurance
  Policy...................         20
Prime Rate.................         42
Principal Only.............         37
Principal Prepayments......         33
Properties.................         20
Property Improvement
  Loans....................         86
PTE 83-1...................        118
Purchase Price.............         28
Rating Agency..............        125
Ratio Strip Securities.....        105
RCRA.......................         78
Record Date................         30
Refinance Loan.............         23
Regular Interest
  Securities...............         91
Relevant Depositary........         43
Relief Act.................         84
REMIC......................         91
reserve interest rate......         38
Residual Interest
  Security.................        100
Restricted Group...........        121
Retained Interest..........         29
Rules......................         43
S&P........................        120
SAIF.......................         58
Scheduled Principal
  Class....................         36
SEC........................         48
Security Account...........         58
Security Owners............         42
Security Register..........         30
Sellers....................         17
Senior Securities..........         47
Sequential Pay.............         36
Servicing Fee..............        104
Short-Term Note............        110
Single Family Properties...         21
Single Family Securities...        118
SMMEA......................        123
Strip......................         37
Stripped Securities........        104
Subsequent Loans...........         60
Support Class..............         37
TACs.......................         37
Targeted Principal Class...         37
Terms and Conditions.......         45
TIN........................        107
Title I Loans..............         86
Title I Program............         85
Title V....................     81, 83
Trust Agreement............     18, 29
Trust Fund Assets..........         17
UCC........................         76
Underwriter Exemptions.....        119
U.S. Person................        116
VA.........................         19
VA Guaranty................         65
Variable Rate..............         37

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC registration fee........................................  $2,506,677.75
Printing and engraving expenses.............................      25,000.00
Legal fees and expenses.....................................      40,000.00
Trustee fees and expenses...................................       5,000.00
Accounting fees and expenses................................      25,000.00
Blue Sky fees and expenses..................................       5,000.00
Rating agency fees..........................................     190,000.00
Miscellaneous...............................................       7,500.00
                                                              -------------
        Total...............................................  $2,804,177.75
                                                              -------------
                                                              -------------

---------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to identify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16. EXHIBITS.

 1.1(a) -- Form of Underwriting Agreement.*
 1.1(b) -- Form of Indemnification and Contribution Agreement.*
 3.1    -- Certificate of Incorporation of the Registrant.*
 3.2    -- By-laws of the Registrant.*
 4.1    -- Form of Pooling and Servicing Agreement relating to Home
           Equity Loan Asset Backed Certificates.*
 4.2    -- Form of Pooling and Servicing Agreement relating to
           Mortgage Pass-Through Certificates.*
 4.3    -- Form of Trust Agreement.*
 4.4    -- Form of Indenture.*
 4.5    -- Form of Master Servicing Agreement.*
 5.1    -- Opinion of Brown & Wood LLP as to legality of the
           Securities.**
 8.1    -- Opinion of Brown & Wood LLP as to certain tax matters
           (included in Exhibit 5.1).**
10.1    -- Form of Loan Purchase Agreement.*
23.1    -- Consent of Brown & Wood LLP (included in Exhibits 5.1 and
           8.1 hereof).**
24.1    -- Power of Attorney.**

---------
 * Incorporated by reference from the Registrant's Registration Statement (No. 333-84365).

** Previously filed in connection with the filing of this registration statement on June 6, 2000.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Act');

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California on the 27th day of July, 2000.


                                          CWABS, INC.

                                          By       /s/ STANFORD L. KURLAND
                                            ....................................
                                                 NAME: STANFORD L. KURLAND
                                               TITLE: CHAIRMAN OF THE BOARD,
                                                  PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                    TITLE                         DATE
               ---------                                    -----                         ----
                   *                     Chairman of the Board, President and         July 27, 2000
 ......................................    Director (Principal Executive Officer)
         (STANFORD L. KURLAND)

                   *                     Executive Vice President and Chief           July 27, 2000
 ......................................    Financial Officer (Principal Financial
          (CARLOS M. GARCIA)               and Accounting Officer)

                   *                     Director and Executive Vice President        July 27, 2000
 ......................................
           (THOMAS H. BOONE)

                   *                     Director and Senior Vice President           July 27, 2000
 ......................................    (Assistant Secretary)
          (KEVIN W. BARTLETT)

                   *                     Director                                     July 27, 2000
 ......................................
          (JEFFREY P. GROGIN)

*By     /s/ STANFORD L. KURLAND
 ......................................
          STANFORD L. KURLAND
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
  NO.                        DESCRIPTION OF EXHIBIT                       NUMBER
-------                      ----------------------                       ------
  1.1(a)  -- Form of Underwriting Agreement*...........................
  1.1(b)  -- Form of Indemnification and Contribution Agreement*.......
  3.1     -- Certificate of Incorporation of the Registrant*...........
  3.2     -- By-laws of the Registrant*................................
  4.1     -- Form of Pooling and Servicing Agreement relating to Home
             Equity Loan Asset Backed Certificates*....................
  4.2     -- Form of Pooling and Servicing Agreement relating to
             Mortgage Pass-Through Certificates*.......................
  4.3     -- Form of Trust Agreement*..................................
  4.4     -- Form of Indenture*........................................
  4.5     -- Form of Master Servicing Agreement*.......................
  5.1     -- Opinion of Brown & Wood LLP as to legality of the
             Securities**..............................................
  8.1     -- Opinion of Brown & Wood LLP as to certain tax matters
             (included in Exhibit 5.1)**...............................
 10.1     -- Form of Loan Purchase Agreement*..........................
 23.1     -- Consent of Brown & Wood LLP (included in Exhibits 5.1 and
             8.1)**....................................................
 24.1     -- Power of Attorney (included on Page II-3)**...............

---------

 * Incorporated by reference from the Registrant's Registration Statement (No. 333-84365).

** Previously filed in connection with the filing of this registration statement on June 6, 2000.



                              STATEMENT OF DIFFERENCES
                              ------------------------

The registered trademark symbol shall be expressed as ..................... 'r'